UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Match Group, Inc.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
DATED APRIL 17, 2025
[ ]
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Match Group, Inc., which will be held on [ ], at [ ]. The Annual Meeting will be a virtual meeting, conducted solely online. Stockholders must pre-register to attend the Annual Meeting no later than [ ] on [ ]. To pre-register to participate in the virtual meeting, go to www.cesonlineservices.com/mtch25_vm and enter the control number included in your WHITE proxy card or the instructions that accompanied your proxy materials. Once you have pre-registered, you will receive a confirmation email with information on how to attend and vote at the meeting. If the voting instruction form that you received does not indicate that you may vote your shares through the www.cesonlineservices.com/mtch25_vm website, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” (which will contain a control number that will allow you to pre-register to attend, participate in or vote at the meeting).
At the Annual Meeting, stockholders will be asked to: (1) elect three directors, (2) approve, on a nonbinding advisory basis, the compensation paid to our named executive officers in 2024, (3) approve the Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan, (4) ratify the appointment of Ernst & Young as Match Group’s independent registered public accounting firm for the 2025 fiscal year, (5) approve an amendment to Match Group’s Certificate of Incorporation to declassify its Board of Directors (the "Board") and (6) approve a stockholder proposal to declassify the Board, if properly presented at the Annual Meeting. Match Group’s Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Match Group and its stockholders. The Board recommends a vote consistent with the Board’s recommendation for each proposal.
It is especially important this year that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may vote your shares online at that time if you wish, even if you have previously submitted your vote.
As you may have seen, Anson Investments Master Fund LP and certain of its affiliates (collectively, “Anson”) has nominated Kelley Morrell, Funmibi (Fumbi) Chima and Laura Lee (each, an "Anson Nominee" and together, the “Anson Nominees”) for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board.
The Board does not endorse the Anson Nominees and unanimously recommends that you vote “FOR” the election of the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon), and as the Board recommends on all other proposals recommended by the Board using the WHITE proxy card. You may receive solicitation materials from Anson, including proxy statements and Blue proxy cards and Blue voting instruction forms. Match Group is not responsible for the accuracy or completeness of any information provided by or relating to Anson or the Anson Nominees contained in solicitation materials filed or disseminated by or on behalf of Anson or any other statements Anson may make.
The Board recommends that you simply DISREGARD and do NOT return Anson’s Blue proxy card or Blue voting instruction form. Voting to “WITHHOLD” with respect to any of the Anson Nominees on any Blue proxy card or Blue voting instruction form sent to you by Anson is not the same as voting for the Board’s director nominees, because any vote on the Blue proxy card or Blue voting instruction form will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted.
Even though you can vote for the director nominees proposed by the Board on the Blue proxy card or Blue voting instruction form, we urge you to support our director nominees and vote “FOR” the election of ONLY the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon).

If you have already submitted a Blue proxy card, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or telephone by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. RECENTLY ADOPTED NEW PROXY RULES REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST THE ANSON NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. PLEASE MARK YOUR WHITE PROXY CARD CAREFULLY AND VOTE “FOR” ONLY THE THREE NOMINEES AND PROPOSALS RECOMMENDED BY THE BOARD AS THE BOARD RECOMMENDS.
Your vote is extremely important no matter how many shares you own. Whether or not you expect to participate in the meeting online, please promptly use your WHITE proxy card to vote by proxy over the Internet, by telephone or by mail. If you have any questions or require any assistance with voting your shares, please call Match Group’s proxy solicitor:

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders may call:
 (877) 750-8269 (toll-free from the U.S. and Canada), or (412) 232-3651 (from other countries)

Banks & Brokers may call:
(212) 750-5833 (collect)

Sincerely,
Spencer Rascoff
Chief Executive Officer
8750 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75231 214.576.9352 www.mtch.com

Dear Fellow Stockholders,
I want to thank you for your continued investment in and support of Match Group, Inc. (“Match Group” or the “Company”). 2024 was an important year for the Company, as we navigated industry challenges and laid out a clear vision for the future of our business. We were pleased to have the opportunity to share our plans to shape the future of dating and create stockholder value at our December 2024 Investor Day.
Since then, we have continued to make significant changes to help reach our full potential, including the appointment of Spencer Rascoff as CEO. Spencer and the Match Group Board of Directors (the “Board”) remain committed to our mission and focused on improving user experiences and outcomes, leveraging the power of technology to help people find the right person to share their lives with, and driving stockholder value.
Our Board is comprised of strong, independent leaders, whose expertise and skills in executive leadership, digital product development, branding, technology and marketing are closely aligned with our business objectives and industry. The entire Board remains actively engaged through close oversight of the company’s leadership and strategy.
In addition, the Board has been continuously refreshed to ensure its members possess the experience and abilities required to deliver on our strategic priorities and drive progress on our transformation. Since the first quarter of 2024, the Board has announced the appointment of three new directors. We appointed Laura Jones and Spencer Rascoff to the Board in March 2024 and in April 2025, we announced seasoned e-commerce executive Darrell Cavens’s appointment to the Board in connection with the 2025 Annual Meeting.
The entire Board and management team value the opportunities we have to engage with our stockholders throughout the year. We remain committed to hearing your perspective on the business, strategy and other important matters and reflecting on your feedback. For example, beginning in 2024 we implemented changes to our executive compensation program to foster a stronger pay for performance orientation and further ensure executives’ interests are aligned with those of our stockholders. At the 2025 Annual Meeting we are also seeking stockholder approval to declassify the Board.
The Board and senior leadership are focused on growing the business despite the broader challenges in the category and creating a sustainable, profitable business over the next three years and beyond. We also had robust engagement with investors in the lead-up to and during our inaugural 2024 Investor Day to get your perspectives on our business, strategy, approach to capital allocation and more.
As we laid out at Investor Day, prudent capital allocation is a key pillar of stockholder value creation—which means balancing strategic and deliberate organic investment in the business with meaningful stockholder returns, including plans to return at least 100% of free cash flow to stockholders over the next three years through share repurchases and a new quarterly dividend.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Match Group 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Also included are a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Board.
Your vote is especially important at this year’s Annual Meeting. As you may have seen, Anson Investments Master Fund LP (together with its affiliates, "Anson") has nominated Kelley Morrell, Fumbi Chima and Laura Lee (each, an "Anson Nominee" and together, the "Anson Nominees") for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board.
Your Board does not endorse the Anson Nominees. None of the Anson Nominees brings additive skills and expertise to the Board, and as a result, your Board unanimously recommends that you vote “FOR” the election of the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon), and as the Board recommends on all other proposals recommended by the Board using the WHITE proxy card.
You may receive solicitation materials from Anson, including proxy statements and a Blue proxy card or Blue voting instruction form. Match Group is not responsible for the accuracy or completeness of any information provided by or relating to Anson or its nominees contained in solicitation materials disseminated by or on behalf of Anson or any other statements Anson may make. Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding the Anson Nominees, including the information required by Item 7 of Schedule 14A and any other related information, please refer to Anson’s proxy statement.
Your Board strongly encourages you to simply DISREGARD and NOT to return any Blue proxy card or Blue voting instruction form sent to you by Anson. If you have already submitted a Blue proxy card, you can revoke such proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or voting via Internet or telephone by following the instructions on your WHITE proxy card and WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
Your vote is extremely important no matter how many shares you own. Whether or not you expect to participate in the meeting online, please promptly use your WHITE proxy card to vote by proxy over the Internet, by telephone or by mail. If you have any questions or require any assistance with voting your shares, please call Match Group’s proxy solicitor:

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders may call:
 (877) 750-8269 (toll-free from the U.S. and Canada), or (412) 232-3651 (from other countries)

Banks & Brokers may call:
(212) 750-5833 (collect)

Thank you again for your investment in and support of Match Group – we look forward to continuing our engagement.

Sincerely,
Tom McInerney
Chairman of the Board

MATCH GROUP, INC.
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
Match Group, Inc. (“Match Group” or the “Company”) is making this proxy statement available to holders of our common stock in connection with the solicitation of proxies by Match Group’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held on [ ], at [ ] (the “Annual Meeting”). The Annual Meeting will be a virtual meeting, conducted solely online. We believe that a virtual meeting provides expanded access, improved communication, and cost savings. Stockholders must pre-register to attend the Annual Meeting no later than [ ] on [ ]. To pre-register to participate in the virtual meeting, go to www.cesonlineservices.com/mtch25_vm and enter the control number included in your WHITE proxy card or the instructions that accompanied your proxy materials. Once you have pre-registered, you will receive a confirmation email with information on how to attend and vote at the meeting. If the voting instruction form that you received does not indicate that you may vote your shares through the www.cesonlineservices.com/mtch25_vm website, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” (which will contain a control number that will allow you to pre-register to attend, participate in or vote at the meeting). At the Annual Meeting, stockholders will be asked to:
1. elect three members of our Board, each to hold office for a three-year term ending on the date of the annual meeting of stockholders in 2028 or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board of Directors);
2. hold an advisory vote on executive compensation;
3. approve the Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan;
4. ratify the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year;
5. approve an amendment to Match Group’s Certificate of Incorporation to declassify the Board;
6. approve a stockholder proposal to declassify the Board, if properly presented at the Annual Meeting; and
7. transact such other business as may properly come before the meeting and any related adjournments or postponements.
Match Group’s Board of Directors has set [ ], 2025 as the record date for the Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.
This proxy statement and the 2024 Annual Report on Form 10-K are available at [ ] beginning on [ ].
As you may have seen, Anson Investments Master Fund LP and certain of its affiliates (collectively, “Anson”) has nominated Kelley Morrell, Funmibi (Fumbi) Chima and Laura Lee (each, an "Anson Nominee" and together, the “Anson Nominees”) for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board.
The Board does not endorse the Anson Nominees and unanimously recommends that you vote “FOR” the election of the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon), and as the Board recommends on all other proposals recommended by the Board using the WHITE proxy card. You may receive solicitation materials from Anson, including proxy statements and Blue proxy cards and Blue voting instruction forms. Match Group is not responsible for the accuracy or completeness of any information provided by or relating to Anson or the Anson Nominees contained in solicitation materials filed or disseminated by or on behalf of Anson or any other statements Anson may make.
The Board recommends that you simply DISREGARD and do NOT return Anson’s Blue proxy card or Blue voting instruction form. Voting to “WITHHOLD” with respect to any of the Anson Nominees on any Blue proxy card or Blue voting instruction form sent to you by Anson is not the same as voting for the Board’s director nominees, because any vote on the Blue proxy card or Blue voting instruction form will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted.

Even though you can vote for the director nominees proposed by the Board on the Blue proxy card or Blue voting instruction form, we urge you to support our director nominees and vote “FOR” the election of ONLY the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon).
If you have already submitted a Blue proxy card, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or telephone by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
By order of the Board of Directors,
Sean Edgett
Chief Legal Officer and Secretary
[ ], 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects," "plans” and “believes,” among others, generally identify forward-looking statements.
These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management's current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: our ability to maintain or grow the size of our user base and convert users to paying users, competition, the limited operating history of some of our brands, our ability to attract users to our services through cost-effective marketing and related efforts, our ability to distribute our services through third parties and offset related fees, risks relating to our use of artificial intelligence, foreign currency exchange rate fluctuations, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, impacts to our offices and employees from more frequent extreme weather events, risks relating to certain of our international operations and acquisitions, damage to our brands' reputations as a result of inappropriate actions by users of our services, and macroeconomic conditions. Certain of these and other risks and uncertainties are discussed in Match Group's filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this proxy statement. Match Group does not undertake to update these forward-looking statements.

PROXY STATEMENT

PROXY STATEMENT SUMMARY
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2025 annual meeting of stockholders of Match Group, Inc. (referred to in this proxy statement as “Match Group” or the “Company”) and any postponements, adjournments or continuations thereof (the “Annual Meeting”).
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Please note that Anson Investments Master Fund LP (together with its affiliates, "Anson") has nominated Kelley Morrell, Funmibi (Fumbi) Chima and Laura Lee (each, an "Anson Nominee" and together, the "Anson Nominees") for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board.
The Board does not endorse the Anson Nominees and unanimously recommends that you vote “FOR” the election of the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon), and as the Board recommends on all other proposals recommended by the Board using the WHITE proxy card. You may receive solicitation materials from Anson, including proxy statements and Blue proxy cards and Blue voting instruction forms. Match Group is not responsible for the accuracy or completeness of any information provided by or relating to Anson or the Anson Nominees contained in solicitation materials filed or disseminated by or on behalf of Anson or any other statements Anson may make.
The Board recommends that you simply DISREGARD and do NOT return Anson’s Blue proxy card or Blue voting instruction form. Voting to “WITHHOLD” with respect to any of the Anson Nominees on any Blue proxy card or Blue voting instruction form sent to you by Anson is not the same as voting for the Board’s director nominees, because any vote on the Blue proxy card or Blue voting instruction form will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted.
Even though you can vote for the director nominees proposed by the Board on the Blue proxy card or Blue voting instruction form, we urge you to support our director nominees and vote “FOR” the election of ONLY the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon).
If you have already submitted a Blue proxy card, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or telephone by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Stockholders must pre-register to attend the Annual Meeting no later than [ ] on [ ]. To pre-register to participate in the virtual meeting, go to www.cesonlineservices.com/mtch25_vm and enter the control number included in your WHITE proxy card or the instructions that accompanied your proxy materials. Once you have pre-registered, you will receive a confirmation email with information on how to attend and vote at the meeting. If the voting instruction form that you received does not indicate that you may vote your shares through the www.cesonlineservices.com/mtch25_vm website, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” (which will contain a control number that will allow you to pre-register to attend, participate in or vote at the meeting).

Ways to Vote YOUR VOTE IS IMPORTANT Please vote as promptly as possible by using any of the following methods, as applicable:
INTERNET Locate the control number included in your WHITE proxy card or WHITE voting instruction form in order to access the website indicated.	By PHONE By following the instructions included in your WHITE proxy card.
BY MAIL Mark, sign and date your WHITE proxy card or WHITE voting instruction form and return it in the postage-paid envelope provided.
Your vote is very important. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote promptly on all voting matters.
Please vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting whether or not you currently plan to participate. You do not need to participate in the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If you later decide to participate in the meeting, your vote will revoke any proxy previously submitted. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares by ballot at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Please review “Questions and Answers About the Annual Meeting and Voting” beginning on page 10 of this Proxy Statement for information about participating in and voting at the Annual Meeting.
If you hold your shares through a broker, bank, or other nominee and that nominee has also provided you with proxy materials from Anson, the nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Please instruct your broker, bank, or other holder of record how to vote your shares using the enclosed WHITE voting instruction form. Please promptly mark, sign, date and return the WHITE voting instruction form to your broker, bank, or other holder of record. Many brokers, banks, or other holders of record also permit voting via the Internet or by telephone – please follow the simple directions on the enclosed WHITE voting instruction form.
Due to possible delays in the postal system, we are encouraging all stockholders to vote electronically—by Internet or by telephone—whenever possible.

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders may call:
 (877) 750-8269 (toll-free from the U.S. and Canada), or (412) 232-3651 (from other countries)

Banks & Brokers may call:
(212) 750-5833 (collect)

Voting Matters and Vote Recommendation		Board’s Recommendation	More Information
Proposal No. 1	The election of director nominees.	FOR EACH COMPANY NOMINEE	Page 17
Proposal No. 2	The approval of an advisory vote on executive compensation (the “say on pay proposal”).	FOR	Page 32

Proposal No. 3	The approval of the Amended and Restated Match Group, Inc. 2024 Stock and Annual Incentive Plan.	FOR	Page 32
Proposal No. 4	Ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year.	FOR	Page 40
Proposal No. 5	The approval of an amendment to Match Group’s Certificate of Incorporation to declassify the Board.	FOR	Page 41
Proposal No. 6	The approval of a stockholder proposal to declassify the Board.	FOR	Page 42

BACKGROUND TO THE SOLICITATION
The following summary details the significant contacts between the Company and Anson beginning in February 2024 when Anson first made contact with the Company through the date of this proxy statement. This summary does not purport to catalog every conversation of or between members of the Board, the Company’s management and the Company’s advisors on the one hand, and representatives of Anson and its advisors on the other hand, relating to Anson’s solicitations.
On February 2, 2024, Sagar Gupta, a portfolio manager at Anson, emailed the Company’s Investor Relations account, identifying himself as a stockholder of the Company and requesting a meeting the following week with Bernard Kim, the Company’s Chief Executive Officer at the time, Gary Swidler, the Company’s President & Chief Financial Officer at the time, and Tanny Shelburne, the Company’s Senior Vice President of Investor Relations. This communication marked Anson’s first outreach to the Company.
On February 5, 2024, after Mr. Gupta sent another email regarding his request, the Company replied to Mr. Gupta, confirming receipt of his outreach, and indicated that the Company was coordinating schedules for a mutually convenient meeting time. Over the next several days, Ms. Shelburne coordinated with Mr. Gupta regarding the logistics and proposed agenda for the meeting.
On the morning of February 8, 2024, Ms. Shelburne and a member of her Investor Relations team, Alexandra Swierczewski, held a video conference with Mr. Gupta. During the discussion, Mr. Gupta provided background on Anson and his role and shared his perspective on the Company’s operations and strategy. Mr. Gupta requested a meeting with Mr. Kim. Later that day, the Company sent an email to Mr. Gupta, offering to arrange a meeting with Mr. Swidler. Mr. Gupta replied that his priority was a meeting with Mr. Kim.
On February 9, 2024, Mr. Gupta accepted a meeting with Mr. Swidler to be scheduled for the following week and the Company indicated it was working on finding a mutually convenient time for Mr. Kim to meet with Mr. Gupta.
On February 13, 2024, Ms. Shelburne, Mr. Swidler and Ms. Swierczewski held a video conference with Mr. Gupta. Mr. Gupta expressed his belief that he could be helpful to the Company because he was an investor in the Company at a prior firm and had been a user of some of the Company’s platforms. Mr. Gupta also emphasized his belief that the Company should hold an investor day. Further, Mr. Gupta requested to discuss unspecified governance matters with the Company’s Board. After the call, Mr. Gupta emailed Ms. Shelburne to reiterate his request to meet with members of the Company’s Board, suggesting he meet with either Thomas McInerney, the Chairman of the Board, or Ann McDaniel, Chair of the Compensation and Human Resources Committee and a member of the Nominating and Corporate Governance Committee (the "Nominating Committee").
On February 15, 2024, Ms. Shelburne emailed Mr. Gupta to thank him for his perspectives during their February 13, 2024 call. Ms. Shelburne also noted that, as the Company’s Senior Vice President of Investor Relations, an important part of her role is to share any investor feedback with the Board, and offered to convey any feedback Mr. Gupta had on the Company’s governance to the Chairman of the Board and/or the Chairperson of the Nominating Committee. Ms. Shelburne asked for Mr. Gupta’s availability and noted that she and Mr. Swidler would be available for a discussion the following week. Later that same day, Mr. Gupta declined Ms. Shelburne’s offer to meet and responded noting that he wished to speak directly with the Board to discuss, among other matters, executive compensation.
On February 17, 2024, in response to Mr. Gupta’s request to discuss executive compensation matters with the Board, Ms. Shelburne emailed Mr. Gupta indicating that the Company’s Chief People Officer, D.V. Williams, who oversees the Company’s compensation program, would be available for a meeting with Mr. Gupta, alongside Ms. Shelburne. Ms. Shelburne further offered to make Mr. Kim, Mr. Swidler or the Company’s Chief Business Affairs and Legal Officer available to participate in the meeting.
On February 17, 2024, Mr. Gupta declined the offered meeting, reiterating his desire to discuss executive compensation directly with members of the Board. Mr. Gupta then changed his request, instead indicating he would like to schedule a conversation with Mr. Kim regarding matters other than executive compensation.
On February 19, 2024, Ms. Shelburne confirmed to Mr. Gupta she would arrange the requested meeting with Mr. Kim and reiterated the offer for him to meet with herself, Mr. Williams or the Company’s Chief Business Affairs and Legal Officer to voice his executive compensation or other governance concerns.
On February 23, 2024, Mr. Kim and Ms. Shelburne met with Mr. Gupta in person. Mr. Gupta shared with Mr. Kim a number of high-level views on the Company’s portfolio strategy, products and potential marketing improvements, as well as certain governance matters. Mr. Gupta noted his continued desire to speak with a member of the Board other than Mr. Kim. Following this meeting, the Company coordinated a meeting between Mr. Gupta and Mr. McInerney.
On February 27, 2024, Mr. McInerney and Ms. Shelburne spoke with Mr. Gupta. During this call, Mr. Gupta conveyed to Mr. McInerney and Ms. Shelburne the reasons supporting his investment decision in the Company. Mr. Gupta additionally spoke about investor communications, as well as the operational and governance changes he had conveyed in his previous meeting with Mr. Kim.
On March 1, 2024, Mr. Gupta emailed a letter to the Company’s Corporate Secretary urging the Company to take certain operational actions, including holding an investor day, refining its portfolio-based approach, focusing on returning capital to investors and considering a divestiture of PairsTM (the Company’s dating app in Japan). Mr. Gupta also encouraged the declassification of the Board, the adoption of a shareholder right to call special meetings and the addition of new perspectives on the Board. Mr. Gupta’s email requested that the letter be shared with the Board. The letter also reiterated Mr. Gupta’s desire for a follow-up meeting with the Board to gather feedback on the proposed recommendations.
On March 5, 2024, the Company’s Chief Business Affairs and Legal Officer emailed Mr. Gupta to let him know his email and accompanying letter had been distributed to the Board and also passed along a note from Mr. McInerney indicating that Mr. Gupta’s views had been shared with the full Board and would continue to be discussed in its deliberations. Mr. Gupta replied to this email that same day requesting again to meet with the Board.
On March 8, 2024, the Company’s Chief Business Affairs and Legal Officer emailed Mr. Gupta noting that Mr. McInerney suggested Mr. Gupta speak with Glenn Schiffman, one of the Company’s directors. Over the following days, Ms. Shelburne and Mr. Gupta coordinated on the logistics of the meeting, with Ms. Shelburne indicating to Mr. Gupta that Mr. Schiffman would be available to meet with him on March 18, 2024. Mr. Gupta accepted the meeting. On March 11, 2024, representatives of Schulte Roth & Zabel LLP (“Schulte”), as counsel to Anson, emailed the Company’s Chief Business Affairs and Legal Officer requesting the Company’s form of director nominee questionnaire and policies and guidelines applicable to directors, which materials were delivered to Schulte on March 13, 2024.
On March 14, 2024, news outlets reported that Anson had taken a position in the Company and planned to pursue changes to the Company’s Board. The reports further indicated that Anson had met with the Company’s Board and management.
On March 18, 2024, Mr. Schiffman and Ms. Shelburne spoke with Mr. Gupta. During the meeting, Mr. Gupta reiterated a number of high-level views on the Company’s portfolio strategy and also emphasized his desire to see refreshment on the Company’s Board. Mr. Schiffman noted he would pass along Mr. Gupta’s feedback to the other members of the Board and to the Nominating Committee.
On March 21, 2024, Mr. Gupta told Ms. Shelburne during a telephone call that Anson intended to submit a director nomination notice proposing himself as a candidate. Representatives of Schulte emailed the Company’s Chief Business Affairs and Legal Officer later that day to submit the notice nominating Mr. Gupta to the Company’s Board. The notice disclosed beneficial ownership of approximately $14 million of the Company’s shares based on the closing trading price on that day (representing approximately 0.1% of the Company’s outstanding shares).
On March 25, 2024, the Company issued a press release announcing the appointment of two additional directors, Spencer Rascoff and Laura Rachel Jones, to the Board. The Company stated that the board refreshment followed constructive engagement with Elliott Investment Management L.P. (“Elliott”) and that the Company had entered into an information sharing agreement with Elliott. The Company also announced its intention to hold an investor day.
On April 1, 2024, the Company and Mr. Gupta coordinated a time for Mr. Gupta to be interviewed by the Nominating Committee.
On April 3, 2024, members of the Nominating Committee interviewed Mr. Gupta as a nominee for the Board. The Company’s Interim Chief Legal Officer attended the interview as well. Over the following days members of the Nominating Committee conferred with each other and the other directors on the Board. The Nominating Committee ultimately concluded that Mr. Gupta did not have the qualifications, skills or expertise that would be additive to the Board. In arriving at this decision the Nominating Committee took into account, among other things, feedback from the interview with Mr. Gupta, feedback from the management and Board members who met with Mr. Gupta on previous occasions, the skill sets already reflected on the Board, including those of recently appointed directors Mr. Rascoff and Ms. Jones, and Mr. Gupta’s limited U.S. public company board experience. The Board further expressed doubt as to Mr. Gupta’s ability to represent the perspectives of the Company’s long-term shareholders noting Anson’s investment in the Company was very small and very recent when compared to the Company’s institutional investors and to the personal holdings of other directors on the Board.
On April 9, 2024, Mr. McInerney called Mr. Gupta to inform him of the determination not to appoint him to the Board and outlined the numerous considerations the Nominating Committee took into account when making this determination. During this call, among other topics, Mr. Gupta raised questions about why the Company maintained a classified board structure. Mr. McInerney explained that the Board had carefully evaluated this important aspect of the Company’s governance and considered a classified board to be appropriate for the Company at that time and consistent with practice for similarly situated, recently separated companies. Mr. McInerney also conveyed to Mr. Gupta that the Board regularly reviewed the Company’s governance and would always remain open to having further dialogue on declassification or other governance or operational matters and hoped to continue constructive engagement with Anson. Shortly thereafter, Mr. Gupta contacted the Company’s Interim Chief Legal Officer to request that counsel for the Company and the Board be put in contact with Schulte.
On April 10, 2024, representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), as counsel for the Company and the Board, conferred with a representative of Schulte, during which call representatives of Wachtell Lipton indicated that the Company would soon need to file its preliminary proxy statement for a contested meeting if Anson were to continue to pursue its nomination of Mr. Gupta, which it had not made public. The representative of Schulte asked the representatives from Wachtell Lipton whether the Board would reconsider recommending to stockholders a proposal to declassify the Board at the 2024 annual meeting.
On April 11, 2024, representatives of Wachtell Lipton communicated to representatives of Schulte that the Board had determined its governance profile continued to be appropriate and consistent with the practice for similarly situated, recently separated companies
On April 12, 2024, Mr. Gupta emailed the Company to inform the Company of Anson’s withdrawal of Mr. Gupta’s nomination to the Board.
Over the course of the rest of April and May 2024, Mr. Gupta reached out on a number of occasions to representatives of the Company seeking to arrange further meetings with the Company’s Chief Executive Officer, Chief Financial Officer, independent directors and other members of the management team. Mr. Gupta met with Ms. Shelburne, Mr. Swidler and Ms. Swierczewski on May 13, 2024. Mr. Gupta offered feedback on the Company’s operations and strategic priorities.
On May 14, 2024, Anson filed a Form 13F for the first quarter of fiscal year 2024 confirming its ownership of 0.1% of the Company’s outstanding shares of common stock.
On July 22, 2024, Mr. Gupta emailed Ms. Shelburne to request a meeting with Mr. Kim and Mr. Swidler. On July 23, 2024, Ms. Shelburne responded that the Company’s Investor Relations team would be available to meet following the Company’s upcoming earnings announcement and that Mr. Kim and Mr. Swidler would be available to meet the following month.
On August 6, 2024, Ms. Shelburne and Ms. Swierczewski met with Mr. Gupta following the Company’s earnings announcement, during which the parties discussed the Company’s strategic priorities, including the Company’s decision to exit the live streaming business.
On August 13, 2024, Anson filed a Form 13F for the third quarter of fiscal year 2024, confirming its ownership of 0.4% of the Company’s outstanding shares.
On August 19, 2024, Mr. Kim, Mr. Swidler, Steven Bailey, Ms. Shelburne and Ms. Swierczewski met with Mr. Gupta. Mr. Gupta offered suggestions for the Company’s upcoming Investor Day and emphasized his view that the Company should remain focused on long-term growth.
On November 11, 2024, Mr. Gupta spoke to Ms. Shelburne and Ms. Swierczewski and requested a meeting with Mr. McInerney or another member of the Board if Mr. McInerney was not available. Mr. Gupta also offered suggestions for the Company in advance of its upcoming Investor Day.
On November 14, 2024, Anson filed a Form 13F for the third quarter of fiscal year 2024, confirming its ownership of 0.5% of the Company’s outstanding shares.
On November 14, 2024, Ms. Shelburne emailed Mr. Gupta to schedule a meeting with Mr. Kim, Mr. Swidler and Mr. Bailey to discuss the Company’s messaging for its upcoming Investor Day. On November 19, 2024, Mr. Kim, Mr. Swidler,

Mr. Bailey and Ms. Shelburne met with Mr. Gupta by telephone. Mr. Gupta offered additional suggestions for the Company’s Investor Day.
In early December 2024, the Company re-engaged True Search, a search firm previously used by the Company to source both independent directors and executive talent, to source potential candidates for the Board. The Company’s search mandate emphasized the importance of identifying candidates with experience as a chief executive officer and/or consumer technology experience in functional areas directly relevant to the Company's operations.
On December 11, 2024, the Company held its Investor Day, which Mr. Gupta attended.
On February 4, 2025, the Company announced that Mr. Rascoff had been appointed as the Company’s Chief Executive Officer, effective immediately, and that Mr. Kim would cease serving as Chief Executive Officer and as a member of the Board effective immediately.
On February 7, 2025, Mr. Gupta emailed Ms. Shelburne and the Company’s Chief Legal Officer requesting a meeting with Mr. McInerney and any other directors of the Board available to meet, as well as an in-person meeting with Mr. Rascoff and the Company’s Chief Legal Officer. Ms. Shelburne thanked Mr. Gupta for attending the Company’s Investor Day and asked for Mr. Gupta’s availability to meet with Mr. McInerney. Ms. Shelburne indicated that Mr. Rascoff was understandably focused on his new role and on the Company’s operations and likely would not be meeting with investors for several weeks.
On February 14, 2025, Anson filed a Form 13F for the fourth quarter of fiscal year 2024, confirming its ownership of 0.6% of the Company’s outstanding shares.
On February 14, 2025, Mr. Gupta met with Mr. McInerney and Ms. Shelburne by video conference. Mr. Gupta informed Mr. McInerney and Ms. Shelburne that he had engaged a search firm to identify candidates to nominate to the Board, and that the search firm had identified three candidates to serve as proposed directors. Mr. Gupta requested that the Board consider nominating himself to the Board, as well as the three candidates identified—only two of which were subsequently formally nominated by Anson and only one of which Anson is currently proposing for election to the Board. Mr. McInerney explained to Mr. Gupta that the Board was in the midst of an ongoing search process aimed at generating high-quality candidates with the right mix of skills and experiences for the Board. Mr. McInerney stated that, taking into account the skills currently represented on the Board and the strategic direction of the Company, the Board was focused on identifying candidates with experience as a chief executive officer and/or consumer technology experience in functional areas directly relevant to the Company’s operations. Mr. McInerney indicated that the Company was always open to suggestions of potential director candidates as good candidates could come from any source, and that any names brought forth by Anson would be considered in the context of the ongoing search. Mr. Gupta stated that Anson was prepared to “pursue alternative paths, if necessary” to secure seats for his proposed directors on the Board and requested that the Company share its director questionnaire.
The same day, Mr. Gupta sent Mr. McInerney, Ms. Shelburne, and the Company’s Chief Legal Officer a follow-up email providing additional information on the proposed directors and stating that further information about his own qualifications was available on his LinkedIn profile (which Mr. Gupta acknowledged had not changed significantly since he last nominated himself to the Board). Mr. Gupta also notified the Company’s Chief Legal Officer that representatives from Schulte were available to discuss the Company’s director questionnaire. Over the next several weeks, representatives of the Company and representatives from Anson coordinated the logistics and timing of further discussion on, and meetings with, Anson’s proposed candidates.
On February 17, 2025, representatives from Schulte emailed representatives from Wachtell Lipton to request the Company’s director questionnaire, which representatives from Wachtell Lipton shared with the representatives from Schulte on February 21, 2025.
Also on February 21, 2025, Mr. Gupta sent an email to Mr. McInerney to request a meeting to discuss the Board’s feedback on the candidates recommended by Anson. On February 25, 2025, Mr. McInerney responded that the Board was considering those individuals and that he would contact Mr. Gupta with updates.
On February 25, 2025, representatives from Schulte emailed representatives from Wachtell Lipton to request copies of the Company’s policies and guidelines applicable to directors of the Board. On March 3, 2025, representatives from Wachtell Lipton sent the representatives from Schulte the responsive policies and guidelines.
On March 5, 2025, the Nominating Committee held a regularly scheduled quarterly meeting to discuss, among other things, (i) the Company’s corporate governance practices and shareholder engagement efforts, including in connection with

Anson, (ii) its meetings with potential director candidates as part of its ongoing search process and the appropriate board size and committee composition in connection therewith and (iii) the Board evaluation process more generally.
On March 10, 2025, Anson sold 432,801 shares of the Company, 29% of its previously owned shares, reducing its ownership position to 0.4% of the Company’s outstanding shares.
On March 11, 2025, Reuters reported an “exclusive” story that Anson was preparing to nominate several directors to the Company’s Board. Anson declined to provide a comment to Reuters for the story but posted a link to the Reuters article on Anson’s website.
On March 12, 2025, a representative of Schulte sent the Company’s Chief Legal Officer notice of Anson’s intent (the “Notice of Intent”) to (i) nominate Fumbi Chima, Laura Lee and a third candidate to the Board, with Mr. Gupta as an alternate nominee, and (ii) present at the Annual Meeting a stockholder proposal that the Board take all necessary steps to declassify the Board so that all directors are elected on an annual basis.
On March 18, 2025, a representative of Schulte sent the Company’s Chief Legal Officer a supplement to the Notice of Intent that Anson was thereby withdrawing the nomination of one of its candidates to the Board, and that it instead intended to nominate Kelley Morrell to the Board. Shortly thereafter, representatives of Anson and representatives of the Company coordinated logistics and timing for further discussion of, and formal interviews with, Anson’s nominees to the Board.
On March 19, 2025, Mr. Gupta sent an email to Mr. McInerney to schedule a meeting after the Board concluded its interviews of the Anson Nominees. On March 20, 2025, Mr. McInerney responded to Mr. Gupta’s email and stated that he would contact Mr. Gupta after the Board concluded its interviews with the Anson Nominees.
Over the course of the last two weeks of March 2025, members of the Nominating Committee held separate interviews with each of Ms. Chima, Ms. Morrell and Ms. Lee, without management present and in the customary manner they were conducting interviews as part of the ongoing director search process. The nominees were asked to discuss their qualifications, board experience, industry expertise, prior relationship with Anson and their strategic ideas for the Company.
Following these interviews, members of the Nominating Committee held several discussions regarding the qualifications of the Anson Nominees, including in the context of candidates reviewed as part of the ongoing director search process. The members of the Nominating Committee noted their view that, taking into account the skills and experience currently represented on the Board and other candidates remaining in the Company's pipeline, none of the Anson Nominees brought meaningful additional skills or expertise relevant to the Company’s strategic priorities moving forward. At the conclusion of those discussions, the Nominating Committee determined that it would not recommend any of the Anson Nominees to the Board.
On March 28, 2025, Mr. McInerney met with Mr. Gupta to discuss the Nominating Committee’s perspectives on the Anson Nominees. Mr. McInerney communicated the Nominating Committee’s conclusion that the Anson Nominees would not bring meaningful skills or expertise relevant to the Company’s strategic priorities going forward and therefore would not be recommending the Anson Nominees to the Board. Mr. McInerney explained to Mr. Gupta that, as Mr. McInerney indicated in their previous meetings, any director nominees would be considered in the context of the Board’s ongoing director search that aimed to generate high-quality candidates with experience as a chief executive officer and/or consumer technology experience in functional areas directly relevant to the Company's operations. Mr. McInerney further explained that the Nominating Committee considered the Anson Nominees’ skills and experience, as well as information obtained during the course of interviews with the candidates, and concluded that the Anson Nominees did not possess qualifications that were consistent with the ongoing search or that would be additive to the Board. Mr. McInerney raised with Mr. Gupta the possibility of making other changes to the Company’s Board and governance, including that the Board was actively considering making a proposal to its stockholders to declassify the Board and would make a final determination in its upcoming proxy statement. At the end of the call, Mr. McInerney and Mr. Gupta agreed it had been a very productive call. A few hours later, Mr. Gupta asked to again to speak with Mr. McInerney. Mr. Gupta requested on that call that the Company re-consider himself and Ms. Chima as director candidates and indicated that if the Company reached a different conclusion and determined to nominate those candidates, and that if one current director stepped off the Board, Anson would consider withdrawing its nominations.
On April 1, 2025, a representative of Schulte sent representatives of Wachtell Lipton an email containing a demand from Anson to inspect certain of the Company’s books and records pursuant to Section 220 of the Delaware General Corporation Law and an accompanying proposed form of confidentiality agreement.
On the afternoon of April 2, 2025, Mr. Gupta emailed Mr. McInerney and the Company’s Chief Legal Officer to ask for an update regarding his request of March 28.

On the morning of April 4, 2025, Anson published via press release a letter to stockholders of the Company and announced its intention to solicit proxies in favor of Ms. Chima, Ms. Morrell and Ms. Lee at the Annual Meeting.
On April 6, 2025, the Board and the Nominating Committee convened a joint meeting via videoconference to discuss the Company’s engagement with Anson and to hear the Nominating Committee’s recommendation on Darrell Cavens, a potential director candidate, who was identified as a director candidate by the Company in early February and interviewed for that position over the course of the month. The Board continued its ongoing conversation regarding the decision to declassify the Board. After discussion among the directors, the Board resolved to appoint Mr. Cavens to the Board in connection with the Annual Meeting and to present for a vote of stockholders a charter amendment declassifying the Board beginning at the 2026 annual meeting of stockholders.
On April 7, 2025, the Company issued a press release announcing the appointment of Mr. Cavens to the Board in connection with the Annual Meeting and the Company’s intent to seek stockholder approval at the Annual Meeting for a charter amendment declassifying the Board at the 2026 annual meeting of stockholders. The press release further indicated that the Board does not endorse the Anson Nominees and recommends that stockholders vote for all of the Company’s nominees up for election at the upcoming Annual Meeting.
On April 8, 2025, a representative of Schulte sent representatives of Wachtell Lipton a supplement to the Notice of Intent, updating the information as of April 7, 2025. On the same day, the Company confirmed receipt of the supplement to the Notice of Intent and responded to the 220 Demand, providing Anson with a draft confidentiality agreement, which the parties executed the following day to facilitate the exchange of the Company’s books and records that Anson requested.
On April 16, 2025, Anson filed a preliminary proxy statement with the U.S. Securities and Exchange Commission.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q: What is included in these WHITE proxy materials and why am I receiving these WHITE proxy materials?
A: These WHITE proxy materials relate to the Board’s solicitation of your proxy for use at our Annual Meeting to be held virtually on www.cesonlineservices.com/mtch25_vm. The following questions and answers provide guidance on how to vote your shares.
Our Board is soliciting proxies for our Annual Meeting. You are receiving these WHITE proxy materials, which include this Proxy Statement, the enclosed WHITE proxy card or WHITE voting instruction form, and the Annual Report, because you owned shares of our common stock as of the close of business on the record date. These WHITE proxy materials are first being mailed on or about [ ], 2025 to stockholders of record as of the record date. This proxy statement and our 2024 Annual Report on Form 10-K will also be available at [ ] beginning on [ ].
You are invited to participate in the Annual Meeting online and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to participate in the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed WHITE proxy card or WHITE voting instruction form or submit your WHITE proxy through the Internet or by telephone according to the instructions contained in the enclosed WHITE proxy card or WHITE voting instruction form.
Due to possible delays in the postal system, we are encouraging all stockholders to vote electronically—by Internet or by telephone—whenever possible.
The Board urges you not to sign, return or vote any Blue proxy card that may be sent to you by Anson, even as a protest vote, as only your latest-dated proxy card will be counted. If you have previously voted using a proxy card sent to you by Anson, you can revoke it at any time prior to the Annual Meeting by voting using the enclosed WHITE proxy card.
Q: How do I participate in the Annual Meeting?
A: The Annual Meeting will be accessible only through the Internet. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity.
Stockholders must pre-register to attend the Annual Meeting no later than [ ] on [ ]. To pre-register to participate in the virtual meeting, go to www.cesonlineservices.com/mtch25_vm and enter the control number included in your WHITE proxy card or the instructions that accompanied your proxy materials. Once you have pre-registered, you will receive a confirmation email with information on how to attend and vote at the meeting. If the voting instruction form that you received does not indicate that you may vote your shares through the www.cesonlineservices.com/mtch25_vm website, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” (which will contain a control number that will allow you to pre-register to attend, participate in or vote at the meeting).
Stockholders may submit questions during the Annual Meeting by entering them in the 'Ask a Question' box located on the virtual meeting site. A copy of the rules of conduct will be available online at the Annual Meeting. We will address questions applicable to Match Group’s business during a question and answer session following the conclusion of the formal portion of the Annual Meeting. If we receive substantially similar questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting, and you should allow ample time to ensure your ability to access the meeting. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the Annual Meeting.
Q: Who is entitled to vote at the Annual Meeting?
A: Holders of common stock of Match Group, Inc. (“Match Group” or the “Company”) as of the close of business on [ ], 2025, the record date for the Annual Meeting established by the Board, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.
At the close of business on [ ], 2025, there were [ ] shares of Match Group common stock outstanding and entitled to vote. Holders of Match Group common stock are entitled to one vote per share.

Q: How many votes do I have?
A: On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on [ ], 2025, the record date for the Annual Meeting.
Q: What is the difference between a stockholder of record and a stockholder who holds stock in street name?
A: If your Match Group shares are registered in your name, you are a stockholder of record. If your Match Group shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.
You may examine a list of the stockholders of record at the close of business on [ ], 2025 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our Dallas offices, located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231.
Q: What are the quorum requirements for the Annual Meeting?
A: The presence at the Annual Meeting, in person or by proxy, of holders of shares of Match Group common stock representing a majority of the voting power of Match Group common stock entitled to vote at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at [ ] will be deemed to be present for purposes of determining whether a quorum has been met. Shares of Match Group common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum (including abstentions and broker non-votes).
Q: What matters will Match Group stockholders vote on at the Annual Meeting?
A: Match Group stockholders will vote on the following proposals:
•Proposal 1—to elect three members of Match Group’s Board of Directors, each to hold office for a three-year term ending on the date of the annual meeting of stockholders in 2028 or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from Match Group’s Board of Directors);
•Proposal 2—to hold an advisory vote on executive compensation (the "say on pay proposal");
•Proposal 3—to approve the Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan (the "2024 Stock Plan Proposal");
•Proposal 4—to ratify the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year;
•Proposal 5—to approve an amendment to Match Group’s Certificate of Incorporation to declassify the Board;
•Proposal 6—to approve a stockholder proposal to declassify the Board, if properly presented at the Annual Meeting; and
•to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.
Q: Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?
A: Anson has nominated Kelley Morrell, Funmibi (Fumbi) Chima and Laura Lee (the “Anson Nominees”) for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board.
The Board does not endorse the Anson Nominees and unanimously recommends that you vote “FOR” the election of the three nominees proposed by the Board (Stephen Bailey, Melissa Brenner and Alan G. Spoon), and as the Board recommends on all other proposals recommended by the Board using the WHITE proxy card. You may receive solicitation materials from Anson, including proxy statements and Blue proxy cards and Blue voting instruction forms. Match Group is not responsible for the accuracy or completeness of any information provided by or relating to Anson or the Anson Nominees contained in solicitation materials filed or disseminated by or on behalf of Anson or any other statements Anson may make.
The Board recommends that you simply DISREGARD and do NOT return Anson’s Blue proxy card or Blue voting instruction form. Voting to “WITHHOLD” with respect to any of the Anson Nominees on any Blue proxy card or Blue voting instruction form sent to you by Anson is not the same as voting for the Board’s director nominees, because any vote on the Blue proxy card or Blue voting instruction form will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted.
Q: Why have I received different color proxy cards?
A: As previously noted, Anson has notified the Company of its intention to nominate the Anson Nominees as directors at the Annual Meeting in opposition to the nominees recommended by the Board. We have provided you with the WHITE proxy card. Anson may send you a Blue proxy card.
The Board unanimously recommends using the enclosed WHITE proxy card to vote “FOR” the election of ONLY the three nominees recommended by the Board. The Board recommends that you simply DISREGARD Anson’s Blue proxy card.
If Anson proceeds with its previously announced nominations, we will likely conduct multiple mailings prior to the date of the meeting to ensure that stockholders have our latest proxy information and materials to vote. The latest dated, validly executed proxy you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit the WHITE proxy card.
Q: If I hold my Match Group shares in street name, will my broker, bank or other holder of record vote these shares for me?
A: If you hold your Match Group shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or other holder of record in their discretion depends on the type of item being considered for a vote. “Broker non-votes” refer to shares held by a broker, bank or other holder of record that are present at the Annual Meeting, but the beneficial owner has not instructed such broker, bank or other holder of record how to vote the shares on a particular proposal, and the broker, bank or other holder of record does not have discretionary voting power on the proposal.
To the extent that Anson provides a Blue proxy card or Blue voting instruction form to stockholders who hold their shares in street name, all of the proposals presented at the Annual Meeting will be considered “non-routine” matters, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting. If, however, Anson does not provide a Blue proxy card or Blue voting instruction form to stockholders who hold their shares in street name, then the ratification of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year would be considered to be a routine matter, and your broker, bank or other nominee would be able to vote upon the matter if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to the ratification of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year. In that case, if you do not instruct your broker how to vote with respect to the ratification of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year, your broker may not vote with respect to such proposal. Therefore, we encourage you to instruct your broker, bank, or other nominee to vote your shares by executing and returning the enclosed WHITE voting instruction form or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE voting instruction form.
Q: What are my voting choices when voting for director nominees and what votes are required to elect director nominees to Match Group’s Board of Directors?
A: You may vote ”For" or “Withhold” on each of the nominees for election as a director.
As described previously, Anson has notified Match Group of its intention to nominate the Anson Nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. As a result, assuming the Anson Nominees are in fact nominated for election at the Annual Meeting and such nomination has not been withdrawn by Anson, the election of directors will be considered a contested election under Article II Section 9 of Match Group’s Bylaws. Due to such contested election, all director nominees will be elected by a plurality of votes cast at the election of directors, assuming a quorum is present. “Withhold” votes, failure to vote and any broker non-votes will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
The Board recommends that our stockholders vote “FOR” the election of each of the Board’s director nominees (Stephen Bailey, Melissa Brenner and Alan G. Spoon).

Q: What are my voting choices when voting on the say on pay proposal and what votes are required to approve this proposal?
A: You may vote “For,” “Against” or “Abstain” on the say on pay proposal.
The approval, on an advisory basis, of the say on pay proposal requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter.
Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes are not entitled to vote on this proposal and, as a result, will have no effect on the outcome of this proposal.
The Board recommends that our stockholders vote “FOR” the say on pay proposal.
Q: What are my voting choices when voting on the 2024 Stock Plan Proposal and what votes are required to approve this proposal?
A: You may vote “For,” “Against” or “Abstain” on the 2024 Stock Plan Proposal.
The approval of the 2024 Stock Plan Proposal requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter.
Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes are not entitled to vote on this proposal and, as a result, will have no effect on the outcome of this proposal.
The Board recommends that our stockholders vote “FOR” the 2024 Stock Plan Proposal.
Q: What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year and what votes are required to ratify this appointment?
A: You may vote “For,” “Against” or “Abstain” on the ratification.
The ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter.
Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. This proposal is a “discretionary” item, to the extent Anson does not mail proxy materials to you. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other holder of record that holds your shares, your broker, bank, or other holder of record that holds your shares has discretionary authority to vote your shares on this proposal, to the extent Anson does not mail proxy materials to you.
The Board recommends that our stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year.
Q: What are my voting choices when voting on the amendment to Match Group’s Certificate of Incorporation to declassify the Board?
A: You may vote “For,” “Against” or “Abstain” on the proposal to amend Match Group’s Certificate of Incorporation to declassify the Board.
The approval of the amendment to Match Group’s Certificate of Incorporation to declassify the Board requires the affirmative vote of a majority of the outstanding shares of Match Group common stock entitled to vote on the matter.
Because the approval of the proposal to amend Match Group’s Certificate of Incorporation to declassify the Board requires the affirmative vote of a majority of the outstanding shares of Match Group common stock entitled to vote on the matter (whether or not such shares are present or represented by proxy at the Annual Meeting), abstentions and broker non-votes have the same effect as a vote “AGAINST” this proposal.

The Board recommends that our stockholders vote “FOR” the proposal to amend Match Group’s Certificate of Incorporation to declassify the Board.
Q: What are my voting choices when voting on the stockholder proposal to declassify the Board?
A: You may vote “For,” “Against” or “Abstain” on the stockholder proposal to declassify the Board.
The approval of the stockholder proposal to declassify the Board requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting or represented by proxy and entitled to vote on the matter.
Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes are not entitled to vote on this proposal and, as a result, will have no effect on the outcome of this proposal.
The Board recommends that our stockholders vote “FOR” the stockholder proposal to declassify the Board.
Q: What are the voting standards for each of the proposals?
A:

Proposal	Voting Options and Board Recommendation	Voting Standard	Effect of Abstentions or "Withhold" Votes	Effect of Broker Non-Votes
Proposal 1: Election of Directors	FOR OR WITHHOLD (for each nominee for director) The Board recommends a vote “FOR” each of the three Match Group nominees for director	Plurality of votes cast	No effect – not counted as a vote	No effect – broker discretionary voting is not permitted
Proposal 2: Advisory Vote on Executive Compensation	FOR, AGAINST or ABSTAIN The Board recommends a vote “FOR” the advisory vote on executive compensation	Majority of the shares present and entitled to vote on the matter	Same effect as a vote AGAINST the proposal	No effect – broker discretionary voting is not permitted
Proposal 3: Approval of the Amended and Restated 2024 Stock and Annual Incentive Plan	FOR, AGAINST or ABSTAIN The Board recommends a vote “FOR” the approval of the Amended and Restated 2024 Stock and Annual Incentive Plan	Majority of the shares present and entitled to vote on the matter	Same effect as a vote AGAINST the proposal	No effect – broker discretionary voting is not permitted
Proposal 4: Ratification of the Appointment of Ernst & Young	FOR, AGAINST or ABSTAIN The Board recommends a vote “FOR” the ratification	Majority of the shares present and entitled to vote on the matter	Same effect as a vote AGAINST the proposal	No effect – broker discretionary voting is permitted only to the extent beneficial owners have not been provided with Anson’s proxy materials
Proposal 5: Management Proposal to Amend Match Group’s Certificate of Incorporation to Declassify the Board	FOR, AGAINST or ABSTAIN The Board recommends a vote “FOR” the amendment to the Certificate of Incorporation to declassify the Board	Majority of the outstanding shares of stock entitled to vote on the matter	Same effect as a vote AGAINST the proposal	Same effect as a vote AGAINST the proposal – broker discretionary voting is not permitted
Proposal 6: Stockholder Proposal to Declassify the Board	FOR, AGAINST or ABSTAIN The Board recommends a vote “FOR” the stockholder proposal to declassify the Board	Majority of the shares present and entitled to vote on the matter	Same effect as a vote AGAINST the proposal	No effect – broker discretionary voting is not permitted

Q: Could other matters be decided at the Annual Meeting?
A: As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.
If any other matters are properly presented at the Annual Meeting for consideration, the three Match Group officers who have been designated as proxies for the Annual Meeting, Sean J. Edgett, Philip D. Eigenmann and Francisco J. Villamar, will have the discretion to vote on those matters for stockholders who have submitted their executed proxy.
Q: What do I need to do now to vote at the Annual Meeting?
A: Match Group’s Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of the following three ways:
•Submitting a proxy online: Submit your proxy online by following the instructions on your enclosed WHITE proxy card;
•Submitting a proxy by telephone: Submit your proxy by telephone by following the instructions on your enclosed WHITE proxy card. Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on [ ]; or
•Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to [ ].
You may also participate in the Annual Meeting online at www.cesonlineservices.com/mtch25_vm and vote your shares online at that time, even if you have previously submitted your vote. Stockholders must pre-register to participate in the Annual Meeting no later than [ ] on [ ]. To pre-register to participate in the virtual meeting, go to www.cesonlineservices.com/mtch25_vm and enter the control number included in your WHITE proxy card or the instructions that accompanied your proxy materials. Once you have pre-registered, you will receive a confirmation email with information on how to attend and vote at the meeting. If the voting instruction form that you received does not indicate that you may vote your shares through the www.cesonlineservices.com/mtch25_vm website, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” (which will contain a control number that will allow you to pre-register to attend, participate in or vote at the meeting). To vote your shares online, you will need to use the "Stockholder Ballot" link located on the virtual meeting site.
For Match Group shares held in street name, holders may submit a proxy online or by telephone if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from Match Group or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.
If your shares are held by a broker, then the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and online. You may submit new voting instructions by contacting your broker or other nominee or by voting at the Annual Meeting. Please note that in order to attend and vote at the Annual Meeting, you must have pre-registered for the meeting no later than [ ] and provide a ‘‘legal proxy” from your broker or nominee. Once you have pre-registered, you will receive a confirmation e-mail with information on how to attend and vote at the Annual Meeting.
Q: Can I change my vote or revoke my proxy?
A: Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:
•submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting. Online and telephone proxy voting are available 24 hours a day and will close at 11:59 p.m., Eastern Time, on [ ];
•delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or
•participating in the Annual Meeting and voting online at that time at www.cesonlineservices.com/mtch25_vm (although online attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy, and stockholders must pre-register to participate in the Annual Meeting no later than [ ] on [ ]).

To change your vote or revoke your proxy, follow the instructions provided on the WHITE proxy card to do so online or by telephone, or send a written notice or a new WHITE proxy card to Vote Processing, c/o [ ].
If you hold your shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to change your vote or revoke your proxy.
In addition, if you have already voted using the Blue proxy card sent to you by Anson, you can revoke that proxy and vote for our Board’s nominees by using the enclosed WHITE proxy card or voting instruction form. Only the latest-dated, validly executed proxy that you submit will be counted.
Q: What happens if I vote my shares to “WITHHOLD” on the Blue proxy card sent by Anson?
A: Our Board does NOT endorse the Anson Nominees and unanimously recommends that you DISREGARD any materials, including any Blue proxy cards, that may be sent to you by Anson. Voting on any Blue proxy cards sent to you by Anson to “WITHHOLD” with respect to the Anson Nominees is NOT the same as voting “FOR” our Board’s director nominees. This is because a vote on any Blue proxy card to “WITHHOLD” with respect to the Anson Nominees will revoke any WHITE proxy card or WHITE voting instruction form you may have previously submitted. To support our Board’s director nominees, you should use the WHITE proxy card or WHITE voting instruction form to vote “FOR” only each of our Board’s three director nominees (Stephen Bailey, Melissa Brenner and Alan G. Spoon).
Q: What happens if Anson withdraws or abandons its solicitation or fails to comply with the universal proxy rules?
A: In the event that Anson withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still use a WHITE proxy card to submit a later-dated vote by the Internet, telephone, or mail. In the event that Anson withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules, any votes cast in favor of the Anson Nominees will be disregarded and not be counted, whether such vote is provided on Match Group’s WHITE proxy card or Anson’s Blue proxy card.
Q: Who can attend the Annual Meeting, and what are the rules for admission at the meeting?
A: Only stockholders and persons holding proxies from stockholders may participate in the Annual Meeting. To participate in the Annual Meeting, stockholders must pre-register to attend the Annual Meeting no later than [ ] on [ ]. To pre-register to participate in the virtual meeting, go to www.cesonlineservices.com/mtch25_vm and enter the control number included in your WHITE proxy card or the instructions that accompanied your proxy materials and follow the instructions provided.
Q: What if I do not specify a choice for a matter when returning a proxy?
A: If you return a signed WHITE proxy card or WHITE voting instruction form without indicating your vote (and the proxy is not revoked), your shares will be voted in accordance with the Board's recommendations, meaning they will be voted “FOR” the election of all of our Board’s director nominees, “FOR” the say on pay proposal, “FOR” the 2024 Stock Plan Proposal, “FOR” the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2025 fiscal year, “FOR” the approval of the amendment to Match Group’s Certificate of Incorporation to declassify the Board and “FOR” the approval of a stockholder’s proposal to declassify the Board, if properly presented at the Annual Meeting.
Q: What if I give voting instructions for fewer than three candidates or for more than three candidates?
A: You may mark "FOR" with respect to up to only three nominees in total. If you vote for fewer than three nominees for director, your shares will only be voted “FOR” those nominees you have so marked. No discretionary authority is available to vote shares represented by an undervoted proxy card for the remaining director seats up for election. If you are a registered holder and submit a validly executed proxy card but vote “FOR” more than three nominees, all of your votes with respect to the election of directors will be invalid and will not be counted. Votes on other matters included on the proxy card for which there is an overvote can be counted, and can be counted for purposes of determining a quorum.
Q: How are proxies solicited and who bears the related costs?
A: Match Group bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Match Group may solicit proxies from stockholders by telephone, email, letter, facsimile or in person. Following the initial mailing of the proxy materials, Match Group will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of

Match Group common stock and to request authority for the exercise of proxies. In such cases, Match Group, upon the request of these holders, will reimburse these parties for their reasonable expenses.
As a result of the potential proxy solicitation by Anson, we will incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for a fee not to exceed $[____________]. Innisfree expects that approximately [_________] of their employees will assist in the solicitation. The total amount to be spent for the Company’s solicitation of proxies from stockholders for the Annual Meeting, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, is estimated to be approximately $[___________], approximately $[____________] of which has been incurred to date.
In addition, our directors, officers, and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation. Appendix C sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position or because they may be soliciting proxies on our behalf.
Q: What should I do if I have questions regarding the Annual Meeting?
A: If you have any questions about the Annual Meeting, the various proposals to be voted at the Annual Meeting, and/or how to participate in the Annual Meeting online at [ ] and vote at that time, or would like copies of any of the documents referred to in this proxy statement, contact Match Group Investor Relations at IR@match.com.
Q: When will the Company announce the results of the voting at the Annual Meeting?
A: Given that we expect the Annual Meeting to be a contested meeting, we will not be announcing preliminary results of the voting at the Annual Meeting. We will publicly disclose preliminary results of voting at the Annual Meeting based on the preliminary report of the Independent Inspector of Elections on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, and final results as certified by the Independent Inspector of Elections as soon as practicable thereafter.
Q: What is householding?
A: As permitted by the Securities Exchange Act of 1934, we may deliver a single copy of the Annual Report and this Proxy Statement to multiple record stockholders sharing an address. This is known as “householding”. However, due to the contested nature of the Annual Meeting, householding will not be implemented this year. If you would like a separate copy of this Proxy Statement or the 2024 Annual Report now or in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact: [ ].
Q: Who can I contact with questions about voting?
A: If you have any questions or need assistance voting, please contact our proxy solicitor, Innisfree M&A Incorporated, at [ ].
PROPOSAL 1—ELECTION OF DIRECTORS
Proposal and Required Vote
The following nominees have been selected by the Nominating Committee and approved by the Board for submission to our stockholders, each to serve a three-year term expiring at the annual meeting of Match Group’s stockholders in 2028 or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board):
•    Stephen Bailey;
•    Melissa Brenner; and
•    Alan G. Spoon.
Information concerning the director nominees, all of whom are incumbent directors of Match Group, appears below. Each of the Board’s nominees has agreed to serve if elected. If any nominee becomes unavailable to serve before the Annual Meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

The Board unanimously recommends that you vote “FOR” all three nominees listed on the enclosed WHITE proxy card or voting instruction form and as the Board recommends on all other proposals recommended by the Board using the WHITE proxy card.
As described previously, Anson has notified Match Group of its intention to nominate the Anson Nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. As a result, assuming the Anson Nominees are in fact nominated for election at the Annual Meeting and such nomination has not been withdrawn by Anson, the election of directors will be considered a contested election under Article II Section 9 of Match Group’s Bylaws. Due to such contested election, all director nominees will be elected by a plurality of votes cast. “Withhold” votes, failure to vote and any broker non-votes will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
You may receive solicitation materials from Anson, including proxy statements and Blue proxy cards. Match Group is not responsible for the accuracy or completeness of any information provided by or relating to Anson or the Anson Nominees contained in solicitation materials filed or disseminated by or on behalf of Anson or any other statements Anson may make.
The Board strongly urges you to discard and NOT to vote using any Blue proxy card sent to you by Anson. If you have already submitted a Blue proxy card, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.
In the event that Anson withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still use a WHITE proxy card to submit a later-dated vote by the Internet, telephone, or mail. In the event that Anson withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules, any votes cast in favor of the Anson Nominees will be disregarded and not be counted, whether such vote is provided on Match Group’s WHITE proxy card or Anson’s Blue proxy card.
Although Match Group is required to include all nominees for election on its universal proxy card, for additional information regarding the Anson Nominees, including the information required by Item 7 of Schedule 14A and any other related information, please refer to Anson’s proxy statement, which we expect will be accessible without cost at www.sec.gov.
If you are a registered holder and submit a validly executed WHITE proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the nominees proposed by your Board and named in this proxy statement.
If you are a beneficial holder and properly mark, sign and return your WHITE voting instruction form by mail or complete your proxy via Internet or by telephone, your shares will be voted as you direct your bank or broker. If you date, sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the election of directors, they will be voted “FOR” the nominees proposed by your Board and named in this proxy statement. It is therefore important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to this item is counted.
Information Concerning Director Nominees and Other Board Members
Background information about each director nominee recommended by the Board and other directors serving unexpired terms is set forth below, including information regarding the specific experiences, characteristics, attributes and skills that the Nominating Committee and the Board considered in determining that each director should serve on the Board, and which the Nominating Committee and the Board believe provide Match Group with the perspective and judgment needed to guide, monitor and execute its strategies.

Nominees for election at the Annual Meeting to a term expiring in 2028:

Stephen Bailey Independent Director Age: 45 Director Since: 2020
Key Experience, Qualifications and Board Contributions
•Mr. Bailey provides valuable perspective on leadership, business growth, and strategy and development from his experience as Founder and CEO of ExecOnline and CEO and Chief Product Officer of Frontier Strategy Group (FSG)
•He has first-hand experience in growing businesses from early-stage start-ups into companies that serve significant audiences across a range of international markets and functions
•Mr. Bailey has extensive executive management experience which gives him insight into business strategy, leadership and marketing
Other Key Skill Sets
•Deep knowledge of leadership development, executive coaching and succession planning
•Expertise in business development, consumer-facing technology and management processes gained as a technology company founder
Employment and Other Experience
•2019 – Present: Board Trustee, Prospect Schools (a charter school network in New York City)
•2011 – Present: Co-Founder and CEO, ExecOnline (a leading provider of B2B leadership development solutions)
•2006 – Present: Board Chair, Truman Center for National Policy
•2006 – 2011: CEO, Frontier Strategy Group
•2004 – 2006: Associate, Wilmer Hale
 Other Public Company Directorships
•2024 – Present: Ibotta, Inc.

Melissa Brenner Independent Director Age: 50 Director Since: 2020
Key Experience, Qualifications and Board Contributions
•Ms. Brenner has extensive marketing and executive management expertise from her experience in a variety of marketing, advertising and digital media roles with the National Basketball Association ("NBA")
•Ms. Brenner brings to the Board valuable experience leading the development, oversight and implementation of a global digital strategy and emerging technology initiatives, including the use of artificial intelligence and virtual reality
•Through her sophisticated understanding of social / digital media communities and network building, she makes valuable contributions to Match Group’s strategy and the Board’s oversight of the Company’s portfolio of brands
•Ms. Brenner further expands the Board’s skills in digital products and mobile applications, as well as developing and growing a brand’s online presence
Other Key Skill Sets
•Deep experience in social media and digital products, having led groundbreaking deals for the NBA with leading social media companies such as Facebook, Twitter (X) and Snapchat
•Deep understanding of structure, operations and cost management in an international organization
Employment and Other Experience
•2018 – Present: Executive Vice President, NBA
•2014 – 2017: Senior Vice President, Digital Media, NBA
•2013 – 2014: Senior Vice President, Marketing, NBA
•2007 – 2013: Vice President, Marketing, NBA
•1997 – 2007: Various leadership roles in consumer products marketing and advertising, NBA

Alan G. Spoon Independent Director Age: 73 Director Since: 2015
Key Experience, Qualifications and Board Contributions
•Mr. Spoon brings to the Board over 45 years of experience across an array of industries and disciplines including media, entertainment, e-commerce, strategy and operations, marketing and branding, and corporate finance
•From his time with The Washington Post Company and IAC Inc. ("IAC") Mr. Spoon also has significant experience with various digital businesses, including those in education, real estate and automotive, as well as through venture capital investments in various technology startups
•Mr. Spoon has extensive private and public company board experience and public company management experience, giving him particular insight into business strategy, leadership and marketing in the media industry
•Mr. Spoon provides the Board deep insight into key strategic priorities and growth drivers for global media and technology companies from his experience across a diversified collection of business units
•Mr. Spoon also brings significant experience in driving and advising on technological innovation from his time leading at multiple different ventures
Other Key Skill Sets
•Understanding of trends in the Internet and technology industries
•Expertise in finance, accounting and prudent cost management
•Understanding of consumer behavior and engagement strategies
Employment and Other Experience
•2010 – Present: Regent Emeritus, Smithsonian Institution
•2010 – 2018: General Partner, Polaris Partners
•2002 – Present: Board Member, Massachusetts Institute of Technology
•2001 – 2010: Vice Chairman, Board of Regents, Smithsonian Institution
•2000 – 2010: Managing General Partner, Polaris Partners
•1993 – 2000: President, The Washington Post Company
•1991 – 2000: Board Member, The Washington Post Company
•1991 – 1993: Chief Operating Officer, The Washington Post Company
•1989 – 1991: President, Newsweek
•1987 – 1989: Chief Financial Officer, The Washington Post Company
•1984 – 1987: VP Marketing and Finance, The Washington Post Company
•1982 – 1984: VP Corporate Development and Strategy, The Washington Post Company
•1981: Partner, Boston Consulting Group
•1976 – 1981: Manager & Consultant, Boston Consulting Group
 Other Public Company Directorships
•2016 – Present: FORTIVE Corporation (Chair, 2016 – 2025)
•2002 – Present: IAC Inc.
•1999 – Present: Danaher Corporation
Previous Public Company Directorships
•2015 – 2021: Cable One, Inc.

Directors whose terms expire in 2026:

Sharmistha Dubey Director Age: 54 Director Since: 2019
Key Experience, Qualifications and Board Contributions
•Ms. Dubey brings deep experience in executive management, product development, marketing and branding, engineering and revenue functions at global, consumer-facing Internet companies
•Ms. Dubey has expertise in providing oversight of a portfolio of brands at different stages of growth and development
•She provides the Board valuable, first-hand and specific insight into Match Group’s operations given her extensive knowledge of the Company and its brands throughout their evolution
•Ms. Dubey has successfully delivered product launches and the shift to subscription models, and driven monetization, providing key perspective to the Board as it continues to provide oversight of the Company’s revenue growth efforts
Other Key Skill Sets
•Extensive operational, strategic planning and product innovation knowledge
•Deep understanding of the strategic and leadership needs of technology companies at different stages of their growth
•Diverse risk management expertise from managing unique risks of several different Match Group brands
•Understanding of merger and acquisition execution from her time involved in a variety of acquisitions as a Match Group executive, including overseeing the acquisition of Hinge
Employment and Other Experience
•2022 – Present: Operating Partner, Advent International (a global private equity investing firm)
•2020 – 2022: Chief Executive Officer, Match Group
•2018 – 2020: President, Match Group
•2017: Chief Operating Officer, Tinder
•2016 – 2017: North America President, Match Group
•2014 – 2016: Chief Product Officer, Princeton Review and Tutor.com
•2013 – 2014: EVP, Tutor.com
•2013: Chief Product Officer, Match.com
•2008 – 2012: SVP Product, Match.com, Chemistry.com
•2006 – 2008: Senior Director, Product, Match.com
•2001 – 2006: Director, Product Marketing and Management, i2 Technologies
•1998 – 2001: Product Manager, i2 Technologies
 Other Public Company Directorships
•2022 – Present: Naspers Limited
•2022 – Present: Prosus Group
•2020 – Present: FORTIVE Corporation (Chair, 2025 – Present)

Laura Rachel Jones Independent Director Age: 43 Director Since: 2024
Key Experience, Qualifications and Board Contributions
•Given her experience leading marketing and branding efforts at Visa, Google, Uber and most recently as Chief Marketing Officer of Instacart, Ms. Jones offers valuable insight to the Board and leadership team on the consumer Internet industry
•She has deep expertise in shaping and refreshing brands, fueling a company's growth, and developing a world-class marketing organization, all of which are invaluable to the Board as it continues to oversee the Company’s strategic progression
•Ms. Jones has successfully created best-in-class marketing organizations that have shaped brands and fueled growth at a variety of consumer-facing companies
•Her work has been recognized by and featured in top industry and consumer publications
Other Key Skill Sets
•Building and developing global marketing teams from the ground up
•Significant expertise in marketing and the consumer Internet industry and success in driving brand refreshes
•Strong leadership of marketing functions encompassing brand, partner, and product marketing across broad product portfolios
Employment and Other Experience
•2023 – Present: Board Member, UNICEF USA
•2022 – Present: Chief Marketing Officer, Instacart
•2021 – 2022: Head of Marketing, and VP, Brand & Marketing, Instacart
•Feb 2021 – May 2021: Global Head of Marketing, Rides & Masterbrand, Senior Director, Uber
•2018 – 2021: Global Head of Product Marketing, Director, Uber
•2016 – 2018: Group Product Marketing Manager, Uber
•2015 – 2016: Senior Product Marketing Manager, Uber
•2011 – 2015: Brand & Marketing Communications, Commerce, Google
•2010 – 2011: Business Leader, Innovations and eCommerce Marketing, Visa

Ann L. McDaniel Independent Director Age: 69 Director Since: 2015
Key Experience, Qualifications and Board Contributions
•Ms. McDaniel has deep expertise and insight into human resources, business strategy, leadership and marketing and in the management of a portfolio of brands at an interactive media company, helping the Board provide oversight of the Company’s strategy, structure and talent management
•Ms. McDaniel’s insight into executive management and compensation matters from her time at Graham Holdings Company adds to the Board’s ability to provide a well-rounded, considered approach to personnel and compensation, ensuring incentive structures are aligned with long-term strategic priorities and stockholder value creation
Other Key Skill Sets
•Insightful perspective on the shifting marketing and branding landscape in consumer-facing media
Employment and Other Experience
•2020 – Present: Member of the Board of Advisors, ExecOnline
•2017 – 2022: CEO, Foreign Policy Magazine
•2015 – Present: Consultant, Graham Holdings Company
•2010 – 2012: Managing Director, Newsweek
•2008 – 2015: Senior Vice President, Graham Holdings Company
•2001 – 2008: Vice President, Human Resources, The Washington Post Company
•2001 – 2008: Vice President, The Washington Post Company
•1984 – 2000: Correspondent, Chief of Correspondents, Assistant Managing Editor, Managing Editor, Newsweek

Thomas J. McInerney Chairman and Independent Director Age: 60 Director Since: 2015 (Chairman since 2021)
Key Experience, Qualifications and Board Contributions
•Mr. McInerney brings to the board 25+ years of executive management and branding experience across a career spanning industries, including media, retail, entertainment and financial services
•Mr. McInerney offers valuable insight into strategy and operations, including as it relates to growing and managing a portfolio of brands from his time as CEO of the retailing division of the company formerly known as IAC/InterActiveCorp ("Former IAC")
•Mr. McInerney has significant senior leadership experience from his time at Former IAC as well as extensive related knowledge and experience regarding Match Group
•Through his deep public company board and committee experience, Mr. McInerney has developed a highly sophisticated perspective on business management and organizational structure
Other Key Skill Sets
•High level of financial literacy and expertise regarding restructurings, mergers and acquisitions and operations
•Ability to manage diverse, multifaceted global teams across the multimedia landscape from decades of experience at the nexus of entertainment, media and consumer engagement
•Sophisticated awareness of online retail and consumer behavior and trends, as well as extensive marketing and branding experience
Employment and Other Experience
•2017 – 2021: Chief Executive Officer, Altaba Inc. (a publicly traded registered investment company and successor to Yahoo! Inc.)
•2005 – 2012: Executive Vice President and Chief Financial Officer, IAC/InterActiveCorp
•2003 – 2005: Chief Executive Officer, retailing division of IAC/InterActiveCorp (including HSN, Inc. and Cornerstone Brands)
•1999 – 2003: Executive Vice President and Chief Financial Officer, Ticketmaster
•1986 – 1988; 1990 – 1999: Morgan Stanley, most recently as Principal
 Other Public Company Directorships
•2017 – Present: Altaba (Chair, 2022 – Present)

Directors whose terms expire in 2027:

Darrell Cavens (expected to be appointed in connection with the Annual Meeting)
Key Experience, Qualifications and Board Contributions
•Mr. Cavens has over 20 years of executive leadership and digital/e-commerce expertise
•As co-founder and CEO of Zulily, Mr. Cavens has first-hand experience in building a consumer-focused brand and company, as well as completing liquidity events
•Across his career, Mr. Cavens developed expertise leading and driving creative technology and retail concepts
•During his time at Qurate, he led efforts to drive growth through internal innovation, strategic partnerships, joint ventures and acquisitions
•Mr. Cavens has deep knowledge of technology infrastructure and digital commerce, gained from his leadership roles at Microsoft and Blue Nile, where he played a key role in growing the company into the largest online diamond retailer
•From his time on a number of different company boards, Mr. Cavens brings strategic oversight and governance experience across consumer retail, technology, and e-commerce businesses
Other Key Skill Sets
•Expertise in online retailing, technology and data analytics
•Software development experience, including the development of large-scale digital properties such as ESPN.com and NBA.com
Employment and Other Experience
•2021 – Present: Board Member, Vouched (privately held)
•2019 – Present: Advisory Board Member, Brooks Running (privately held)
•2019 – Present: Board Member, Rad Power Bikes (privately held)
•2017 – 2018: President, Qurate Retail Group
•2017 – 2021: Board Member, OfferUp (privately held)
•2017 – 2021: Board Member, Deliveroo (privately held)
•2016 – 2017: Board Member, Plated (privately held)
•2012 – 2014: Board Member, Trupanion (privately held)
•2009 – 2018: Chief Executive Officer, Zulily
•2008 – 2009: Director, SQLServer/Biztalk Server, Microsoft
•1999 – 2008: Chief Technology Officer and Senior Vice President, Blue Nile
•1996 – 1999: Advanced Technology Team, Starwave
•1995: Consultant, Ingenia Communications
Other Public Company Directorships
•2018 – Present: Tapestry, Inc.
Previous Public Company Directorships
•2021 – 2022: Big Sky Growth Partners, Inc.

Spencer Rascoff Director and Chief Executive Officer Age: 49 Director Since: 2024
Key Experience, Qualifications and Board Contributions
•Mr. Rascoff’s proven track record scaling consumer Internet businesses, most notably as co-founder and former CEO of Zillow, is directly relevant to helping Match Group continue to innovate and connect to millions of consumers around the world
•His brand-building experience in the online consumer products space adds to the Board’s collective experience and insight on how to effectively build brands and foster collaboration across teams
•Mr. Rascoff has significant insights into the strategy, innovation and continuous brand evolution required to develop, lead and grow a consumer Internet business that embraces technological advancements and adapts to changing consumer sentiment
•As CEO of Match Group, Mr. Rascoff provides the board with direct operating experience and insight into Match Group’s current business opportunities and challenges
Other Key Skill Sets
•Unique vantage point on disruptive technology and AI, and how they can be leveraged to support / grow a business
•Significant experience as a technology entrepreneur
•Insight into changing consumer trends and behaviors
•Understanding of strategic dealmaking and investing in growth businesses
Employment and Other Experience
•2025 – Present: Chief Executive Officer, Match Group
•2021 – Present: Founder and CEO, 75 & Sunny (startup studio and family office)
•2020 – Present: Co-Founder, Chairman of the Board, Pacaso (vacation home marketplace)
•2019 – Present: Visiting Professor, Harvard University
•2019 – 2024: Co-Founder, Executive Chairman, dot.LA (media and events company)
•2005 – 2019: Co-Founder and CEO, Zillow Group
•2003 – 2005: VP, Lodging, Expedia
•1999 – 2003: Co-founder, VP Corporate Development, Hotwire.com
•1999 – 2000: Investment Professional, Texas Pacific Group
•1997 – 1999: Investment Banker, Goldman Sachs
 Previous Public Company Directorships
•2021 – 2023: Supernova Partners Acquisition Company III, Ltd.
•2020 – 2022: Palantir Technologies, Inc.
•2020 – 2022: Supernova Partners Acquisition Company II, Ltd.
•2020 – 2021: Supernova Partners Acquisition Company, Inc.
•2013 – 2020: TripAdvisor, Inc.
•2011 – 2020: Zillow Group, Inc.

Glenn H. Schiffman Independent Director Age: 55 Director Since: 2016
Key Experience, Qualifications and Board Contributions
•Mr. Schiffman has deep financial knowledge and expertise, bringing to the Board decades of experience in dealmaking, corporate finance, banking, financial planning and analysis, investor relations, accounting, information and physical security, real estate, human resources, legal and corporate administration
•From his current role as Chief Financial Officer of Fanatics, Inc., Mr. Schiffman has valuable insight into a broad set of financial and corporate functions across an entire global enterprise, allowing him to further inform the Board on what it takes to drive expansion and strongly position dozens of leading online brands and services for growth
•Mr. Schiffman understands how to drive a business’ strategy and growth objectives from his executive management and public board experience working with dozens of online brands and services
•During his tenure at IAC, Mr. Schiffman was integral in the company’s operations and cost management initiatives
Other Key Skill Sets
•Advanced understanding of consumer Internet / technology companies to drive long-term results and adapt to changing ways to interact with and reach consumers
•Critical understanding of international relations and international business from work as a member of the National Committee on U.S. – China Relations
•Execution of successful, large, global transactions
•Endowing organizations and funding initiatives with permanent capital to make lasting change
Employment and Other Experience
•2021 – Present: Executive Vice President and Chief Financial Officer, Fanatics, Inc.
•2023: Donor, Endowment at Duke University to fund scholarships for athletes from underrepresented communities
•2021: Donor, Endowment at Washington & Lee for Women’s Athletics
•2016 – 2021: Executive Vice President and Chief Financial Officer, IAC Inc.
•2013 – 2016: Senior Managing Director, Guggenheim Partners
•2013, 2019: Donor, Endowment at Duke Medical Center for pediatric cancer
•2011 – 2013: Partner, The Raine Group
•2010 – 2011: Senior Managing Director, Head of Investment Banking, Americas, Nomura
•2008 – 2010: Senior Managing Director, Head of Investment Banking, APAC CEO, Nomura
•2007 – 2008: Managing Director, Head of Investment Banking APAC, Lehman Brothers
•2005: Founder and Chairman, Valerie Fund Endowment
•2004 – 2007: Managing Director, Global Head of Media Group, Lehman Brothers
Other Public Company Directorships
•2021 – Present: Vimeo, Inc. (Chair, 2023 – Present)
•2017 – Present: Angi Inc.

Pamela S. Seymon Independent Director Age: 69 Director Since: 2015
Key Experience, Qualifications and Board Contributions
•During her tenure at Wachtell, Lipton, Rosen & Katz ("WLRK"), Ms. Seymon specialized in corporate law, mergers and acquisitions, securities and corporate governance, and represented public and private corporations on offense as well as defense, in both friendly and unsolicited transactions
•Ms. Seymon brings to the Board extensive legal and public affairs experience acquired through her time working on a variety of special situations at WLRK
•As a career specialist in corporate law, M&A, securities and corporate governance, she adds to the Board’s transaction experience with a high level of expertise generally regarding mergers, acquisitions, investments and other strategic transactions
Other Key Skill Sets
•Deep understanding of risk management, particularly in complex, sophisticated and high-profile matters
•Extensive experience representing public and private corporations
Employment and Other Experience
•1989 – 2011: Partner, Wachtell, Lipton, Rosen & Katz
•1982 – 1989: Associate, Wachtell, Lipton, Rosen & Katz

Corporate Governance
Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics. As part of its ongoing commitment to good corporate governance, the Board has codified its corporate governance practices into a set of Corporate Governance Guidelines and has also adopted written charters for each of the committees of the Board. Match Group has also adopted a Code of Business Conduct and Ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation and Human Resources Committee Charter, Nominating and Corporate Governance Committee Charter, and Code of Business Conduct and Ethics are available in the Corporate Governance section of our website at http://ir.mtch.com.
Board Leadership Structure. Match Group’s business and affairs are overseen by its Board of Directors, which currently has ten members. The Nominating Committee periodically reviews the size of the Board and may recommend changes to the Board. There is one management representative on the Board and, of the other nine current directors, eight are independent. The Board has standing Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees, each comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion below under the headings Director Independence and The Board and Board Committees. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chief Executive Officer and have full access to Match Group management at all times. The Board and each Board Committee conducts an annual evaluation of its performance.
Match Group’s independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. These sessions are led by Match Group’s independent Chairman of the Board. The independent membership of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees ensures that directors with no ties to management are charged with oversight for all financial reporting and executive compensation related decisions, as well as for recommending candidates for Board membership and oversight of governance practices and policies. At each regularly scheduled Board meeting, the Chairperson of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.
Mr. McInerney has served as independent Chairman of the Board since May 2021. Our Board currently believes that the roles of Chairperson and Chief Executive Officer should be separated in recognition of the different responsibilities between the two roles. Mr. McInerney, as independent Chairman, leads the Board in its oversight and management role, including with respect to risk oversight, while Mr. Rascoff, our Chief Executive Officer, focuses on managing the Company’s operations and strategic planning on a day-to-day basis. Mr. McInerney’s other responsibilities include, among others, setting Board meeting agendas, leading Board meetings and executive sessions, and communicating feedback to and advising Mr. Rascoff.

We believe that it is in the best interests of our stockholders for the Board to review and make a determination regarding the separation or combination of these roles each time it elects a new Chairperson or appoints a Chief Executive Officer.
Risk Oversight. The Board’s role in risk oversight of the Company is consistent with Match Group’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. Match Group management, including our Senior Vice President, Internal Audit, and our Risk, Controls and Compliance team, is responsible for assessing and managing Match Group’s exposure to various risks on a day‑to‑day basis, which responsibilities include the conduct of an enterprise risk assessment of short-term, long-term and emerging risks, testing of key controls and procedures, and creation of appropriate risk management programs and policies. Management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, Match Group recognizes that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing Match Group’s approach to risk management. While the Board’s oversight focuses on all material risks, the Board may focus more frequently on immediate areas of concern that represent significant emerging risks as identified by management. The Board exercises these risk oversight responsibilities periodically as part of its meetings and through discussions with management, as well as through the Board’s committees, with primary risk oversight responsibilities as detailed below:

Board of Directors
•Long-term strategies •Capital structure	•Significant acquisitions and divestitures •Significant capital expenditures	•Key risks as monitored by Board committees and reported to full Board •Other significant risks as identified and reported by management

Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee
•Integrity of financial statements •Enterprise risk assessment •Information security •Data privacy •Legal and regulatory compliance •Significant legal and regulatory proceedings	•CEO and executive leadership performance, compensation and succession •Employee compensation policies and practices generally •Equity compensation •Human capital •Non-employee director compensation	•Director independence •Board and committee composition and performance •Governance practices •Environmental issues and impact •Social issues and impact
Information Security. Information security is a key component of risk management at Match Group and our Senior Vice President, Security Engineering, briefs the Audit Committee each quarter, and the full Board periodically, on the Company’s information security program and its related priorities and controls. In addition, an overall review of information security risks is inherent in the Board’s consideration of the Company’s long‑term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures and significant acquisitions and divestitures. Our information security teams, led by our Senior Vice President, Security Engineering, are responsible for assessing and managing our exposure to information security risks, including by:
•Implementing and enforcing physical, operational and technical security policies, procedures and controls;
•Conducting, and engaging independent third-party experts to conduct, regular internal and external security assessments and audits, including assessments of the security posture of third-party vendors and partners;
•Collaborating with our development teams to engineer and integrate security throughout the product development lifecycle;
•Implementing scalable and continuous data protection practices; and
•Detecting, monitoring, investigating, and responding to potential security threats and incidents.
We also maintain cyber insurance coverage to mitigate potential costs that may arise from a cybersecurity incident.
Compensation Risk Assessment. We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of Match Group’s compensation policies and programs and the administration of these programs pose any material risks to the Company. At the request of the Compensation and Human Resources Committee of the Board, Compensia, Inc. (“Compensia”), the Compensation and Human Resources Committee’s independent compensation consultant, assessed the risk profile of Match Group’s executive compensation programs, and management assessed the risk profile of Match Group’s other compensation programs. Based on these reviews, management and the Compensation and Human Resources Committee have concluded that Match Group’s compensation policies and practices, taken as a whole, do not encourage excessive or unnecessary risk‑taking and are not reasonably likely to have a material adverse effect on Match Group.
Securities Trading, Derivatives Trading and Hedging and Pledging Policies. Match Group’s Securities Trading Policy (the "Trading Policy") governs the purchase, sale and other dispositions of its securities by directors, officers, employees, and contractors and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. The Trading Policy also provides that no director, officer or employee of Match Group and its subsidiaries may engage in transactions in publicly traded options, such as puts, calls, prepaid variable forward contracts, equity swaps or other derivatives that are designed to hedge or speculate on any change in the market value of or relating to Match Group securities, or engage in short sales with respect to Match Group securities. This prohibition extends to any and all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts (among others). The Trading Policy also provides that no director, officer or employee of Match Group and its businesses may initiate any transactions that involve pledging Match Group securities in any manner, including by purchasing Match Group securities on margin, holding Match Group securities in an account utilizing margin or otherwise pledging Match Group securities as collateral for a loan.
Director Independence. Under the Marketplace Rules of The Nasdaq Stock Market, LLC (the “Marketplace Rules”), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by management, as well as from Company records and publicly available information. Following these determinations, Match Group management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determinations.
In 2025, the Board determined that each of Mses. Brenner, Jones, McDaniel and Seymon and Messrs. Bailey, McInerney, Schiffman and Spoon is independent. In addition, the Board determined that (i) Wendi Murdoch, whose term ended in June 2024, was independent during the time she served on the Board and (ii) Mr. Rascoff was independent during the time he served on the Board in 2024. In connection with these determinations, the Board considered that in some cases in the ordinary course of business, Match Group and its businesses purchase products and services from companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by Match Group and its businesses. No relationships or payments considered were determined to be of the type that would (i) preclude a finding of director independence under the Marketplace Rules or (ii) otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of the director.
In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee and compensation committee members.
Director Nominations. The Nominating Committee identifies and evaluates individuals qualified to become members of the Match Group Board. The Nominating Committee receives candidate recommendations from stockholders, directors and management and, from time to time, is assisted by a third-party advisor in identifying qualified candidates. In assessing the candidates for recommendation to the Board as director nominees (regardless of how the candidate was identified or recommended), the Nominating Committee will evaluate such candidates against the standards and qualifications set out in its charter, including:
•Personal and professional integrity and character
•Prominence and reputation in the candidate’s profession

•Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business
•The capacity and desire to represent the interests of the stockholders as a whole
•The extent to which the interplay of the candidate’s skills, knowledge, expertise, diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the various stakeholders
•Availability to devote sufficient time to the affairs of Match Group
The Nominating Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. While the Board does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.
The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders as the Board and the Nominating Committee assess all candidates in the same manner regardless of how the candidate was identified or recommended. Stockholders who wish to make such a recommendation should send the recommendation to Match Group, 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any nominations for directors must comply with the requirements set forth in our bylaws.
Director Time Commitments and Service on Other Public Company Boards. Serving on Match Group's Board requires significant time and attention. Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities. In considering each director’s ability to properly discharge their duties, the Nominating Committee will annually review each director’s professional time commitments. This may include, without limitation, the director’s principal occupation, service on other public company boards, including any leadership positions held and service on such board’s committees, as well as service on private company boards and boards of non-profit organizations. If at any time the principal occupation of any director changes, the Nominating Committee will review the continued appropriateness of such director’s service on the Board. Directors should not serve on more than four public company boards (including Match Group's Board), other than a director who serves as Match Group's Chief Executive Officer, who should not serve on more than three public company boards (including Match Group's Board). Service on boards of other organizations should follow the Company’s conflict of interest policies.
Director Orientation and Education. All new members of the Board are required to participate in Match Group’s orientation program for directors. The orientation program includes discussions with and presentations by senior management and provides new directors with a review of Match Group’s financial position, an overview of the industry in which we operate and compete and the regulatory and legal environment that affects our business, as well as governs directors’ fiduciary duties. All directors are offered the opportunity, and are encouraged, to participate in continuing education programs with reimbursement by us of any associated expenses.
Communications with the Match Group Board. Stockholders who wish to communicate with the Board or a particular director may send any such communication to MatchGroupCorporateSecretary@match.com or Match Group, 8750 North Central Expressway, Suite 1400, Dallas, Texas, 75231, Attention: Corporate Secretary. If sent by mail, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder—Board Communication” or “Stockholder—Director Communication.” All correspondence must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. Match Group’s Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate. Items unrelated to directors’ duties and responsibilities may be excluded, including solicitations and advertisements.

The Board and Board Committees
The Board. The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Board met eight times during 2024. During 2024, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served, other than Ms. Murdoch. Directors are not required to attend annual meetings of Match Group stockholders. Four directors attended Match Group’s annual meeting of stockholders in 2024.
The Board currently has three standing committees: the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee.
Audit Committee. The members of Match Group’s Audit Committee, all of whom are independent directors, are Messrs. Bailey, Schiffman and Spoon (Chairperson). The Audit Committee met nine times during 2024. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Match Group’s financial statements, (ii) the effectiveness of Match Group’s internal control over financial reporting, (iii) the qualifications, performance and independence of Match Group’s independent registered public accounting firm, (iv) the performance of Match Group’s internal audit function, (v) Match Group’s risk assessment and risk management policies as they relate to financial, information security and other risk exposures and (vi) Match Group’s compliance with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among its members, Match Group’s independent registered public accounting firm, Match Group’s internal audit function and Match Group management. The formal report of the Audit Committee is set forth under Audit Committee Matters—Audit Committee Report.
The Board has concluded that Mr. Spoon is an “audit committee financial expert,” as such term is defined in applicable SEC rules, as well as the Marketplace Rules.
Compensation and Human Resources Committee. The members of Match Group’s Compensation and Human Resources Committee, all of whom are independent directors, are Mses. Brenner, Jones, McDaniel (Chairperson) and Seymon. The Compensation and Human Resources Committee met eight times during 2024. The Compensation and Human Resources Committee is appointed by the Board to assist the Board with all matters relating to the compensation of Match Group’s executive officers and non-employee directors and has overall responsibility for approving and evaluating all compensation plans, policies and programs of Match Group as they affect Match Group’s executive officers and non-employee directors. The Compensation and Human Resources Committee also evaluates the performance of Match Group’s senior management and presents its findings and recommendations to the full Board. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of Match Group’s officers the authority to make grants of equity‑based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on Match Group’s processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, Match Group management and consultants, see the discussion under Compensation Discussion and Analysis. The formal report of the Compensation and Human Resources Committee is set forth under Compensation Committee Report.
Nominating and Corporate Governance Committee. The members of Match Group’s Nominating and Corporate Governance Committee, all of whom are independent directors, are Ms. McDaniel and Messrs. McInerney (Chairperson) and Spoon. The Nominating Committee met seven times during 2024. The Nominating Committee is appointed by the Board to (i) identify and evaluate individuals qualified to become Board members consistent with such criteria as are deemed appropriate by the Nominating Committee or the Board, including the consideration of nominees submitted by stockholders, and to recommend to the Board director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected (and nominees to fill vacancies on the Board as necessary), (ii) periodically review Board committee composition and recommend changes as needed, (iii) oversee periodic evaluations of the Board and its committees, (iv) develop and periodically review corporate governance guidelines, (v) review director and director nominee independence, (vi) review and make recommendations regarding responses to stockholder proposals, (vii) oversee social and environmental policies and initiatives, (viii) oversee political contributions and expenditures and (ix) oversee corporate governance practices and identify best practices for potential adoption.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required pursuant to Section 14A of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), we are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers for 2024. This proposal, which we refer to as the “say on pay proposal,” is not intended to address any specific item of compensation, but rather our overall compensation program and policies relating to our named executive officers.
As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive officer compensation program is designed to increase long term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Match Group to meet its growth objectives.
We believe that our executive officer compensation program, with its balance of short-term and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. Accordingly, we believe that the compensation paid to our named executive officers in 2024 pursuant to our executive officer compensation program was fair and appropriate and are asking our stockholders to vote "FOR" the adoption of the following resolution:
“RESOLVED, that the stockholders of Match Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2024, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related narrative discussion.”
The approval, on an advisory basis, of the say on pay proposal requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter. The vote is advisory in nature and therefore not binding on us or our Board. However, our Board and Compensation and Human Resources Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.
The Company last sought a say on pay vote at its 2024 Annual Meeting of Stockholders and last sought a non-binding advisory vote from its stockholders on the frequency of seeking the say on pay vote (required by applicable law every six years) at its 2022 Annual Meeting of Stockholders. Based on voting results from the 2022 Annual Meeting of Stockholders, and consistent with the Company’s recommendation, say on pay votes currently occur every year. Accordingly, the next say on pay vote is currently scheduled to be held at the Company’s 2026 Annual Meeting of Stockholders.
The Board recommends that our stockholders vote "FOR" the advisory vote on executive compensation.
PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED 2024 STOCK AND ANNUAL INCENTIVE PLAN
(THE "2024 PLAN" OR THE "AMENDED AND RESTATED 2024 PLAN")
Overview
The Board requests that stockholders approve the proposed Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan to (i) increase the number of shares of common stock available for issuance under the 2024 Plan by 4,200,000 shares and (ii) to extend the term of the 2024 Plan to the tenth anniversary of our 2025 Annual Meeting. There are no other changes proposed to the 2024 Plan.
Background
The Board originally adopted the 2024 Plan in April 2024, which became effective upon approval by our stockholders on the date of our 2024 Annual Meeting, which was June 21, 2024. The Board approved the Amended and Restated 2024 Plan on [ ], 2025, subject to approval by our stockholders at the 2025 Annual Meeting.
As of April 2, 2025, there were 9,032,745 shares remaining available for issuance under the 2024 Plan, representing 3.64% of our outstanding common stock as of that date. The additional 4,200,000 shares requested for issuance under the Amended and Restated 2024 Plan is intended to provide us with sufficient shares for grants to be made over at least the next 12 months, with a reasonable buffer to support potential unplanned events such as unanticipated changes to our leadership team or headcount, or significant changes in our stock price. In addition, if approved by stockholders, the term of the 2024 Plan will be extended to the tenth anniversary of the date of the stockholders’ approval at the 2025 Annual Meeting. If the Amended and Restated 2024 Plan is not approved by our stockholders, while the original 2024 Plan will remain in effect in its current form, and we will continue to be able to grant equity incentive awards under the 2024 Plan until the earlier of its expiration or the date on which the maximum number of shares authorized under the 2024 Plan has been issued, the current share reserve may not be sufficient to support our equity compensation plans through the next opportunity to increase the equity plan reserve at our 2026 Annual Meeting of Stockholders. As a result, we would lose access to a key element of compensation that is critical in the labor markets in which we compete. We will also be compelled to replace future equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.
The approval of the Amended and Restated 2024 Plan requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter. The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board recommends that our stockholders vote "FOR" the approval of the Amended and Restated 2024 Plan.
Reasons to Vote for the Proposed Share Increase
Incentive Compensation is a Critical Part of Match Group’s Ability to Effectively Compete for Talent
We operate in a competitive market for talent across our portfolio of companies. The 2024 Plan enables us to grant equity-based compensation awards designed to attract, retain and motivate highly talented and skilled officers, employees, and non-employee directors and other service providers who are critical to the achievement of our long-term financial and strategic goals. Awards made under the 2024 Plan are designed to align the individual interests of award recipients with the interests of our stockholders and reward them for the creation of long-term stockholder value.
We believe that offering ownership interests in Match Group through the 2024 Plan is a key factor in retaining existing employees, recruiting and retaining new employees, and aligning and increasing the interest of all employees in our success. In addition, long-term equity-based compensation enables Match Group to provide competitive compensation to help in recruitment of executive officers and employees, and through vesting requirements, helps to promote retention and long-term service of executive officers and employees. Our broad-based program is used to attract and retain talented employees at all levels of the organization. During 2024, approximately 90% of our RSU and PSU awards granted to employees and consultants were made to our non-executive officer employees and other participants, which takes into account the potential maximum payout of PSU awards. No stock option awards were granted in 2024.
Equity Awards Support Our Pay for Performance Objectives
We award restricted stock units to a broad-based group of our employees and non-employee directors. In addition to restricted stock units, we also grant performance-based equity to senior employees that vest based on both time and rigorous performance conditions. Please see the description set forth under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentives—2024 PSU Awards” below for additional information regarding the performance conditions associated with performance-based awards granted to executive officers in 2024. Our Board believes that equity awards – the value of which fluctuates based on our stock price performance and, in the case of performance-based awards, requires achievement of key financial and strategic objectives – strongly link realized pay to Company performance and further our ownership culture. Equity-based compensation under the 2024 Plan would encourage award recipients to act as owners with an equity stake in Match Group and discourage inappropriate risk-taking.
Equity Awards Effectively Link Employee and Stockholder Interests and Drive Long-Term Value Creation
The Board and Compensation and Human Resources Committee believe that equity awards provide award recipients with a strong link to long-term performance and help to align the interests of award recipients with those of stockholders. The 2024 Plan is designed to advance these interests to the benefit of Match Group and its stockholders.
The ability to grant long-term equity-based compensation would allow Match Group to continue to align the interests of award recipients with the interests of Match Group’s stockholders and to create substantial incentives for Match Group’s executive officers and employees to achieve Match Group’s long-term goals.
We Are Mindful of the Need to Balance Our Need to Attract and Retain Talent with Stockholder Interests Regarding Dilution
We are mindful of the dilutive impact of our equity compensation program on our stockholders. The requested increase of 4,200,000 shares under the 2024 Plan as proposed is intended to balance dilution considerations with our need to compete for skilled talent, maintain competitive compensation practices, and attract and retain the leadership required to support our strategic objectives.
The proposed share increase represents an incremental dilution of approximately 1.69% of the shares of common stock outstanding as of April 2, 2025,which is lower than the one-year pool requested at our 2024 Annual Meeting of Stockholders, and well below the median requests of (i) technology companies with consecutive share requests from 2020 to 2024 (3.50%)1 and (ii) similarly-sized software companies since May 2022 (5.50%).2 We expect that the additional 4,200,000 shares will provide us a sufficient number of shares of our common stock to cover issuances for at least the next 12 months, with a reasonable buffer to support potential unplanned events such as unanticipated changes to our leadership team or headcount, or significant changes in our stock price. The Board believes the number of additional shares requested for issuance under the 2024 Plan represents a reasonable amount of potential additional equity dilution.
Our Board remains committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution, and in the near term, as indicated in 2024 Proxy Statement filed with the SEC on April 29, 2024, we intend to make annual requests to stockholders for additional shares so that stockholders can monitor our share usage and provide continued input on our equity program. We also maintain a share repurchase program, which has the effect of helping to mitigate dilution from equity awards by reducing the total number of our shares outstanding. However, our share repurchases have also contributed to the increase in our burn rate over the last three years, as well as the potential dilution represented by outstanding awards, as repurchases decrease the number of shares of common stock outstanding. During 2022, 2023 and 2024, we repurchased approximately 43 million shares, or approximately $1.8 billion of shares. As of April 1, 2025, $1.5 billion remains available under the share repurchase programs.
Responsible Equity Usage
Below is a summary of Match Group’s assessment of potential dilution attributable to the proposed increase in shares authorized pursuant to the Amended and Restated 2024 Plan. The information listed in the table below is as of April 2, 2025, the most recent practicable date prior to the filing of our proxy statement, and reflects all existing and former equity plans.

Share Allocation and Potential Dilution
2024 Plan additional share request	4,200,000
Shares currently available for future awards(1)	9,039,314
Shares subject to currently outstanding full value awards(1)	21,180,267
Shares subject to currently outstanding stock options(2)	2,618,330
Total potential equity awards	37,037,911
Shares currently outstanding	248,483,165
Potential dilution from equity awards	14.91%
(1)Reflects (i) the maximum number of PSUs that would vest if the highest level of performance condition is achieved, (ii) 2,971,210 shares reserved to settle subsidiary equity awards denominated in the equity of certain of our subsidiaries (the "Subsidiary Equity Awards") and (iii) 6,072 shares issuable pursuant to deferred share units accrued under the 2020 Match Group, Inc. Deferred Compensation Plan for Non-Employee Directors. For a description of Subsidiary Equity Awards, see “Note 11—Stock-Based Compensation—Equity Instruments Denominated in Shares of Certain Subsidiaries” to the consolidated financial statements included in “Part II, Item 8—Consolidated Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 27, 2025 (the "2024 10-K").
(2)Stock options outstanding have a weighted average exercise price of $21.50 and a weighted-average remaining term of 1.67 years.
No grants have been made under the Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan (the "2017 Plan") since our stockholders' approval of the 2024 Plan, which replaced the 2017 Plan. In addition, our 2015 Plan will expire in November 2025, following which we will not be able to make further grants under the 2015 Plan. If approved, the 4,200,000 additional shares requested for issuance under the 2024 Plan would, when combined with shares subject to outstanding equity awards under the Equity Plans as reflected in the table above, increase the potential dilution percentage to approximately 14.91%.
We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our stockholders. As part of our analysis when considering the proposed share increase, we considered our three-year average “burn rate,” or the number of shares subject to equity awards granted from the beginning of 2022 through the end of 2024, divided by the weighted average number of shares outstanding for that period.
1 Data per Institutional Shareholder Services Inc. ("ISS") Corporate Solutions.
2 Defined as companies within software and services industries with market capitalization values between $3 billion and $30 billion.

	2022	2023	2024
Burn rate (annual)(1)	1.46%	1.93%	2.58%
(1)Amounts for each year reflect the number of PSUs earned in each year and exclude Subsidiary Equity Awards due to the inability to translate such awards into a number of Match Group shares on the date of grant. Refer to “Note 11—Stock-Based Compensation” to the consolidated financial statements included in “Part II, Item 8—Consolidated Financial Statements and Supplementary Data” of the 2024 10-K, for information on how the Company reports the number of awards granted each year.
As shown in the table above, Match Group’s average annual burn rate for the three-year period ending December 31, 2024 was 1.99%. For context, we believe there are significant factors that have influenced our share usage and merit consideration. The majority of our recent hiring activity has been concentrated in Tinder and Hinge, which operate in fiercely competitive markets. The recruitment efforts for these brands have predominantly targeted technically skilled professionals, such as engineers, who command higher compensation packages that include a significant equity component. This strategic focus on specialized talent is crucial for maintaining our competitive edge and driving innovation in our industry. This heightened need for equity compensation coincided with our stock price significantly declining and remaining depressed over the past three years, which impacted the number of shares required to meet our compensation obligations. Accordingly, our share usage in 2024 is most reflective of our anticipated equity needs over the next 12-24 months at our current stock price. The Board's Compensation and Human Resources Committee and management monitor our equity usage on a regular basis and will continue to do so to ensure our burn rate is within competitive market norms.
We also considered that during the period from the beginning of 2022 through the end of 2024, we made equity grants in connection with the following: leadership appointments to advance our efforts, the compensation of employees who we believe are critical to furthering our business strategy; and incentivizing our key officers and employees. We believe these new hires and compensation decisions are critical to the development and strength of our senior management team to attract the experience and talent necessary to further implement our strategy.
Our Strong Corporate Governance Practices Further Align Our Equity Compensation Program with Stockholders' Interests
The following is a list of key practices intended to protect the interests of our stockholders:
✓ No evergreen provision. The 2024 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.
✓ No discounted options or SARs. Stock options and SARs must have an exercise price per share that is no less than the fair market value of our common stock on the date of grant.
✓ No repricing. Repricing of options and SARs is not to be permitted without stockholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
✓ No “liberal” change in control definition. The change in control definition under the 2024 Plan is only triggered in those instances where an actual change in control occurs.
✓ No automatic single-trigger vesting of employee awards. Awards granted under the 2024 Plan to employees will not vest automatically upon a change in control.
✓ No liberal share recycling. Any shares withheld or tendered in respect of taxes relating to any Award or withheld or tendered to pay the exercise price of options will not again become available for issuance under the 2024 Plan.
✓ Restricted dividends and dividend equivalents on awards. The 2024 Plan permits payment of dividends and dividend equivalents on awards only if and when the underlying award vests.
✓ Limit on non-employee director compensation. The maximum aggregate compensation that may be paid to any non-employee director in any calendar year (including cash and awards under the 2024 Plan) is $750,000, except that the maximum for a newly appointed or elected non-employee director is $1,000,000.
✓ Post-exercise holding period for CEO. Upon exercise of options or SARs by our CEO, any net shares received will be subject to a post-exercise holding period until the earlier of twelve (12) months from the date of exercise or the CEO’s termination of employment for any reason (including due to retirement).
✓ Clawback of awards. Awards granted under the 2024 Plan are subject to the Company’s Compensation Recoupment Policy.

Summary of Terms of the 2024 Plan
The principal features of the 2024 Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached as Appendix A to this proxy statement.
Administration. The 2024 Plan is administered by the Compensation and Human Resources Committee (or such other committee of the Board as the Board may from time to time designate, and for purposes of this summary, the “Committee”). Among other things, the Committee has the authority to select individuals to whom awards are granted, determine the types of awards granted, the number of shares of Match Group common stock underlying awards and the terms and conditions of awards.
Term. Awards may be granted under the 2024 Plan for ten years following the date on which our stockholders approve the 2024 Plan.
Eligibility. Awards under the 2024 Plan may be granted to any current or prospective director, officer, employee and consultant of Match Group or its subsidiaries or affiliates. The 2024 Plan permits awards to be made to any of the following individuals, as designated by the Committee: (i) non-employee directors of the Company (currently, the Company has 9 non-employee directors); (ii) officers of the Company (currently, the Company has 4 executive officers); (iii) employees (currently, the Company or its subsidiaries or affiliates have approximately 2,600 full-time employees and 8 part-time employees); and (iv) consultants (currently, the Company or its subsidiaries or affiliates have approximately 500 consultants). The basis for participation in the 2024 Plan is the Committee’s decision that an award to an eligible participant will further the 2024 Plan’s purpose of retaining, attracting and rewarding non-employee directors, officers, employees and consultants of outstanding ability and motivating eligible participants to exert their best efforts to achieve the Company’s long-term goals.
Shares Subject to the 2024 Plan. The 2024 Plan provides that the aggregate number of shares of Match Group common stock subject to grant under the 2024 Plan will be (i) 17,926,467 (which represents the 6 million shares of common stock originally reserved for issuance under the 2024 Plan plus the 22,926,467 shares remaining available for future grant under the 2017 Plan as of June 21, 2024, the date on which the stockholders approved the original 2024 Plan), (ii) plus the additional 4,200,000 shares requested pursuant to this proposal (iii) plus any shares subject to any outstanding award under the 2017 Plan that, after June 21, 2024, is forfeited, is terminated, expires or lapses for any reason without delivery of the shares underlying such award. The maximum number of shares that may be granted pursuant to incentive stock options is 10,000,000. The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.
The shares of Match Group common stock subject to grant under the 2024 Plan may be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. To the extent that any award is forfeited or any stock option or stock appreciation right terminates, expires or lapses without being exercised or any award is settled for cash, the shares of Match Group common stock underlying such awards will again be available for awards under the 2024 Plan. Shares will not again become available for issuance under the 2024 Plan to the extent (i) they are withheld or tendered to pay the exercise price of a stock option and/or the tax withholding obligations relating to any award, (ii) they underlie an award of SARs or any similar award (in which case the total number of shares will not again become available for issuance, and not only the number of shares actually issued in exercise or settlement of such an award), or (iii) they are repurchased by the Company in the open market with proceeds from a cash exercise of a stock option.
Stock Options and SARs. The 2024 Plan provides for the award of stock options and stock appreciation rights (“SARs”). Stock options can either be incentive stock options (“ISOs”) or non-qualified stock options and SARs can be granted either alone or in tandem with stock options. The exercise price of stock options and SARs cannot be less than 100% of the Fair Market Value (defined below) of Match Group common stock on the grant date. The 2024 Plan defines Fair Market Value as the closing price of Match Group common stock on the date of measurement, unless otherwise determined by the Committee. The closing price of Match Group common stock, as reported on the NASDAQ Stock Market, on [ ], 2025 was $[ ] per share. Stock options and SARs cannot be repriced without stockholder approval.
Holders of stock options may pay the exercise price: (i) in cash, (ii) if approved by the Committee, in shares of Match Group common stock (valued at Fair Market Value), (iii) with a combination of cash and shares of Match Group common stock, (iv) by way of a cashless exercise through a broker approved by the Company or (v) by withholding shares of Match Group common stock otherwise receivable on exercise. The Committee determines the term of stock options and SARs, which term may not exceed ten years from the grant date. The Committee determines the vesting and exercise schedules for stock options and SARs, which the Committee may waive or accelerate at any time, and the extent to which these awards will be exercisable after a termination of employment. Generally, unvested stock options and SARs terminate upon a termination of employment and vested stock options and SARs remain exercisable for one year after death, disability or retirement and for ninety (90) days after a termination of employment for any other reason. Vested stock options and SARs also terminate upon a termination of employment for cause. Stock options and SARs are transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of non-qualified stock options or SARs, as otherwise expressly permitted by the Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).
Restricted Stock. The 2024 Plan provides for the award of shares of Match Group common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2024 Plan and as may be otherwise determined by the Committee (“Restricted Stock”). Except for these restrictions and any others imposed by the Committee, upon the grant of an award of Restricted Stock, holders will have rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive all dividends and other distributions paid or made with respect to such shares, on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Committee: (i) cash dividends on shares of Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock and (ii) dividends payable in shares of Match Group common stock shall be paid in the form of additional shares of Restricted Stock, which in both cases, shall vest in accordance with the vesting schedule of the initial award. Grants of Restricted Stock awards under the 2024 Plan may or may not be subject to performance conditions. Shares of Restricted Stock may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.
RSUs. The 2024 Plan provides for the award of restricted stock units (“RSUs”) denominated in shares of Match Group common stock that will be settled, subject to the terms and conditions of the RSUs, in cash, shares of Match Group common stock or a combination thereof, based upon the Fair Market Value of the number of shares of Match Group common stock vesting. RSUs are not shares of Match Group common stock and as a result, holders of RSUs do not have rights of a stockholder. RSU award agreements will specify whether, to what extent and on what terms and conditions the shares of Match Group common stock underlying awards will be credited for dividends (if at all); provided that any dividend equivalents will be subject to the same vesting schedule as the underlying award and will pay out only if and when the underlying award vests. RSUs granted under the 2024 Plan may or may not be subject to performance conditions. RSUs may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.
Other Stock-Based Awards. The 2024 Plan also provides for the award of other Match Group common stock-based awards and awards that are valued in whole or in part by reference to (or are otherwise based on) shares of Match Group common stock (including unrestricted stock, dividend equivalents and convertible debentures). For the avoidance of doubt, other stock-based awards granted pursuant to the 2024 Plan shall not be eligible to receive dividends or dividend equivalents prior to the vesting of such an award.
Cash-Based Awards. Lastly, the 2024 Plan provides for cash-based awards settleable in cash, shares of Match Group common stock or a combination thereof.
Change in Control. Unless otherwise provided in the applicable award agreement or otherwise set forth in writing between the Company and the participant, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two-year period following a change in control:
•all stock options and SARs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable until the later of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the earlier of the original term or one-year anniversary of such change in control;
•all restrictions applicable to all Restricted Stock outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will lapse and such Restricted Stock will become fully vested and transferable; and
•all RSUs, including PSUs, outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested, any outstanding performance goals will be deemed satisfied at target, any restrictions shall lapse and such RSUs will be settled in cash or shares of Match Group common stock as promptly as is practicable.
Amendment and Discontinuance. The 2024 Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the 2024 Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange. If approved by our stockholders, the Amended and Restated 2024 Plan will terminate on the tenth anniversary of the date of stockholder approval of the Amended and Restated 2024 Plan.
U.S. Federal Income Tax Consequences
The following is a summary of certain federal income tax consequences of awards to be made under the 2024 Plan based upon the laws in effect as of the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances under the 2024 Plan. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.
Non-Qualified Stock Options. A participant will not recognize taxable income when a non-qualified stock option is granted and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the Fair Market Value of the shares of Match Group common stock purchased over their exercise price and we generally will be entitled to a corresponding deduction.
ISOs. An award holder will not recognize taxable income when an ISO is granted. An award holder will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an ISO. If the award holder does not sell or otherwise dispose of the shares of Match Group common stock acquired upon the exercise of an ISO within two years from the date the ISO was granted or within one year from the date the award holder acquired the shares of Match Group common stock, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss and we will not be entitled to any deduction. If, however, the shares of Match Group common stock acquired are disposed of within such two- or one-year periods, then in the year of such disposition the award holder will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the Fair Market Value of such shares on the date of exercise over the exercise price and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the Fair Market Value of the shares of Match Group common stock acquired on the exercise date will be treated as capital gain.
SARs. An award holder will not recognize taxable income when a SAR is granted and we will not be entitled to a tax deduction at such time. Upon vesting of a SAR, no taxable income is recognized. However, upon exercise, the participant will recognize ordinary income (and subject to income tax withholding in the case of employees) equal to the cash received or the difference between the Fair Market Value of any shares of Match Group common stock received and the exercise price. We generally will be entitled to a corresponding deduction.
Restricted Stock. An award holder will not recognize taxable income when an award of Restricted Stock is granted and we will not be entitled to a tax deduction at such time, unless the award holder makes an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), as amended, to be taxed at grant. If such an election is made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the Fair Market Value of the shares of Restricted Stock at such time. If such an election is not made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of the shares of Restricted Stock at such time. We are entitled to a corresponding deduction at the time ordinary income is recognized by the award holder. In addition, dividends credited prior to vesting to shares of Restricted Stock for which the above-described election has not been made will be compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than as dividend income, and we will be entitled to a corresponding deduction.
RSUs. An award holder will not recognize taxable income when RSUs are granted and we will not be entitled to a tax deduction at such time. An award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of any shares of Match Group common stock delivered (and the amount of cash paid by us (if any)) and we will be entitled to a corresponding deduction.
Section 162(m). Under Section 162(m) of the Code, compensation (including compensation under the 2024 Plan) in any calendar year in excess of $1 million for any individual who serves as a named executive in 2017 or thereafter will not be deductible, unless such compensation is grandfathered under the Tax Cuts and Jobs Act of 2017.
The foregoing general tax discussion is intended for the information of stockholders in connection with considering how to vote with respect to the Amended and Restated 2024 Stock and Annual Incentive Plan Proposal and not as tax guidance to individuals who receive awards under the 2024 Plan. Holders of awards under the 2024 Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2024 Plan.

Registration with the SEC
If the stockholders approve this proposal, we will file with the SEC, as soon as reasonably practicable after such approval, a registration statement on Form S-8 relating to the additional shares available for issuance under the 2024 Plan.
New Plan Benefits
A new plan benefits table for the 2024 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2024 Plan is not provided because all awards made under the 2024 Plan will be made at the Committee’s discretion, subject to the terms of the 2024 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2024 Plan are not determinable at this time. However, please refer to the 2024 Summary Compensation Table in this proxy statement which sets forth certain information regarding awards granted to our NEOs during the last completed fiscal year.
Existing Plan Benefits to Named Executive Officers and Others
The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table set forth below under "Executive Compensation" and each group listed below the number of shares of common stock subject to RSUs and PSUs granted under the 2024 Plan, in each case since the adoption of the 2024 Plan on June 21, 2024 through April 2, 2025 (without regard to whether any grants were subsequently forfeited, terminated or canceled or shares were subsequently withheld). No awards of stock options have been granted under the 2024 Plan.

Name	RSUs and PSUs Granted Since Adoption of Plan(1)
Bernard Kim	—
Gary Swidler	—
Sean Edgett	44,286
Philip Eigenmann	—
Jeanette Teckman	—
All current executive officers as a group (4 persons)	2,223,866
All non-employee directors as a group (9 persons)	—
Stephen Bailey (director nominee)	—
Melissa Brenner (director nominee)	—
Alan G. Spoon (director nominee)	—
All employees, including all current officers who are not executive officers, as a group (1,029 persons)	7,062,074
(1)For PSUs, reflects the maximum number of PSUs that would vest if the highest level of performance condition is achieved.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP (“E&Y”) as Match Group’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and is requesting that stockholders ratify the appointment.
The Audit Committee annually evaluates the performance of E&Y and determines whether to continue to retain E&Y or consider the retention of another firm. In appointing E&Y as Match Group’s independent registered public accounting firm for 2025, the Audit Committee considered (i) E&Y’s performance as Match Group’s independent registered public accounting firm, (ii) the fact that E&Y has audited the financial statements of Match Group since Match Group was a wholly owned subsidiary of Former IAC and also since the completion of Match Group’s initial public offering in 2015, (iii) E&Y’s independence with respect to the services to be performed for Match Group and (iv) E&Y’s strong and considerable qualifications and general reputation for adherence to professional auditing standards. In addition, in conjunction with the mandated rotation of the lead engagement partner every five years, the Audit Committee is directly involved in the selection of the new lead engagement partner.
A representative of E&Y is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so choose and will be available to respond to appropriate questions.
Although ratification is not required by applicable laws, our bylaws or otherwise, the Board is submitting the selection of E&Y to our stockholders for ratification because the Board values your views on Match Group’s independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. If the stockholders do not ratify the appointment of E&Y, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Match Group and our stockholders.
Ratification of the appointment of E&Y as Match Group’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter.
The Board recommends that our stockholders vote "FOR" the ratification of the appointment of E&Y as Match Group’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 5—MANAGEMENT PROPOSAL TO AMEND MATCH GROUP'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD
Under our current Certificate of Incorporation and Bylaws, our Board is divided into three classes. Directors in each class serve on the Board until the third succeeding annual meeting of stockholders after their election, such that the term of office of one class expires at each annual meeting.
Proposal 5 would amend our Certificate of Incorporation to begin declassification of our Board at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) if this Proposal 5 is approved by the requisite vote of our stockholders at the Annual Meeting. Directors elected at this Annual Meeting will be elected to three-year terms expiring at the annual meeting of stockholders held in 2028 (the “2028 Annual Meeting”). If the proposed amendments are approved at this Annual Meeting, then, beginning with the class of directors standing for election at the 2026 Annual Meeting, directors will be elected to one-year terms of office. Directors currently serving terms that expire at the annual meetings of stockholders to be held in 2026 and 2027 will (subject to their earlier resignation or removal) serve the remainder of their respective terms, and thereafter their successors will be elected to one-year terms. At the 2028 Annual Meeting and annual meetings thereafter, all directors will stand for election annually, and the Board will no longer be classified. Any director appointed to fill a vacancy, or to fill newly created director positions resulting from an increase in the number of directors, before the 2028 Annual Meeting will be appointed for a term expiring upon the expiration of the term of the director whose place is filled, or if appointed to fill a newly created director position, for a term expiring upon the next election of the class to which such director was appointed. Our Board also will approve certain conforming changes to our By-laws, contingent on the effectiveness of these proposed amendments to our Certificate of Incorporation.
Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. Our Certificate of Incorporation provides that a director may be removed only for cause and upon the approval of holders of not less than a majority of the total voting power of the then outstanding shares of stock entitled to vote in the election of directors, voting together as a single class. The proposed amendments to our Certificate of Incorporation provide that, from and after the 2026 Annual Meeting, any director elected to a one-year term may be removed either with or without cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class. All other directors may be removed only for cause.
With respect to Proposal 5, the proposed amendments to our Certificate of Incorporation are included with this proxy statement as Appendix C-1. This description of the proposed amendments to our Certificate of Incorporation is qualified in its entirety by reference to the text of the amendments as set forth in Appendix C-1.
In addition, in connection with Proposal 5, the Company intends to amend and restate the Certificate of Incorporation to reflect each of the prior amendments and to remove obsolete language that has already become effective and does not impact the rights of our stockholders in any substantive manner. The proposed amendments to our Certificate of Incorporation associated with the foregoing are included with this proxy statement as Appendix C-2.
In proposing these amendments to our Certificate of Incorporation and seeking to evolve our governance structure, our Board has considered feedback from our stockholders and evolving governance practices. Our Board unanimously concluded, on the recommendation of the Nominating Committee, that the proposed changes contemplated by this Proposal 5 are advisable and in the best interest of Match Group and our stockholders.
If this Proposal 5 is approved by the requisite vote of our stockholders at the Annual Meeting, all of the proposed amendments to the Certificate of Incorporation set forth on Appendix C-1 and C-2 would become effective upon the filing of an amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our stockholders approve the amendments. The full text of our Amended and Restated Certificate of Incorporation that would be filed in such case is included with this proxy statement as Appendix C-3.
If this Proposal 5 is not approved by the requisite votes of our stockholders at the Annual Meeting, the amendments to the Certificate of Incorporation described in this Proposal 5 would not become effective and the provisions that require a classified Board would continue to apply.
The amendments to our Certificate of Incorporation to declassify our Board require the affirmative vote of a majority of the outstanding shares of Match Group common stock entitled to vote on the matter.
The Board unanimously recommends that our stockholders vote FOR the management proposal to amend our Certificate of Incorporation to declassify the Board.

PROPOSAL 6—STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD
Anson has notified the Company that it intends to present a stockholder proposal to declassify the Board for consideration at the Annual Meeting. Proposal 6 will be required to be voted upon at the Annual Meeting only if properly presented.
The text of the proposal appears below:
RESOLVED, that the stockholders of Match Group, Inc. (the “Corporation”) request that the Board of Directors of the Corporation (the “Board”) take all necessary steps in its power to declassify the Board so that all directors are elected on an annual basis.
Board Statement in Support of Proposal 6
As noted in our discussion of Proposal 5, the Board has carefully considered the advantages and disadvantages of classified boards and current stockholder sentiment on classified boards, and has recommended that stockholders vote FOR Proposal 5 to amend the Certificate of Incorporation to declassify the Board.
The approval of the stockholder proposal to declassify the Board requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting or represented by proxy and entitled to vote on the matter.
As Proposal 6 asks stockholders to support declassification of our Board, and management has similarly recommended action to declassify our Board, the Board unanimously recommends that stockholders support Proposal 6, if properly presented at the Annual Meeting.
If you wish to amend the Certificate of Incorporation to declassify the Board, the Board also unanimously recommends that you vote FOR Proposal 5.
AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is available on Match Group’s website at http://ir.mtch.com. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of Match Group’s financial statements, (ii) the effectiveness of Match Group’s internal control over financial reporting, (iii) the qualifications, performance and independence of Match Group’s independent registered public accounting firm, (iv) the performance of Match Group’s internal audit function, (v) Match Group’s risk assessment and risk management policies as they relate to financial and certain other risk exposures and (vi) Match Group’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Match Group’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for Match Group’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of Match Group’s consolidated financial statements and the effectiveness of Match Group’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Match Group included in the Annual Report on Form 10-K for the year ended December 31, 2024 with Match Group’s management and E&Y, Match Group’s independent registered public accounting firm.
The Audit Committee has discussed with E&Y the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence and has discussed with E&Y its independence from Match Group and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Match Group be included in Match Group’s Annual Report on Form 10‑K for the year ended December 31, 2024 for filing with the SEC.

Members of the Audit Committee
Alan G. Spoon (Chairperson)
Stephen Bailey
Glenn H. Schiffman
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by E&Y to Match Group for the years ended December 31, 2024 and 2023:

	2024		2023
Audit Fees	$4,721,702	(1)	$4,006,653	(2)
Audit-Related Fees	$—		$—
Total Audit and Audit-Related Fees	$4,721,702		$4,006,653
Tax Fees	$45,980	(3)	$56,525	(4)
Total Fees	$4,767,682		$4,063,178
______________________
(1)    Audit Fees in 2024 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and review of periodic reports, (ii) statutory audits (audits performed for certain Match Group businesses in various jurisdictions abroad, which audits are required by local law), (iii) review of documents filed with the SEC, and (iv) out-of-pocket expenses.
(2)    Audit Fees in 2023 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and review of periodic reports, (ii) statutory audits (audits performed for certain Match Group businesses in various jurisdictions abroad, which audits are required by local law), (iii) fees for services performed related to the issuance of the auditor's consent for SEC registration statements, and (iv) out-of-pocket expenses.
(3)    Tax Fees in 2024 include fees paid for tax compliance services, routine-on-call advisory services, and domestic tax advisory services.
(3)    Tax Fees in 2023 primarily include fees paid for certain tax compliance services.
Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee has a policy governing the pre‑approval of all audit and permitted non‑audit services performed by Match Group’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Match Group and its management. Unless a type of service to be provided by Match Group’s independent registered public accounting firm has received general pre‑approval, it requires specific pre‑approval by the Audit Committee. Any proposed services in excess of pre‑approved cost levels also require specific pre‑approval by the Audit Committee. In all pre‑approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.
All tax services require specific pre‑approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre‑approval of the Audit Committee (each of which is subject to pre‑approved cost levels) and has classified these pre‑approved services into one of three categories: Audit, Audit‑Related and All Other (excluding Tax). The term of any pre‑approval is 12 months from the date of the pre‑approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre‑approved services from time to time. Pre‑approved fee levels for all services to be provided by Match Group’s independent registered public accounting firm are established periodically from time to time by the Audit Committee.
Pursuant to the pre‑approval policy, the Audit Committee may delegate its authority to grant pre‑approvals to one or more of its members, and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre‑approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre‑approve services to management.

INFORMATION CONCERNING MATCH GROUP EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Background information about Match Group’s current executive officers who are not directors is set forth below. For background information about Match Group’s Chief Executive Officer, Spencer Rascoff, see the discussion under Proposal 1—Election of Directors—Information Concerning Director Nominees and Other Board Members.
Steven Bailey, age 42, has served as Match Group's Chief Financial Officer since March 2025. Prior to that, he held positions of increasing responsibility with the Company since 2012, including Senior Vice President, Financial Planning & Business Operations from February 2022 to February 2025; Chief Financial Officer, Match Group Americas, from February 2021 to January 2022; Senior Vice President, Finance & Business Operations, Match Group Americas, from February 2018 to January 2021; and VP, Finance, Match Group Americas, from February 2016 to January 2018. Prior to joining the Company, Mr. Bailey served as Manager, Financial Planning & Analysis, for Dow Jones from 2011 to 2012. Mr. Bailey began his career serving in various finance and operations roles for Heritage Building Group from 2004 to 2011. He received an MBA in Finance from Lehigh University and a BA in Finance from Bloomsburg University.
Sean Edgett, age 47, has served as Match Group’s Chief Legal Officer and Secretary since September 2024. Prior to joining Match Group, Mr. Edgett served as Chief Legal Officer & Secretary for UPSIDE Foods, a food technology company, since April 2023. Prior to that, he was Senior Vice President & General Counsel of Twitter from February 2018 until October 2022. Mr. Edgett joined Twitter in August 2012, holding various executive legal roles until February 2018. He served as Director of Legal at NetApp from October 2010 until August 2012 and began his career as a litigation attorney for Akin Gump Strauss Hauer & Feld LLP from 2003 to 2005 before practicing as a corporate attorney at Latham & Watkins LLP from 2005 to 2010. Mr. Edgett received a BA in Cognitive Science and a BA in Psychology from University of California San Diego, and a JD from Pepperdine University School of Law.
Hesam Hosseini, age 40, has served as Match Group's Chief Operating Officer since April 2025 and as Match Group's Chief Executive Officer, Evergreen & Emerging Brands, since February 2023. Prior to that, he held various positions with the Company since February 2013, including Chief Executive Officer, Match and Match Affinity, from December 2017 to February 2023; Chief Executive Officer, PlentyOfFish, from January 2016 to December 2017; and General Manager, New Initiatives, from February 2013 to January 2016. Mr. Hosseini began his career serving as a Business Analyst for McKinsey & Company. He received a BBA from The University of Western Ontario.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our executive officers whose compensation is discussed in this compensation discussion and analysis (the “CD&A”) and to whom we refer to as our named executive officers in this CD&A (the “NEOs”) are:

Named Executive Officer	Position
Bernard Kim	Former Chief Executive Officer
Gary Swidler	Former President and Chief Financial Officer
Sean Edgett	Chief Legal Officer and Secretary
Philip Eigenmann	Chief Accounting Officer
Jeanette Teckman	Former Interim Chief Legal Officer
While the principal purpose of this CD&A is to review the compensation of our NEOs, many of the programs discussed apply to other members of senior management. This CD&A should be read together with the compensation tables and related disclosures set forth below.
Leadership Transitions
In 2024 and early 2025, the following leadership changes took place:
•Ms. Teckman was appointed Interim Chief Legal Officer effective March 11, 2024, and was succeeded by Mr. Edgett, who was appointed Chief Legal Officer and Secretary effective September 23, 2024. Ms. Teckman’s employment with the Company terminated on November 8, 2024.
•On October 6, 2024, Steven Bailey, the Company’s Senior Vice President, Financial Planning & Business Operations, was appointed Chief Financial Officer of the Company effective March 1, 2025, following which Mr. Swidler would continue to serve as President. On February 28, 2025, Mr. Swidler gave notice to the Company of his intention to terminate his employment with the Company effective as of July 4, 2025. Mr. Swidler continued

to serve as President until April 1, 2025, following which he remains employed in an advisory capacity until July 4, 2025.
•After year end, Spencer Rascoff, a member of the Board, was appointed Chief Executive Officer of the Company effective February 4, 2025. Mr. Rascoff succeeded Mr. Kim, who ceased serving as Chief Executive Officer and a member of the Board effective February 4, 2025.
For a summary of 2024 compensation arrangements relating to these leadership changes, see the section below titled “Leadership Transition Compensation Matters.” 2025 NEO compensation arrangements will be discussed in the Company’s 2026 Proxy Statement.
Philosophy and Objectives
Match Group’s executive compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders who have the competence, character, experience and ambition necessary to drive Match Group to meet its growth and profitability objectives.
Although Match Group is a publicly traded company, our business comprises a broad and diverse portfolio of brands that we believe will be best managed if we successfully attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when working to recruit and retain our executive officers and other senior leaders, we compete not only with other public companies, but also with earlier stage companies, companies funded by financial sponsors including private equity and venture capital firms, financial sponsors themselves and professional firms. We structure our executive compensation program to foster our entrepreneurial culture so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.
We believe that a strong performance-focused executive compensation program is essential to enable us to achieve our business goals and to build stockholder value. We seek to achieve these objectives through a compensation program that:

Pays for performance:
We take a rigorous performance-based approach to executive compensation. A significant portion of NEO pay is not guaranteed but rather is at risk and/or based on attaining various Company and individual performance objectives. To further emphasize performance-based pay opportunities, in 2024 we implemented a formulaic assessment of Company revenue and profitability performance to determine the majority of bonus payouts for each of our NEOs other than Ms. Teckman (whose executive service was in an interim role), as discussed further in "Compensation Elements – Annual Bonuses" below.

Instills an ownership culture:
Our ownership culture rewards performance and links the interests of each of our NEOs with those of our stockholders by focusing on long-term value creation. 2024 long-term incentives were generally granted in the form of RSUs and performance-based RSUs (“PSUs”), as discussed further in "Compensation Elements – Long-Term Incentives" below. The PSUs vest at the conclusion of a three-year period and are only earned if the relevant performance targets, which are based on total stockholder return (“TSR”), are met. This design drives long-term value creation and ensures that NEOs’ long-term incentives are entirely at risk, with amounts earned tied to our stock price performance, creating alignment with our stockholders. In addition, the three-year vesting requirement reduces the risk that our NEOs will place too much focus on short-term achievements to the detriment of the long-term goals of the Company.

Pays competitively:	We set compensation levels that are competitive with those of individuals holding comparable positions at companies with which we compete for talent and that are of similar size, market valuation and business complexity.
Values stockholder input:	We consider feedback from our stockholders relevant to our compensation practices.

We maintain the following compensation practices that reflect our pay-for-performance compensation philosophy:

What We Do	What We Don’t Do
✓ Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance
✓ Use objective performance-based Company goals that are designed to be rigorous in our incentive programs
✓ Annually review the composition of our executive compensation peer group to evaluate whether the peer group remains appropriate considering our size and industry
✓ Conduct an annual say-on-pay vote on our NEO compensation
✓ Formally assess risk within the executive compensation program
✓ Ensure the independence of the members of the Compensation and Human Resources Committee of our Board of Directors (for purposes of this CD&A, the “Committee”) and the advisors who report to them
✓ Maintain stock ownership guidelines that reinforce the alignment of NEO and stockholder interests
✓ Prohibit hedging and pledging transactions with respect to our securities
✓ Maintain a clawback policy regarding recovery of erroneously awarded compensation in the event of an accounting restatement and can require forfeiture or reimbursement of RSUs and PSUs in certain other circumstances

x No guaranteed base salary increases
x No tax gross ups for NEOs
x No excessive perquisites
x No “single-trigger” change in control payments
x No repricing of underwater options without stockholder approval

2024 Company Performance
Revenue in 2024 grew 3% year-over-year (“Y/Y”) to $3.5 billion, driven by an 8% Y/Y increase in Revenue per Payer (“RPP”) to $19.12, partially offset by a 5% Y/Y decline in Payers to 14.9 million. In 2024 we chose to exit our Hakuna app, which provided live streaming services, as well as our other live streaming services within our other brands. Excluding Hakuna and the other live streaming services, revenue in 2024 was up 5% Y/Y. Revenue growth was primarily due to growth at Hinge, and to a lesser extent Tinder, offset by declines at our Evergreen & Emerging and Match Group Asia segments.
Operating income in 2024 declined 10% Y/Y to $823 million, representing an operating income margin of 24%. Adjusted Operating Income ("AOI") of $1.3 billion was flat Y/Y, representing an AOI Margin of 36%. Operating income and AOI were positively affected by the increase in revenue. Operating income declined due to increases in non-cash compensation, impairments of certain intangible assets as a result of the termination of our live streaming services and the Hakuna app, and depreciation. Operating cash flow and Free Cash Flow in 2024 were $933 million and $882 million, respectively. We deployed 85% of our Free Cash Flow during the year for share repurchases.
Certain of the financial measures described above are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). For a further description of each non-GAAP financial measure set forth above as well as a full reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see pages 46-48 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025 (the “2024 Annual Report”). For definitions of certain terms used above, including Payers, RPP, Match Group Asia, and Evergreen & Emerging, please see page 34 of the 2024 Annual Report.

2024 Compensation Highlights
Our 2024 compensation decisions and pay outcomes demonstrate alignment with our philosophy and objectives.

Target Compensation Opportunities:
▪No NEO salaries were increased other than for Ms. Teckman upon her promotion to Interim Chief Legal Officer.
▪No NEO annual target bonus opportunities were increased.
▪There was no increase in the target amount of annual long-term incentive awards granted to our CEO.
▪Decreased the target amount of annual long-term incentive awards granted to our President and CFO by 45%.

Program Design:
▪Introduced revenue and profitability metrics into the annual bonus program, accounting for 70% of each individual's bonus payout based on pre-established targets set near the beginning of the performance year.
▪60% of the target amount of annual long-term incentive awards granted to Messrs. Kim and Swidler and 50% of the target amount of annual long-term incentive awards granted to Mr. Edgett consisted of PSUs.
▪PSUs granted in 2024 have their payout solely based on Match Group’s 3-year relative TSR (“rTSR”) percentile rank among Nasdaq composite index companies. The measurement against Nasdaq composite index companies was a change from PSUs granted in 2023, in which rTSR is measured against Nasdaq-100 index companies, to more accurately reflect the Company’s market capitalization relative to other Nasdaq-traded companies.

Pay Outcomes:
▪2024 NEO annual bonus payouts averaged 38% of target, excluding Ms. Teckman, whose 2024 service was limited to an interim role, which is reflective of 2024 performance falling below our financial outlook at the beginning of the year. Including Ms. Teckman, 2024 NEO annual bonus payouts averaged 48% of target.
▪All the PSUs awarded in 2021 that were scheduled to vest in February 2024 vested with no payout as a result of the Company's relative stock growth performance over the three-year period ending in February 2024.

As the chart below shows, 94% of Mr. Kim’s 2024 target compensation was variable and at-risk. On average, 77% of our other NEO’s target compensation was considered variable and at risk.
Stockholder Engagement and 2024 Say-on-Pay Vote
We believe it is important to provide an open forum for stockholder discussion and feedback. As a result, our management regularly engages with our stockholders to hear their perspectives. We greatly value this feedback, and we seek to optimize our executive compensation program by refining our policies, procedures and practices when appropriate.

In 2024, we participated in discussions with many of our stockholders, including our largest stockholders, on a variety of topics. We also communicate with our stockholders through several other forums, including quarterly earnings calls, our annual and quarterly reports, proxy statements and other SEC filings, our Annual Meeting of Stockholders, investor meetings and conferences and our Investor Relations website. In addition, we held an Investor Day on December 11, 2024, to provide the Company’s views on its market opportunity, sources of competitive differentiation, core business drivers, product roadmaps, and financial outlook.
At our 2024 annual meeting of stockholders, we were pleased that the advisory vote on NEO compensation (the “say-on-pay” vote) received over 93% support after extensive outreach in 2023 and efforts to implement stockholder feedback in early 2024. The full Board and the Committee believe this result demonstrated a strong level of support for our executive compensation philosophy, program and practices as modified in 2024.
Compensation-Setting Process
When establishing initial compensation packages upon an executive's hire or promotion, Match Group follows a flexible approach, and makes decisions based on a variety of factors particular to a given executive's situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the individual executive, comparative market data, internal equity considerations, prior compensation levels for the particular position within Match Group, the location of a particular executive, compensation levels available to the individual in alternative opportunities, and other factors we deem relevant at the time. Each individual component of a given NEO’s compensation is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation holdings are also considered.
In its annual review of each NEO’s pay package, prior to making specific decisions related to any particular element of compensation, the Committee typically considers the following factors:
•Historical compensation levels for each of our NEOs, evaluating the NEO’s total near-term and long-term compensation in aggregate;
•Each individual NEO’s skills, experience and qualifications relative to similarly situated executives at the companies in our compensation peer group and in select broad-based compensation surveys;
•Each individual NEO’s performance against the expectations of the Committee, our Board and our Chief Executive Officer (for other NEOs);
•The compensation practices among our competitors and broad-based compensation surveys;
•Our historical and projected future performance against Company-wide and brand-level financial and operational objectives established by the Committee and our Board;
•The recommendations provided by our Chief Executive Officer with respect to the compensation of our other NEOs; and
•The competitive state of the labor market generally, including any need to strengthen the retentiveness of our compensation packages.
Roles and Responsibilities
The Committee has primary responsibility for establishing the compensation of our NEOs. For each of our NEOs, all compensation decisions referred to throughout this CD&A regarding their compensation as an executive officer have been made by the Committee, based in part on recommendations from our Chief Executive Officer (except with respect to his own compensation), and in consultation with the Chairman of our Board.
Our Chief Executive Officer participates in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In late 2023 and early 2024, Mr. Kim met with the Committee several times to review projections for aggregate 2024 compensation, including salary levels, target bonus levels and total equity award values, as well as to discuss his views of corporate and individual executive officer performance for 2023 for Messrs. Swidler and Eigenmann. In late 2024 and early 2025, Mr. Kim again met with the Committee several times to review his recommendations for annual bonuses for Ms. Teckman and Messrs. Edgett, Swidler and Eigenmann based on 2024 performance. Mr. Kim did not participate in the determination of his own compensation. Following each of these discussions, the Committee met in executive session to discuss Mr. Kim’s recommendations, including their views of corporate and individual performance for 2023 and 2024 for Mr. Kim. The Committee also met with Mr. Kim at various times throughout 2024 to discuss his perspectives and recommendations on the various compensation decisions to be made in connection with leadership changes that occurred during the year.

Since 2021, the Committee has engaged Compensia, a national compensation consulting firm, to assist it with compensation matters, including compensation peer group selection, executive and non-employee director compensation assessment, equity usage analysis and compensation risk assessment, and to provide competitive market data for comparable companies. Compensia reports directly to the Committee, and the Committee may replace Compensia or engage additional consultants at any time. One or more representatives from Compensia attends Committee meetings and communicates with the Chair of the Committee, as well as other Committee members, between meetings from time to time. Compensia has no other business relationship with Match Group and receives no payments from Match Group other than fees for services to the Committee. The Committee has assessed the independence of Compensia considering, among other things, the factors set forth under Rule 10C-1 of the Exchange Act and the Marketplace Rules, and has concluded that no conflict of interest has arisen with respect to the work that Compensia performs for the Committee.
Use of Comparative Market Data
For purposes of comparing our executive compensation program against the competitive market, the Committee evaluates the compensation of our NEOs against those in similar positions at comparable companies at least annually, with input from its compensation consultant. The Committee does not use a single method or measure in making its compensation decisions, nor does it position compensation levels based upon a specific level relative to a peer group or other companies. Nonetheless, the pay practices at comparable companies are an important factor that the Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.
The Committee applied the following criteria when selecting the peer group companies used for assessing our executive compensation program for 2024, in collaboration with Compensia:

Criteria for Peer Group	General Characteristics
Revenue
•Approximately 0.5x to 2.0x Match Group’s last 12-month revenue of $3.2B (~$1.6B to ~$6.4B as of August 25, 2023).
•Select companies outside this guideline may be retained if they are particularly relevant.

Market Capitalization
•Approximately 0.33x to 3.0x Match Group’s then current 30-day average market capitalization of ~$12.6B (~$4.2B to ~$37.8B as of August 25, 2023).
•Given market volatility, some peers may be slightly outside this range.

Qualitative Factors
•In addition, the Committee considers other characteristics such as growth rate, profitability, a company’s proximity to its IPO, whether a company has a relevant business model or is a competitor, peers identified by proxy advisory firms, and whether a company has named Match Group as a peer.

Applying these criteria, the Committee determined no changes were needed and approved the following 19 companies as our compensation peer group as of September 2023 (ticker symbols shown in parentheses):

Akamai Technologies Inc. (AKAM)	eBay Inc. (EBAY)	IAC Inc. (IAC)	Spotify Technology S.A (SPOT)
Bumble Inc. (BMBL)	Electronic Arts Inc. (EA)	Pinterest, Inc. (PINS)	Take-Two Interactive Software Inc. (TTWO)
DocuSign, Inc. (DOCU)	Etsy Inc. (ETSY)	Roblox Corp. (RBLX)	Zillow Group, Inc. (ZG)
DoorDash, Inc. (DASH)	Expedia Group, Inc. (EXPE)	Roku, Inc. (ROKU)	Zoom Communications, Inc. (ZM)
Dropbox, Inc. (DBX)	GoDaddy Inc. (GDDY)	Snap Inc. (SNAP)
Using the same criteria, in September 2024 the Committee approved the removal of DoorDash, Inc., Electronic Arts Inc. and Spotify Technology S.A. from the peer group as each company exceeded the maximum revenue and market capitalization criteria, and the addition of DraftKings Inc. (DKNG), Maplebear Inc., doing business as Instacart (CART), Light & Wonder, Inc. (LNW) and Lyft, Inc. (LYFT) to the peer group. The peer group as updated in September 2024 was used for assessing our executive compensation program for 2025 and for the determination of annual bonuses with respect to 2024 performance.

Compensation Elements
Match Group’s compensation packages for our NEOs have primarily consisted of salary, annual bonuses, long‑term incentives (typically equity awards), and, to a more limited extent, perquisites and other benefits.
Salary
None of the salaries for Messrs. Kim, Swidler or Eigenmann were adjusted during 2024. Upon her promotion to Interim Chief Legal Officer, the Committee approved an increase in Ms. Teckman’s salary from $350,000 to $440,000.
Upon the commencement of his employment with the Company as Chief Legal Officer and Secretary on September 23, 2024, Mr. Edgett entered into an employment agreement with the Company, pursuant to which he would receive an annual base salary of $500,000, prorated for any partial year of employment. For additional information regarding Mr. Edgett’s employment agreement, see “Leadership Transition Compensation Matters” below. NEO salaries for 2024 are reported in the 2024 Summary Compensation Table included in the Executive Compensation section of this proxy statement.
Annual Bonuses
Match Group’s bonus program is designed to reward performance on an annual basis. Bonuses are generally paid shortly after year-end following finalization of the financial results for the year in question. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an NEO’s total direct compensation, the bonus program provides an important incentive tool to achieve Match Group’s annual objectives.
Target Annual Bonus Opportunities. The Committee reviews the target annual bonus opportunities (which are expressed as a percentage of annual base salary) of our executive officers each year as part of its annual executive compensation review. None of the target annual bonus opportunities for Ms. Teckman or Messrs. Kim, Swidler or Eigenmann were adjusted during 2024. Pursuant to his employment agreement, the Committee approved a target annual bonus opportunity for Mr. Edgett of 100%, prorated based on his start date, as part of his appointment as Chief Legal Officer and Secretary.
The 2024 target annual bonus opportunity for each of our NEOs is reflected below under “— Payout.”
Performance Objectives. As noted above, in 2024, in response to stockholder feedback and to further demonstrate the Committee’s commitment to paying for performance, as well as to drive additional accountability within the Company’s management team, the Committee introduced revenue and AOI margin financial metrics to the annual bonus program. These pre-established financial metrics determine 70% of the bonus payout, with each metric accounting for 35%. The remaining 30% was determined by an individual component that evaluates each NEO's relevant contributions and performance for the year. The Committee chose to continue to maintain an individual performance component as we believe approaches that are entirely formulaic often fail to adequately incorporate the multiple factors that contribute to success at the individual level. In any given period, Match Group may have multiple objectives, and these objectives and their relative importance often change as the competitive and strategic landscapes shift, even within a given compensation cycle. This structure applied to all NEOs in 2024 except Ms. Teckman, whose executive service in 2024 was limited to an interim role and instead received a bonus payout determined by a non-formulaic facts and circumstances assessment, which is further described below.
The Committee chose revenue and AOI margin because they are among the key metrics that the Company regularly reports to its investors and together, they reflect a balance between generating revenue growth while appropriately managing the Company’s expenses. Further, both measures are among the primary metrics by which the Company evaluates the performance of its business and on which the Company’s internal budget is based. AOI Margin is a non-GAAP financial measure that represents AOI divided by revenue. AOI is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable.
Each metric is measured independently against pre-established targets set near the beginning of the performance year. For the revenue and AOI margin components, payout as a percentage of the target payout ranged from 25% (threshold) to 200% (maximum), with linear interpolation between threshold and target and between target and maximum performance achievement levels. If performance was below the threshold level for any metric, the payout for that portion would be 0% of the target payout, but other portions would not be affected. For the individual performance component, payout ranged from 0% (threshold) to 125% (maximum).

The following table details the threshold, target and maximum goals, as well as the actual performance results and corresponding payout, for each of the financial objectives under the 2024 annual bonus program.

Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Payout %
Revenue (35% weighting)	$3,533M	$3,615M	$3,800M	$3,479M	0%
AOI Margin (35% weighting)	36.0%	36.5%	38.0%	36.0%	25%
The Committee approved performance goals for each financial performance objective at levels that were designed to encourage continued financial growth in 2024, while being realistic and motivating for the NEOs. Target performance for revenue was set above the previous year’s results. Target performance for AOI margin was set above the Company’s guidance provided to its investors at the beginning of 2024 but lower than the previous year’s results, reflecting the Company’s continued focus on investments in product innovation and marketing at Tinder, global expansion at Hinge, and various artificial intelligence efforts across the Company, all while continuing to enhance overall cost discipline. The previous year's results were also benefited by a one-time return of escrow payments associated with litigation against Google that was settled in the previous year.
Individual Performance. In determining the payout for the individual component of the bonus, the Committee considered a variety of factors, including, among others, levels of cash flow generated from operations, the level of innovation driven by each NEO, execution of strategic initiatives, performance trends in 2024 as an indicator of future performance heading into 2025, enterprise leadership and collaboration across the portfolio, the development, attraction and retention of critical talent, relative contributions made by each NEO during the year, and the relative size of the bonuses paid to the other NEOs. Specifically, in assessing individual 2024 achievements for each of our NEOs, the Committee considered the following: (i) with respect to Mr. Kim, his role as Chief Executive Officer, including his focus on overseeing the operations of, and developing the strategic agenda for, the Company; (ii) with respect to Mr. Swidler, his role as President and Chief Financial Officer, including his management of our finance, tax, real estate and facilities, advertising sales, investor relations, M&A, corporate social responsibility and corporate communications functions, his work on transitioning the Chief Financial Officer role through internal succession, his oversight and planning of our first ever Investor Day held in December 2024, and his leadership strength, which continued to provide needed continuity for the Company; (iii) with respect to Mr. Edgett, his role as Chief Legal Officer, including his management of our legal, compliance and privacy functions, the immediate value he quickly added to the Company shortly after joining, and his willingness to take on additional responsibilities; (iv) with respect to Mr. Eigenmann, his role as Chief Accounting Officer, including his management of our global accounting and financial reporting functions, and his contributions to the Company’s enterprise planning process; and (v) with respect to Ms. Teckman, her role in successfully guiding our legal, compliance and privacy functions on an interim basis through much of 2024.
Payout. The table below reflects for 2024 each NEO's target annual bonus amount, the amounts earned under each component, and the ultimate payout.

NEO	Target Bonus %	Target Bonus ($)	Weighted Revenue Performance Payout	Weighted AOI Margin Performance Payout	Weighted Individual Performance Payout(1)	Total Payout %	Total Bonus Payout
Bernard Kim	200%	$2,000,000	$0	$175,000	$240,000	21%	$415,000
Gary Swidler	200%	$1,350,000	$0	$118,125	$405,000	39%	$523,125
Sean Edgett*	100%	$136,610	$0	$11,953	$51,229	46%	$63,182
Philip Eigenmann	60%	$240,000	$0	$21,000	$90,000	46%	$111,000
Jeanette Teckman**	60%	$216,181	N/A	N/A	$194,563	90%	$194,563
(1) The individual component payout percentages for the NEOs were: (i) 40% for Mr. Kim, (ii) 100% for Mr. Swidler, (iii) 125% for each of Messrs. Edgett and Eigenmann and (iv) 90% for Ms. Teckman.
* Mr. Edgett’s 2024 annual bonus payment was prorated based on his start date.
** Ms. Teckman’s 2024 annual bonus payment was prorated based on her length of employment during 2024 as well as her salary for the portion of 2024 prior to her promotion to Interim Chief Legal Officer.

Long-Term Incentives
Match Group believes that ownership shapes behavior and that providing a meaningful portion of a NEO’s compensation in stock-based awards aligns their incentives with stockholder interests in a manner that drives better performance over time. The primary long-term incentives for our NEOs have been RSU and PSU awards. In setting particular award levels, the predominant objectives have been providing the NEO with a balance of effective retention incentives and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors.
When granting Match Group equity awards, the Committee considers factors such as historical practices, recent corporate performance, the Committee’s view of market compensation generally, the dilutive impact of equity awards and desired short-term and long-term dilution levels, and a given NEO’s existing equity holdings and their retention and incentive value.
Committee meetings at which the awards are made are generally scheduled well in advance and without regard to the timing of the release of earnings or other material information. In response to Item 402(x)(1) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"), the Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of such awards in relation to the disclosure of material information by the Company. In the event the Company determines to grant such awards, it may determine to establish a policy regarding how the Committee determines when to grant such awards and how the Committee will take material information into account when determining the timing and terms of such awards. During 2024, the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
In March 2024, as part of the Company’s annual year-end compensation review, the Committee granted RSUs and PSUs to our NEOs as described in the table below. As reflected in the table, in determining the appropriate balance between time-based awards and performance-based awards for our CEO and CFO, the Committee determined that the majority of each such individual’s awards should be comprised of performance-based awards, further reflecting the Committee’s commitment to paying for performance. Further, the Committee decided to decrease the target amount of annual long-term incentive awards granted to our President and CFO in 2024 by 45%.
The values reflected in the table below are the target dollar values for each award. The number of RSUs and PSUs granted to each NEO was determined by dividing the values below by the 30-day volume-weighted average stock price ending on the date of Committee approval of the awards, and therefore may vary from the grant date fair values for these awards as reported in the compensation tables included in the Executive Compensation section of this proxy statement.

NEO	RSUs	PSUs (at target)
Bernard Kim	$5,200,000	$7,800,000
Gary Swidler	$2,400,000	$3,600,000
Philip Eigenmann	$550,000	$—
Jeanette Teckman	$350,000	$—
The RSU awards granted to Messrs. Kim and Swidler were scheduled to vest in three equal installments on the first three anniversaries of the grant date, subject to their continued service through each vesting date. The RSU awards granted to Ms. Teckman and Mr. Eigenmann were scheduled to vest as to one-third of the award on the first anniversary of the grant date and as to one-twelfth of the award every three months thereafter, subject to their continued service through each vesting date. At the time these annual awards were granted, Ms. Teckman did not yet serve in an executive role. The PSU awards granted to Messrs. Kim and Swidler were scheduled to vest in full following the third anniversary of the grant date, subject to their continued service through the vesting date and the achievement of the performance conditions described below.
Upon his hiring in September 2024, Mr. Edgett received sign-on RSU and PSU awards in connection with his employment with the Company with target dollar values at grant of $2,500,000 each. The RSU award vests in three equal installments on the first three anniversaries of the grant date, subject to his continued service through each vesting date. The PSU award vests in full following the third anniversary of the grant date, subject to his continued service through the vesting date and the achievement of the performance conditions described below. The number of RSUs and PSUs granted was determined by dividing the target dollar values by the 30-day volume-weighted average stock price ending on the date of grant, which was October 1, 2024, the first calendar day of the month following Mr. Edgett’s start date.

All equity awards granted to our employees on or after February 1, 2024, have dividend equivalent rights. The dividend equivalents will only pay out if and to the extent that the time-based vesting and performance-based vesting conditions have been met for the underlying awards.
2024 PSU Awards. In February 2024, the Committee reviewed and approved the PSU award design for 2024 awards. For 2024, to more accurately reflect the Company’s market capitalization relative to other Nasdaq-traded companies, rTSR would be measured against Nasdaq composite index companies, rather than Nasdaq-100 index composite companies against which rTSR was measured in previous years' awards. In determining to change the PSU design, the Committee discussed the design with its independent compensation consultant and considered competitive compensation data, Match Group’s business model and strategy and its performance to date.
The 2024 PSU awards have a performance period of three years and will be earned and vest in a single installment following the third anniversary of the grant date. The portion of PSUs that is earned and vests is based on Match Group’s rTSR percentile rank among the Nasdaq composite index companies. The Committee believes that rTSR percentile ranking provides an easy-to-understand performance outcome, regardless of broader market conditions, and is less dependent on potential shifts in the overall stock market. Specifically, the portion of PSUs earned and vested is determined by applying an “rTSR multiplier” to the number of target PSUs as follows:

rTSR Percentile Ranking Among Nasdaq Composite Companies	rTSR Multiplier(1)
Below 30th (Below Threshold)	0%
30th (Threshold)	30%
55th (Target)	100%
85th and above (Maximum)	150%
(1)     For performance between the Threshold and Target performance levels or between the Target and Maximum performance levels, the rTSR multiplier will be interpolated between the levels on a straight-line basis. Failure to achieve the Threshold performance level will result in no shares being issued for the PSUs, and no additional shares will be issued for performance exceeding the Maximum performance level.
If Match Group’s absolute TSR is negative for the applicable performance period, the maximum rTSR multiplier possible will be 100% regardless of relative performance.
Performance of 2021 PSU Awards. In 2021, the Committee granted certain of our NEOs PSU awards that are earned and vest in two equal installments on the third and fourth anniversaries of the grant date. The portion of the PSUs that is earned and vests on each vesting date can range between 0% and 150% of the target PSUs depending on Match Group’s relative stock growth, measured as the percentage growth of Match Group’s stock price relative to the percentage stock price growth of the median company within the Nasdaq-100 stock market index over the applicable vesting period. Specifically, the portion of each installment of PSUs earned and vested on the applicable vesting date is determined as follows:
•100% of the PSUs if relative stock growth is zero;
•For each +1% or -1% of relative stock growth from zero, the PSUs earned and vested will increase or decrease, respectively, from 100% by 3%, with a maximum of 150% and a minimum of 0%, with linear interpolation between points; and
•Notwithstanding the foregoing, no PSUs will be earned or vested if both the relative stock growth and Match Group’s stock growth are negative for the applicable performance period.
With respect to the three-year performance period ending on the third anniversary of the grant date in February 2024, the table below reflects the stock growth of each of Match Group and the median company within the Nasdaq-100 stock market index as well as the relative stock growth and the resulting payout. As both the relative stock growth and Match Group's stock growth were negative for the applicable performance period, the payout in February 2024 was 0%.

Match Group Stock Growth	Median Nasdaq-100 Company Stock Growth	Relative Stock Growth	Payout %
-75.38%	28.45%	-103.83%	0%
Leadership Transition Compensation Matters
As described above under “Leadership Transitions,” in 2024 and early 2025, the Company experienced several leadership changes. 2024 compensation arrangements relating to these leadership changes are summarized below. 2025 NEO compensation arrangements will be discussed in the Company’s 2026 Proxy Statement.

Chief Legal Officer Transition Compensation Arrangements
Upon his assumption of the Chief Legal Officer role, Mr. Edgett entered into an employment agreement with the Company, pursuant to which he would receive:
•an annual base salary of $500,000;
•an annual cash bonus with a target annual bonus opportunity of 100%, prorated for 2024 based on his start date;
•equity awards (as described above under “Compensation Elements – Long Term Incentives”);
•customary health and retirement benefits; and
•certain severance benefits in the event of an involuntary termination of employment, as described below under “Executive Compensation—Estimated Potential Payments Upon Termination or Change in Control.”
Ms. Teckman’s employment with the Company terminated on November 8, 2024. In connection with the termination of her employment, Ms. Teckman entered into a separation agreement with the Company, pursuant to which she would:
•receive a lump sum payment of $805,000, which is equal to the amount of Ms. Teckman’s annual base salary at the time her employment ended plus the approximate dollar value of her RSUs that would have vested through the first anniversary of the date of termination;
•remain eligible to receive an annual cash bonus for the 2024 performance year, subject to proration based on her length of employment during 2024 as well as her salary for the portion of 2024 prior to her promotion to Interim Chief Legal Officer (as further described above under “Compensation Elements – Annual Bonuses”);
•receive monthly payments necessary to cover the full premiums for continued coverage under the Company’s group health plan through COBRA for 12 months following the date of termination; and
•receive outplacement services at the Company’s expense for up to 12 months.
The receipt of each of these benefits was subject to the execution and non-revocation of a release by Ms. Teckman, which occurred in November 2024.
Ms. Teckman’s separation agreement also provides for a covenant not to compete with Match Group and not to solicit Match Group’s employees or business partners for 12 months following the date of termination, and an agreement not to use or disclose any confidential information of Match Group or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights. The value of Ms. Teckman’s separation benefits is reported in the 2024 Summary Compensation Table included in the Executive Compensation section of this proxy statement.
Compensation Recovery (“Clawback”) Arrangements
Pursuant to the terms of our outstanding RSU and PSU awards, if an employee (including an NEO) is terminated for “cause” (as defined in the applicable equity incentive plan) or resigns in anticipation of being terminated for “cause,” or following a termination of employment for any reason, Match Group becomes aware that during the two years prior to such termination there was an event or circumstance that would have been grounds for termination for “cause” that caused or is reasonably likely to cause meaningful damage (economic, reputational or otherwise) to the Company (the “Underlying Event”) (and which would not have been curable upon notice), then any unvested RSUs and PSUs will be forfeited and cancelled in their entirety. In addition, if any RSUs or PSUs vested after the Underlying Event, then Match Group will be entitled to recover from such employee (or NEO) at any time within two years after such vesting any amounts realized as a result of such vesting.
In addition, the Committee has adopted a Compensation Recoupment Policy, pursuant to which in the event the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the amount of any incentive-based compensation, as defined in the Policy, including cash and equity awards, received by current and former executive officers, including the NEOs, during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. The Compensation Recoupment Policy complies with, and will be administered and interpreted consistent with, applicable Marketplace Rules and Section 10D of the Exchange Act.

Stock Ownership Guidelines
Match Group has adopted stock ownership guidelines for our NEOs and non-employee members of our Board of Directors. Under the guidelines, our NEOs are required to own a number of shares of our common stock with a value equal to a specified multiple of their annual base salary as follows:

Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Chief Legal Officer	3x
All Other NEOs	2x
Shares counted toward the ownership requirement include shares beneficially owned directly or indirectly by the individual or immediate family members residing in the same household and shares underlying deferred share units granted under our Deferred Compensation Plan for Non-Employee Directors. Unvested RSUs and PSUs, unexercised stock options, and equity-based awards settled in cash are not counted toward the ownership requirement.
Compliance with the minimum stock ownership requirement is determined annually on December 31. Once an individual meets the ownership requirement, any subsequent decrease in the share price will not impact compliance prior to the next valuation date. If an individual fails to satisfy the ownership requirement, they are required to retain an amount equal to 50% of the net shares of our common stock (i.e., shares remaining after the payment of tax withholding obligations and, if applicable, the exercise price with respect to an equity award) resulting from the settlement of RSU awards or the exercise of stock options. Individuals are required to meet these ownership requirements within five years of the later of (i) January 1, 2022 (the date the guidelines became effective) or (ii) becoming an NEO or non-employee member of our Board of Directors, as applicable.
In addition, pursuant to the Match Group, Inc. 2024 Stock and Annual Incentive Plan, upon the exercise of options or SARs granted to our CEO under the 2024 Plan, any net shares received will be subject to a post-exercise holding period until the earlier of twelve (12) months from the date of exercise or the CEO’s termination of employment for any reason (including due to retirement).
Change in Control
Match Group believes that providing our NEOs with change in control protection is important in allowing NEOs to fully value the forward-looking elements of their compensation packages and therefore limit retention risk during uncertain times. The terms of equity awards granted to our NEOs generally include a “double-trigger” change in control provision, as provided for under each of the applicable equity plans such awards were granted under, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change in control of Match Group, but only when the NEO experiences an involuntary termination of employment without cause or the NEO resigns for good reason, in each case during the two-year period following such change in control.
In addition, the terms of Mr. Kim's employment agreement in effect on December 31, 2024, provided for certain enhanced payments and benefits in connection with a change in control of Match Group upon the occurrence of certain events as further described below under “Executive Compensation—Estimated Potential Payments Upon Termination or Change in Control—Amounts and Benefits Payable in Connection With a Change in Control—Mr. Kim.”
The Committee believes that providing benefits in these circumstances will assist in the retention of our NEOs through a change in control transaction. We do not provide any tax reimbursement or gross-up if a change in control triggers excise tax under Section 4999 of the Code of the Internal Revenue Code. Estimated payments to our NEOs in the event of a change in control are described below under “Executive Compensation—Estimated Potential Payments Upon Termination or Change in Control.”
Severance
We generally provide our NEOs with some amount of salary and health benefits continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an NEO voluntarily resigns from the Company.
Other Compensation
Under limited circumstances, certain Match Group executive officers have received non-cash and non-equity compensatory benefits. The value of these benefits, if applicable, is reported under the All Other Compensation column of the 2024 Summary Compensation Table included in the Executive Compensation section of this proxy statement pursuant to applicable rules. Match Group NEOs do not participate in any deferred compensation or retirement program other than the Company’s Section 401(k) retirement savings plan, which includes matching contributions from the Company on a dollar-for-dollar basis up to $10,000 per year.
Tax Deductibility
Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to our current NEOs and certain former named executive officers is generally not tax deductible. The Committee reserves the right to pay compensation that is not fully tax deductible if it determines that such compensation is consistent with the Company’s best interests.
COMPENSATION COMMITTEE REPORT
The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in Match Group’s 2024 Annual Report on Form 10-K and this proxy statement.
Members of the Compensation and Human Resources Committee
Ann L. McDaniel (Chairperson)
Melissa Brenner
Laura Rachel Jones
Pamela S. Seymon
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The membership of the Compensation and Human Resources Committee during 2024 consisted of Mmes. Brenner, McDaniel (Chair) and Seymon. None of them has been an officer or employee of Match Group at any time during their respective service on the committee.

EXECUTIVE COMPENSATION
Overview
This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our named executive officers for our fiscal year ended December 31, 2024, as well as Match Group awards granted to our named executive officers in 2024, Match Group equity awards held by our named executive officers on December 31, 2024, and the dollar value realized by our named executive officers upon the vesting and exercise of Match Group equity awards during 2024.
2024 Summary Compensation Table
The following table sets forth information concerning the compensation paid to each of our named executive officers for our fiscal year ended December 31, 2024.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total
Bernard Kim	2024	$1,000,000	—	$14,321,295	$415,000	$10,000	$15,746,295
Former Chief Executive Officer	2023	$1,000,000	$1,860,000	$13,210,272	—	$10,000	$16,080,272
	2022	$553,846	$2,000,000	$21,307,365	—	$60,000	$23,921,211
Gary Swidler	2024	$675,000	—	$6,609,799	$523,125	$10,000	$7,817,924
Former President and CFO	2023	$675,000	$1,255,500	$11,053,195	—	$10,000	$12,993,695
	2022	$675,000	$2,000,000	$20,992,633	—	$10,000	$23,677,633
Sean Edgett	2024	$115,385	—	$5,866,844	$63,182	$4,808	$6,050,219
Chief Legal Officer
Philip Eigenmann	2024	$400,000	—	$530,750	$111,000	$10,000	$1,051,750
Chief Accounting Officer	2023	$400,000	$225,000	$492,989	—	$10,000	$1,127,989
	2022	$400,000	$205,000	$677,868	—	$10,000	$1,292,868
Jeanette Teckman	2024	$376,923	$194,563	$337,769	—	$847,215	$1,756,470
Former Interim Chief Legal Officer
______________________
(1)    See the discussion under Compensation Discussion and Analysis—Leadership Transitions for information regarding executive officer changes.
(2)    The bonus payment in 2024 for Ms. Teckman represents her payout for the 2024 performance year under the Company's annual bonus program. As described above under Compensation Discussion and Analysis—Annual Bonuses, Ms. Teckman's bonus payout was determined based on a non-formulaic facts and circumstances assessment as her executive service in 2024 was limited to an interim role. Bonus payments in 2023 and 2022 for Messrs. Kim, Swidler and Eigenmann represent payouts under the Company's former annual bonus program structure for each respective year.
(3)    Reflects the aggregate grant date fair value of Match Group RSU and PSU awards, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures. The grant date fair value of PSU awards granted in 2024 is reflected based upon the probable outcome of the performance conditions associated with such PSU awards as of the grant date and is calculated using a lattice model that incorporates a Monte Carlo simulation. The Monte Carlo simulation with respect to the PSU awards granted to Messrs. Kim and Swidler used the following assumptions: expected volatility (49.64%), risk-free interest rate (4.21%) and expected term (3.00 years). The Monte Carlo simulation with respect to the PSU award granted to Mr. Edgett used the following assumptions: expected volatility (48.72%), risk-free interest rate (3.45%) and expected term (3.00 years). See the discussion under Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentives—2024 PSU Awards above for additional information regarding the performance conditions associated with the PSUs granted in 2024. Ms. Teckman and Mr. Eigenmann did not receive PSU awards in 2024. The table below provides the grant date fair value of PSU awards granted to our named executive officers in 2024 assuming that the highest level of performance conditions will be achieved.

Name	Grant Date	Maximum Grant Date Fair Value of PSUs Granted in 2024
Bernard Kim	3/1/24	$11,291,217
Gary Swidler	3/1/24	$5,211,331
Sean Edgett	10/1/24	$3,851,591
(4)    Consists of annual bonus program cash incentives as described above under Compensation Discussion and Analysis—Annual Bonuses. Mr. Edgett's non-equity incentive plan award was prorated based on his hire date.
(5)    Other compensation in 2024 includes 401(k) matching contributions made by the Company for all named executive officers and, with respect to Ms. Teckman, $837,215, which represents the value of the payments made to Ms. Teckman pursuant to her separation agreement described above under Compensation Discussion and Analysis—Leadership Transition Compensation Matters—Chief Legal Officer Transition Compensation Arrangements, including a lump sum payment of $805,000 and $32,215 in aggregate monthly payments necessary to cover the full premiums for continued coverage under the Company’s group health plan through COBRA for 12 months following the date of termination. Ms. Teckman did not receive any of the outplacement services provided for in her separation agreement.
Grants of Plan-Based Awards in 2024
The table below provides information regarding annual bonus program cash incentives and Match Group RSU and PSU awards granted to our named executive officers in 2024. The grant date fair value of the RSU awards is calculated by multiplying the number of RSUs by the closing market price of Match Group common stock on the grant date. The grant date fair value of the PSU awards is calculated using a Monte Carlo simulation to reflect the probable outcome of the performance conditions associated with such PSU awards as of the grant date, incorporating the assumptions described above under Executive Compensation—2024 Summary Compensation Table.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bernard Kim	3/1/24(2)	2/21/24	—	—	—	—	—	—	139,747	$5,018,315
	3/1/24(3)	2/21/24	—	—	—	62,886	209,621	314,431	—	$9,302,980
	—	—	$350,000	$2,000,000	$3,550,000	—	—	—	—	—
Gary Swidler	3/1/24(2)	2/21/24	—	—	—	—	—	—	64,498	$2,316,123
	3/1/24(3)	2/21/24	—	—	—	29,024	96,748	145,122	—	$4,293,676
	—	—	$236,250	$1,350,000	$2,396,250	—	—	—	—	—
Sean Edgett	10/1/24(2)	8/21/24	—	—	—	—	—	—	68,418	$2,567,728
	10/1/24(3)	8/21/24	—	—	—	20,525	68,418	102,627	—	$3,299,116
	—	—	$23,907	$136,610	$242,483	—	—	—	—	—
Philip Eigenmann	3/1/24(4)	2/21/24	—	—	—	—	—	—	14,780	$530,750
	—	—	$42,000	$240,000	$426,000	—	—	—	—	—
Jeanette Teckman	3/1/24(4)	2/21/24	—	—	—	—	—	—	9,406	$337,769
______________________
(1)    The amounts represent the threshold, target and maximum payouts under the 2024 annual cash bonus program as described above under Compensation Discussion and Analysis—Annual Bonuses. For Mr. Edgett, this reflects threshold, target and maximum payouts prorated based on his start date. The actual payouts based on achievement of 2024 performance are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Ms. Teckman's 2024 annual cash bonus was determined based on a non-formulaic facts and circumstances assessment as her executive service in 2024 was limited to an interim role. Accordingly, there were no potential threshold, target or maximum payouts with respect to Ms. Teckman's 2024 annual cash bonus.
(2)    Represents RSUs that vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service.

(3)    Represents PSUs that vest on the third anniversary of the grant date, subject to continued service and the achievement of specified performance conditions. See the discussion under Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentives—2024 PSU Awards above for additional information regarding the performance conditions associated with these PSUs.
(4)    Represents RSUs that vest 1/3 on the first anniversary of the grant date and 1/12 every three months thereafter, subject to continued service.
Outstanding Equity Awards at 2024 Fiscal Year-End
The table below provides information regarding Match Group stock options, RSUs and PSUs, as applicable, held by our named executive officers on December 31, 2024. The market value of Match Group RSU and PSU awards is based on the closing market price of Match Group common stock ($32.71) on December 31, 2024, the last business day of 2024. Ms. Teckman did not hold any Match Group equity awards on December 31, 2024.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bernard Kim	6/1/22	—	—	—	30,966(1)	$1,012,898	35,832(2)	$1,172,065
	3/1/23	—	—	—	82,406(3)	$2,695,500	43,263(4)	$1,415,133
	3/1/24	—	—	—	139,747(5)	$4,571,124	209,621(6)	$6,856,703
Gary Swidler	9/17/15	30,857	$14.2162	9/17/25	—	—	—	—
	2/9/17	102,559	$16.4813	2/9/27	—	—	—	—
	2/22/18	108,608	$37.7136	2/22/28	—	—	—	—
	6/30/20	10,792(7)	$20.9839	12/1/26	—	—	—	—
	2/19/21	—	—	—	—	—	29,750(8)	$973,123
	3/1/22	—	—	—	—	—	13,155(2)	$430,300
	7/1/22	—	—	—	41,413(1)	$1,354,619	16,565(9)	$541,841
	3/1/23	—	—	—	75,538(3)	$2,470,848	33,992(4)	$1,111,878
	3/1/24	—	—	—	64,498(5)	$2,109,730	96,748(6)	$3,164,627
Sean Edgett	10/1/24	—	—	—	68,418(5)	$2,237,953	68,418(6)	$2,237,953
Philip Eigenmann	2/9/17	11,133	$16.4819	2/9/27	—	—	—	—
	11/7/17	10,861	$24.7680	11/7/27	—	—	—	—
	2/19/21	—	—	—	537(10)	$17,565	—	—
	3/1/23	—	—	—	4,934(11)	$161,391	—	—
	3/1/24	—	—	—	14,780(12)	$483,454	—	—
______________________
(1)    Represents Match Group RSUs that vest on the third anniversary of the grant date, subject to continued service.
(2)    Represents Match Group PSUs that vest on the third anniversary of the grant date, subject to continued service and the achievement of specified performance conditions based on Match Group’s rTSR percentile rank among the Nasdaq-100 index composite companies over the three-year period ending on the third anniversary of the grant date. The number of PSUs outstanding on December 31, 2024 reflects the number of PSUs that would be earned if the threshold level of performance is achieved.
(3)    Represents Match Group RSUs that vest in two equal installments on each of the second and third anniversaries of the grant date, subject to continued service.
(4)    Represents Match Group PSUs that vest on the third anniversary of the grant date, subject to continued service and the achievement of specified performance conditions based on Match Group’s rTSR percentile rank among the Nasdaq-100 index composite companies over the three-year period ending on the third anniversary of the grant date. The number of PSUs outstanding on December 31, 2024 reflects the number of PSUs that would be earned if the threshold level of performance is achieved.
(5)    Represents Match Group RSUs that vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued services.
(6)    Represents Match Group PSUs that vest on the third anniversary of the grant date, subject to continued service and the achievement of specified performance conditions. See the discussion under Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentives—2024 PSU Awards above for additional information regarding the performance conditions associated with these PSUs. The number of PSUs outstanding on December 31, 2024 reflects the number of PSUs that would be earned if the target level of performance is achieved.
(7)    Represents Match Group stock options that were issued in respect of Former IAC stock options in connection with the transactions effected to separate Match Group from IAC in June 2020 (the "Separation").
(8)    Represents Match Group PSUs that vest on the fourth anniversary of the grant date, subject to continued service and the achievement of specified performance conditions based on the percentage growth of Match Group’s stock price relative to the percentage stock price growth of the median company within the Nasdaq-100 stock market index over the applicable vesting period. The number of PSUs outstanding on December 31, 2024 reflects the number of PSUs that would be earned if the target level of performance is achieved. These PSUs do not contain a threshold or minimum performance target.
(9)    Represents Match Group PSUs that vest on June 1, 2025, subject to continued service and the achievement of specified performance conditions based on Match Group’s rTSR percentile rank among the Nasdaq-100 index composite companies over the three-year period ending on June 1, 2025. The number of PSUs outstanding on December 31, 2024 reflects the number of PSUs that would be earned if the threshold level of performance is achieved.
(10)    Represents Match Group RSUs that vest on the fourth anniversary of the grant date, subject to continued service.
(11)    Represents RSUs that vest 1/5 on the second anniversary of the grant date and every three months thereafter, subject to continued service.
(12)    Represents RSUs that vest 1/3 on the first anniversary of the grant date and 1/12 every three months thereafter, subject to continued service.
2024 Option Exercises and Stock Vested
The table below provides information regarding the number of shares acquired by our named executive officers upon the exercise of Match Group stock options and the vesting of Match Group RSUs in 2024, and the related value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bernard Kim	—	—	72,169	$2,433,445
Gary Swidler	—	—	37,770	$1,361,231
Sean Edgett	—	—	—	—
Philip Eigenmann	—	—	10,517	$372,422
Jeanette Teckman	—	—	7,210	$255,906
______________________
(1)    Consistent with the Company’s policy for determining taxable compensation upon the vesting of RSUs, the value realized on vesting of RSUs is calculated by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock on the last market date immediately preceding the vesting date.
Estimated Potential Payments Upon Termination or Change in Control
Certain of our employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our named executive officers to certain payments and benefits upon certain terminations of employment (including certain terminations during specified periods following a change in control of Match Group). For information regarding payments and benefits provided to Ms. Teckman in connection with the termination of her employment in 2024, see Compensation Discussion and Analysis—Leadership Transition Compensation Matters—Chief Legal Officer Transition-Related Compensation Decisions above.
Amounts and Benefits Payable Upon a Qualifying Termination
Upon a termination of the named executive officer’s employment by the Company without cause (other than by reason of death or disability) or the named executive officer’s resignation for good reason (a “Qualifying Termination”) as of

December 31, 2024, pursuant to the terms of such named executive officer’s employment agreement in effect at the time, and subject to the execution and non-revocation of a release and compliance with customary post-termination covenants as further described below, each of Messrs. Kim, Swidler and Edgett would have been entitled to:
•salary continuation for 12 months from the date of such Qualifying Termination payable in biweekly installments, subject, in the case of Messrs. Swidler and Edgett, to offset for any amounts earned from other employment;
•in the case of Mr. Kim, payment in a lump sum of an amount equal to the sum of (i) his annual target bonus amount and (ii) any accrued but unpaid annual bonus for the year prior to termination;
•accelerated vesting of the portion of any outstanding and unvested equity awards that would have vested through (i) the second anniversary of such Qualifying Termination in the case of Mr. Kim and (ii) the first anniversary of the date of such Qualifying Termination in the case of Messrs. Swidler and Edgett, provided in each case that any equity awards that are subject to outstanding unsatisfied performance conditions would vest only to the extent that, and at such time as, such performance conditions are satisfied during such post-termination periods; and
•continued coverage under the Company’s group health plan or monthly payments necessary to cover the full premiums for continued coverage under the Company’s plan through COBRA, which payments would be grossed up for applicable taxes, for up to 12 months following the date of such Qualifying Termination (but ceasing once equivalent employer-paid coverage is otherwise available to the named executive officer).
Pursuant to their respective employment agreements in effect on December 31, 2024, each of Messrs. Kim, Swidler and Edgett is bound by covenants not to compete with Match Group and not to solicit Match Group’s employees or business partners during the term of the executive’s employment and for (i) 18 months thereafter in the case of Mr. Kim, (ii) 12 months thereafter in the case of Mr. Swidler and (iii) 12 months thereafter in the case of Mr. Edgett only with respect to the covenant not to solicit Match Group's employees. Each of Messrs. Kim, Swidler and Edgett also agreed not to use or disclose any confidential information of Match Group or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.
Amounts and Benefits Payable Upon a Termination Due to Death or Disability
Upon a termination of employment due to death or disability, pursuant to their respective employment agreements in effect on December 31, 2024, each of Messrs. Kim, Swidler and Edgett (or their designated beneficiaries) would be entitled to payment in a lump sum of base salary through the end of the month in which such termination occurs. Additionally, upon a termination due to death, the portion of any outstanding and unvested Match Group equity awards that would have vested through the first anniversary of the date of such termination would vest, provided that any equity awards that are subject to outstanding unsatisfied performance conditions would vest only to the extent that, and at such time as, such performance conditions are satisfied during such one-year period.
Amounts and Benefits Payable in Connection With a Change in Control
General. There are no arrangements with the named executive officers that provide for payments solely upon a change in control of Match Group.
Mr. Kim. Upon a Qualifying Termination on December 31, 2024 that occurred during the one-year period following a change in control of Match Group, in accordance with Match Group's omnibus stock and annual incentive plans, the vesting of all then outstanding and unvested Match Group equity awards which were also outstanding as of the date of such change in control held by Mr. Kim would have been accelerated, including any equity awards that are subject to outstanding unsatisfied performance conditions which would be deemed earned at the target level of performance. In addition, subject to the execution and non-revocation of a release and compliance with the post-termination covenants described above under —Amounts and Benefits Payable Upon a Qualifying Termination, pursuant to the terms of his employment agreement in effect on December 31, 2024, Mr. Kim would have been entitled to the following benefits:
•salary continuation for 18 months from the date of such Qualifying Termination payable in biweekly installments;
•payment in a lump sum of an amount equal to the sum of (i) 1.5 times his annual target bonus amount and (ii) any accrued but unpaid annual bonus for the year prior to termination;
•any equity awards that are subject to outstanding unsatisfied performance conditions shall be deemed earned at the greater of target and actual performance as of the date of such change in control; and
•continued coverage under the Company’s group health plan or monthly payments necessary to cover the full premiums for continued coverage under the Company’s plan through COBRA, which payments would be grossed up for applicable taxes, for up to 18 months following the date of such Qualifying Termination (but ceasing once equivalent employer-paid coverage is otherwise available to Mr. Kim).
Upon a Qualifying Termination on December 31, 2024 that occurred more than one year following a change in control of Match Group but during the two-year period following such change in control, in accordance with Match Group's omnibus stock and annual incentive plans, the vesting of all then outstanding and unvested Match Group equity awards which were also outstanding as of the date of such change in control held by Mr. Kim would have been accelerated, including any equity awards that are subject to outstanding unsatisfied performance conditions which would be deemed earned at the target level of performance. In addition, pursuant to his employment agreement in effect on December 31, 2024, Mr. Kim would have been entitled to receive the amounts set forth above under —Amounts and Benefits Payable Upon a Qualifying Termination.
Further, pursuant to the terms of Mr. Kim's employment agreement in effect on December 31, 2024, in the event of a change in control of Match Group in which the successor or acquiring company failed to either (i) assume Mr. Kim's outstanding equity awards or (ii) substitute such awards with similar awards, then any performance metrics applicable to any such awards would be deemed satisfied at the greater of target and actual performance and all outstanding equity awards held by Mr. Kim would vest immediately prior to such change in control.
Other NEOs. Upon a Qualifying Termination on December 31, 2024 that occurred during the two-year period following a change in control of Match Group, in accordance with Match Group's omnibus stock and annual incentive plans, the vesting of all then outstanding and unvested Match Group equity awards which were also outstanding as of the date of such change in control held by each of Messrs. Swidler, Edgett and Eigenmann would have been accelerated, including any equity awards that are subject to outstanding unsatisfied performance conditions which would be deemed earned at the target level of performance. In addition, pursuant to their respective employment agreements in effect on December 31, 2024, each of Messrs. Swidler and Edgett would have been entitled to receive the amounts set forth above under —Amounts and Benefits Payable Upon a Qualifying Termination.

Potential Payments Upon Termination or Change in Control Table
The amounts that would have become payable to our named executive officers upon the events described above, assuming a termination and, if applicable, change in control date of December 31, 2024 (the last business day of 2024), are described and quantified in the table below. These amounts, which, except for the gross-up relating to COBRA benefits, exclude the effect of any applicable taxes, are based on the named executive officer’s base salary, target annual bonus amount, the number of Match Group equity awards outstanding, and the closing price of Match Group common stock ($32.71), on December 31, 2024.

Name and Benefit	Qualifying Termination	Qualifying Termination During the One Year Period Following a Change in Control of Match Group	Qualifying Termination During the Two Year Period Following a Change in Control of Match Group(1)	Change in Control without Assumption or Substitution of Awards	Death
Bernard Kim
Continued salary	$1,000,000	$1,500,000	$1,000,000	—	—
Bonus payment	$2,000,000	$3,000,000	$2,000,000	—	—
Continued health coverage(2)	$51,814	$76,307	$51,814	—	—
Market value of Match Group RSUs that would vest(3)	$6,755,825	$8,279,522	$8,279,522	$3,884,378	$3,884,378
Market value of Match Group PSUs that would vest(4)	—	$15,480,760	$15,480,760	$15,480,760	$—
Total estimated incremental value	$9,807,639	$28,336,589	$26,812,096	$19,365,138	$3,884,378
Gary Swidler
Continued salary	$675,000	$675,000	$675,000	—	—
Continued health coverage(2)	$57,262	$57,262	$57,262	—	—
Market value of Match Group RSUs that would vest(3)	$3,293,308	$5,935,197	$5,935,197	—	$3,293,308
Market value of Match Group PSUs that would vest(4)	—	$11,084,601	$11,084,601	—	—
Total estimated incremental value	$4,025,570	$17,752,060	$17,752,060	—	$3,293,308
Sean Edgett
Continued salary	$500,000	$500,000	$500,000	—	—
Continued health coverage(2)	$51,814	$51,814	$51,814	—	—
Market value of Match Group RSUs that would vest(3)	$745,984	$2,237,953	$2,237,953	—	$745,984
Market value of Match Group PSUs that would vest(4)	—	$2,237,953	$2,237,953	—	—
Total estimated incremental value	$1,297,798	$5,027,720	$5,027,720	—	$745,984
Philip Eigenmann
Market value of Match Group RSUs that would vest(3)	—	$662,410	$662,410	—	—
Total estimated incremental value	—	$662,410	$662,410	—	—
______________________
(1)    With respect to Mr. Kim, amounts in this column represent the amounts that would have become payable in the event of a Qualifying Termination that occurs more than one year and less than two years following a change in control of Match Group.
(2)    Represents the total payments necessary to cover the full premiums for continued coverage under the Company’s medical and dental plans through COBRA for (i) 18 months in the case of Mr. Kim in the event of a Qualifying Termination during the one-year period following a change in control of Match Group and (ii) 12 months for all other applicable NEOs and events, in each case grossed up for applicable taxes. For Messrs. Kim and Edgett, the COBRA rates reflect the named executive officer’s coverage level elections as of December 31, 2024. Mr. Swidler had not elected to participate in Company healthcare coverage as of December 31, 2024, therefore the amount indicated represents the COBRA rates that would apply if he had elected the highest levels of coverage as of such date.
(3)    Represents the closing price of Match Group common stock ($32.71) on December 31, 2024, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.

(4)    Represents the closing price of Match Group common stock ($32.71) on December 31, 2024, multiplied by the number of PSUs accelerated upon the occurrence of the relevant event. The number of PSUs accelerated upon the occurrence of (i) a Qualifying Termination during each of the one-year and two-year periods following a change in control of Match Group and (ii) a change in control of Match Group in which the successor or acquiring company fails to either (a) assume Mr. Kim's outstanding equity awards or (b) substitute such awards with similar awards, is reflected as the number of PSUs that would be earned assuming the target level of performance is achieved. The number of PSUs accelerated upon the occurrence of all other applicable events is reflected as the number of PSUs that would be earned based on the level of performance on December 31, 2024 assuming December 31, 2024 is the end of the applicable performance period.
CEO Pay Ratio
In accordance with Item 402(u) under Regulation S-K of the Securities Act, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer on December 31, 2024, Bernard Kim. The pay ratio disclosure set forth below is a reasonable estimate calculated in a manner consistent with applicable SEC rules.
For the fiscal year ended December 31, 2024: (i) the estimated median of the annual total compensation of all Match Group employees (other than Mr. Kim) was approximately $150,655, (ii) Mr. Kim's annual total compensation, as reported under Executive Compensation—2024 Summary Compensation Table, was $15,746,295, and (iii) the ratio of annual total compensation of Mr. Kim to the median of the annual total compensation of our other employees was 105 to 1.
In making the determinations above, we first identified our total number of employees as of December 31, 2024 (2,553 in total, 1,583 of which were located in the United States and 970 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in the following jurisdictions outside of the United States, which together comprise less than 5% of our total employees: Australia (5 employees), China (1 employee), Egypt (2 employees), Germany (10 employees), India (8 employees), Italy (1 employee), Mexico (10 employees), Singapore (21 employees), Spain (6 employees), Sweden (1 employee), Thailand (1 employee), and Vietnam (1 employee). After excluding employees in these jurisdictions, our pay ratio calculation included 2,486 of our total 2,553 employees.
To identify our median employee from this employee population, as permitted by SEC rules, we selected base pay in 2024 as our consistently applied compensation measure, which we then compared across the applicable employee population. We annualized the compensation of permanent employees who were hired in 2024 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s annual total compensation in the same manner as we determined Mr. Kim's total compensation disclosed under Executive Compensation—2024 Summary Compensation Table.
Equity Compensation Plan Information
Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2024, regarding Match Group equity compensation plans pursuant to which grants of Match Group equity awards or other rights to acquire shares of Match Group common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	15,892,323	(2)	$21.34	(3)	23,039,551	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	15,892,323	(2)	$21.34	(3)	23,039,551	(4)
______________________
(1)    Consists of the 2015 Plan, the 2017 Plan, the Match Group, Inc. 2020 Stock and Annual Incentive Plan (the "2020 Plan"), the 2024 Plan and the Match Group, Inc. 2021 Global Employee Stock Purchase Plan (the “ESPP”).
(2)    Includes an aggregate of: (i) up to 13,186,259 shares issuable upon the vesting of Match Group RSUs and PSUs and reflects the maximum number of PSUs that would vest if the highest level of performance conditions is achieved, (ii) 2,698,705 shares issuable upon the exercise of outstanding Match Group stock options and (iii) 7,359 shares issuable pursuant to deferred share units accrued under the 2020 Match Group, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Director Deferred Compensation Plan"), in each case, as of December 31, 2024.
(3)    Excludes RSUs, PSUs and deferred share units as no exercise price is associated with such units.
(4)    Includes 2,298,515 shares remaining available for issuance under the ESPP and an aggregate of 20,741,036 shares remaining available for issuance under the 2015 and 2024 Plans, assuming the maximum number of PSUs that would vest if the highest level of performance conditions is achieved, in each case, as of December 31, 2024. Shares issued pursuant to deferred share units are issued pursuant to the 2024 Plan. The number of shares subject to outstanding purchase rights under the ESPP is indeterminable as of December 31, 2024 as the purchase price and corresponding number of shares to be purchased is unknown until the end of each purchase period.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between "compensation actually paid" ("CAP") to our CEOs, or principal executive officers ("PEOs") (Amanda Ginsberg from December 2017 until March 2020, identified below as "PEO 1", Sharmistha Dubey from March 2020 until May 2022, identified below as "PEO 2", and Bernard Kim from May 2022 until February 2025, identified below as "PEO 3"), and our other NEOs, and certain financial performance of the Company. For further information concerning the Company’s performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis—Philosophy and Objectives above.

Year	Summary Compensation Table ("SCT") Total for PEO 1(1)	SCT Total for PEO 2(1)	SCT Total for PEO 3(1)	Compensation Actually Paid to PEO 1(2)(3)	Compensation Actually Paid to PEO 2(3)(4)	Compensation Actually Paid to PEO 3(3)(5)	Average SCT Total for Non-PEO NEOs(6)	Average Compensation Actually Paid to Non-PEO NEOs(3)(7)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Adjusted Operating Income Margin(9)
									Total Shareholder Return ("TSR")	Peer Group TSR(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
2024	—	—	$15,746,295	—	—	$9,750,863	$4,169,091	$2,775,909	$40	$303	$551,313	36%
2023	—	—	$16,080,272	—	—	$7,826,909	$7,041,888	$3,983,355	$44	$220	$651,472	37%
2022	—	$23,016,375	$23,921,211	—	$(17,274,848)	$9,915,322	$11,178,780	$(3,540,359)	$51	$132	$359,919	35%
2021	—	$25,397,675	—	—	$13,576,838	—	$11,085,711	$7,416,614	$161	$201	$276,554	36%
2020	$132,951	$13,705,132	—	$30,907,303	$43,934,291	—	$4,397,081	$14,883,063	$184	$147	$221,609	38%
______________________
(1)    The dollar amounts reported in columns (b), (c) and (d) are the amounts of total compensation reported for each PEO for each corresponding year in the "Total" column of the SCT.
(2)    The dollar amount reported in column (e) represents the CAP for Ms. Ginsberg, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amount does not reflect the actual amount of compensation earned by or paid to Ms. Ginsberg during the applicable year.
(3)    All valuations of equity awards were estimated using assumptions and methodologies substantially consistent with those used at grant and in accordance with the principles in FASB ASC Topic 718, Compensation – Stock Compensation. The fair value of Match Group PSU awards is reflected based upon the probable outcome of the performance conditions associated with such PSU awards as of the valuation date.
(4)    The dollar amounts reported in column (f) represent the CAP for Ms. Dubey, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Dubey during the applicable year.
(5)    The dollar amounts reported in column (g) represent the CAP for Mr. Kim, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kim during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kim's total compensation for 2024 to determine CAP:

Reported SCT Total	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid
$15,746,295	$(14,321,295)	$8,325,863	$9,750,863
(a)    The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column of the SCT for 2024.
(b)    The equity award adjustments include the addition (or subtraction, as applicable) of the following, if applicable: (i) the year-end fair value of any equity awards granted in 2024 that were outstanding and unvested as of the end of 2024; (ii) the amount of change in fair value as of the end of 2024 (from the end of the prior fiscal year) of any awards granted in prior years that were outstanding and unvested as of the end of 2024; (iii) for awards that were granted and vested in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in 2024, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (v) for awards granted in prior years that were determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year End Fair Value of Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
$12,480,124	$(3,948,181)	—	$(206,080)	—	—	$8,325,863
(6)    The dollar amounts reported in column (h) are the averages of the amounts of total compensation reported for the Company’s NEOs as a group, excluding any PEOs serving during each year (the "Non-PEO NEOs"), in the “Total” column of the SCT for each corresponding year. The Non-PEO NEOs included in each of 2020, 2021, 2022 and 2023 for purposes of calculating the average amounts are Gary Swidler, Jared F. Sine and Philip Eigenmann. The Non-PEO NEOs included in 2024 for purposes of calculating the average amounts are Gary Swidler, Sean Edgett, Philip Eigenmann and Jeanette Teckman.
(7)    The dollar amounts reported in column (i) represent the average CAP of the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2024 to determine CAP:

Average Reported SCT Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs*
$4,169,091	$(3,336,291)	$1,943,109	$2,775,909
*    Amounts may not total due to rounding.
(a)    The average reported value of equity awards represents the average grant date fair value of equity awards granted to the Non-PEO NEOs as reported in the “Stock Awards” column of the SCT for 2024.
(b)    The equity award adjustments include the addition (or subtraction, as applicable) of the following, if applicable: (i) the year-end fair value of any equity awards granted in 2024 that were outstanding and unvested as of the end of 2024; (ii) the amount of change in fair value as of the end of 2024 (from the end of the prior fiscal year) of any awards granted in prior years that were outstanding and unvested as of the end of 2024; (iii) for awards that were granted and vested in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in 2024, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (v) for awards granted in prior years that were determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The amounts deducted or added in calculating the equity award adjustments are as follows:

Average Year End Fair Value of Equity Awards Granted During the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments*
$2,793,251	$(772,514)	—	$(10,623)	$67,005	—	$1,943,109
*    Amounts may not total due to rounding
(8)    The peer group used for this purpose is the Russell 1000 Technology Index.

(9)    Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by revenue. Adjusted Operating Income is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable.
Financial Performance Measures
As described in greater detail in Compensation Discussion and Analysis above, the Company’s executive compensation program reflects a performance-based approach. The financial performance measures used by the Company to link the CAP of the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
•Adjusted Operating Income Margin
•Revenue
•3-year relative TSR percentile ranking among Nasdaq composite index companies
Analysis of Information Presented in the Pay versus Performance Table
As described in more detail in Compensation Discussion and Analysis above, the Company’s executive compensation program reflects a performance-based approach. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K under the Securities Act) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs depicting the relationships between information presented in the Pay versus Performance table. For purposes of the charts below, we have combined the CAP of the PEO serving as of the end of each year (Ms. Dubey in 2020 and 2021 and Mr. Kim in 2022, 2023 and 2024) with the CAP of any other PEO that served in that role during each such year (Ms. Ginsberg in 2020 and Ms. Dubey in 2022).

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements. The Compensation and Human Resources Committee of the Board has primary responsibility for establishing non-employee director compensation arrangements. In setting director compensation, the Compensation and Human Resources Committee is guided by the following principles:
•compensation should fairly pay directors for work required consistent with a company of Match Group’s size and scope;
•compensation should align directors’ interests with the long-term interests of stockholders; and
•the structure of the compensation program should be simple, transparent and easy for stockholders to understand.
Arrangements in effect during 2024 provided that: (i) each non-employee member of the Board receive an annual retainer fee in the amount of $50,000, (ii) the Chairperson of the Board receive an additional annual retainer fee in the amount of $80,000, (iii) each member of the Audit, Compensation and Human Resources, and the Nominating and Corporate Governance Committees (including their respective Chairpersons) receive an additional annual retainer fee in the amount of $10,000, $5,000 and $5,000, respectively, and (iv) the Chairpersons of each of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees receive an additional annual Chairperson retainer fee in the amount of $20,000, $20,000 and $15,000, respectively, with all amounts being paid quarterly, in arrears.
In addition, prior to June 20, 2024, these arrangements also provided that each non-employee director receive an award of Match Group RSUs with a dollar value of $250,000 (based on the closing price of Match Group’s common stock on the grant date) upon their initial election or appointment to the Board and annually thereafter on the date of Match Group’s annual meeting of stockholders (unless such non-employee director does not serve as a director of Match Group following such annual meeting of stockholders). The terms of these RSU awards provided for vesting in full on the first anniversary of the grant date.
Effective June 20, 2024, the Compensation and Human Resources Committee adopted an amendment to Match Group's non-employee director compensation program. The non-employee director compensation program as amended provided that, beginning with awards granted on or after June 20, 2024, each non-employee director, including non-employee directors initially elected or appointed on the date of an annual meeting of stockholders of Match Group, receive an award of Match Group RSUs with a dollar value of $250,000 (based on the closing price of Match Group's common stock on the grant date) on the date of Match Group's annual meeting of stockholders (unless such non-employee director does not serve as a director of Match Group following such annual meeting of stockholders). The terms of these RSU awards provide for vesting in full on the earlier of (i) the first anniversary of the grant date and (ii) the date of Match Group's next annual meeting of stockholders following the grant date.
Upon a non-employee director’s initial election or appointment to the Board other than on the date of an annual meeting of stockholders of Match Group, each non-employee director is to receive an award of Match Group RSUs with a dollar value of $250,000 (based on the closing price of Match Group's common stock on the grant date), prorated based on the number of calendar days elapsed since the grant date of the immediately preceding annual award of Match Group RSUs to non-employee directors. The terms of these RSU awards provide for vesting in full on the earlier of (i) the first anniversary of the grant date of the immediately preceding annual award of Match Group RSUs to non-employee directors and (ii) the date of Match Group's next annual meeting of stockholders following the grant date.
The terms of all Match Group RSU awards to non-employee directors pursuant to arrangements in effect during 2024 also provided for: (i) cancellation and forfeiture of unvested RSUs in their entirety upon termination of service to Match Group and its subsidiaries and (ii) full acceleration of vesting upon a change in control of Match Group. Further, all equity awards granted to non-employee directors on or after February 1, 2024, have dividend equivalent rights. The dividend equivalents will only pay out if and to the extent that vesting conditions have been met for the underlying awards.
Match Group also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Board and Board committee meetings.
Deferred Compensation Plan for Non-Employee Directors. Under the Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their Board and Board committee retainer fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of Match Group common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on Match Group common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director leaves the Board, they will receive: (i) with respect to share units, the number of shares of Match Group common stock represented by such share units, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are made in one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election, and otherwise in accordance with the plan.
2024 Non-Employee Director Compensation. The table below sets forth information concerning the compensation paid to each of our non-employee directors serving as such during 2024 for services performed during 2024.

	Fees Earned
Name	Fees Paid in Cash	Fees Deferred(1)	Stock Awards(2)	Total
Stephen Bailey	$60,000	—	$249,972	$309,972
Melissa Brenner	$55,000	—	$249,972	$304,972
Sharmistha Dubey	$50,000	—	$249,972	$299,972
Laura Rachel Jones(3)	$550	$38,049	$250,000	$288,599
Ann L. McDaniel	$80,000	—	$249,972	$329,972
Thomas J. McInerney	$142,500	—	$249,972	$392,472
Wendi Murdoch(4)	$33,269	$16,635	—	$49,904
Spencer Rascoff(3)	$38,599	—	$250,000	$288,599
Glenn H. Schiffman	—	$52,500	$249,972	$302,472
Pamela S. Seymon	$55,000	—	$249,972	$304,972
Alan G. Spoon	$85,000	—	$249,972	$334,972
______________________
(1)    Represents the dollar value of fees deferred in the form of share units by the respective director under the Director Deferred Compensation Plan.
(2)    Reflects the grant date fair value of non-employee director Match Group RSU awards ("Director RSU Awards"), computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures. The grant date fair value of the Director RSU Awards is calculated by multiplying the number of RSUs by the closing market price of Match Group common stock on the grant date. As of December 31, 2024, our non-employee directors serving as of such date held the following number of RSUs in the aggregate:

Name	Outstanding RSUs (#)
Stephen Bailey	8,061
Melissa Brenner	8,061
Sharmistha Dubey	8,061
Laura Rachel Jones	6,993
Ann L. McDaniel	8,061
Thomas J. McInerney	8,061
Spencer Rascoff	6,993
Glenn H. Schiffman	8,061
Pamela S. Seymon	8,061
Alan G. Spoon	8,061
In addition to the RSUs listed above, (i) as a result of the Separation, as of December 31, 2024, Mr. Schiffman held 246,432 Match Group stock options issued in respect of Former IAC stock options previously granted as part of his compensation by IAC and unrelated to his service as a director of Match Group; and (ii) as a result of compensation paid to Ms. Dubey by the Company prior to 2023 in connection with her prior service as an employee of the Company, as of December 31, 2024, Ms. Dubey held (a) 49,583 Match Group PSUs and (b) 58,309 Match Group stock options, 10,792 of which were issued in respect of Former IAC stock options as a result of the Separation.
(3)    Ms. Jones and Mr. Rascoff were appointed to the Board on March 24, 2024.
(4)    Ms. Murdoch did not stand for re-election at the Match Group 2024 Annual Meeting of Stockholders. As a result, her term as a member of the Board ended on June 21, 2024. In connection with the end of Ms. Murdoch's term as a member of the Board, the Compensation and Human Resources Committee of the Board approved an amendment to Ms. Murdoch's 6,088 RSUs outstanding on June 21, 2024 to provide that such RSUs would remain outstanding following the end of Ms. Murdoch's term as as a member of the Board and otherwise continue to vest according to their terms. Such RSUs vested one day later on June 22, 2024. There was no incremental fair value recognized under GAAP in connection with the amendment to Ms. Murdoch's RSUs.
Stock Ownership Guidelines. In January 2022, Match Group adopted stock ownership guidelines pursuant to which each non-employee director is required to own a number of shares of Match Group common stock having an aggregate value equal to at least five times the non-employee director’s annual cash retainer fee (but not including any Board chairperson or Board committee member or chairperson compensation). Non-employee directors are required to meet these ownership requirements within five years of the later of (i) January 1, 2022 (the date the guidelines became effective) or (ii) the individual’s first election or appointment to the Board. For additional information regarding the terms of the stock ownership guidelines, see the discussion under the heading Stock Ownership Guidelines in the Compensation Discussion and Analysis section of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of April 11, 2025 information relating to the beneficial ownership of Match Group common stock by: (1) each person known by Match Group to own beneficially more than 5% of the outstanding shares of Match Group common stock, (2) each director (including each of our Board's director nominees), (3) each named executive officer and (4) all current directors and executive officers of Match Group as a group. As of April 11, 2025, there were 246,678,384 shares of Match Group common stock outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted at Match Group’s corporate headquarters located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231. For each listed person, the number of shares of Match Group common stock and percent of such class listed assumes the exercise of any Match Group stock options owned by such person that are or will become exercisable, and the vesting of any Match Group RSU awards that will vest, within 60 days of April 11, 2025, but does not assume the exercise or vesting of any such equity awards owned by any other person.

Name and Address of Beneficial Owner	Number of Shares		Percent of Outstanding Shares
The Vanguard Group	31,942,223	(1)	12.9%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation	17,673,851	(2)	7.2%
One Congress Street, Suite 1
Boston, MA 02114
Starboard Value LP	17,641,850	(3)	7.2%
777 Third Avenue, 18th Floor
New York, NY 10017
BlackRock, Inc.	15,721,607	(4)	6.4%
50 Hudson Yards
New York, NY 10001
Stephen Bailey	12,398	(5)	*
Melissa Brenner	13,199	(5)	*
Sharmistha Dubey	396,352	(6)	*
Sean Edgett	—		—
Philip D. Eigenmann	44,525	(7)	*
Laura Rachel Jones	7,033	(5)	*
Bernard Kim	103,870	(8)	*
Ann L. McDaniel	19,189	(5)	*
Thomas J. McInerney	344,042	(5)	*
Spencer Rascoff	66,593	(5)	*
Glenn H. Schiffman	276,205	(9)	*
Pamela S. Seymon	82,171	(5)	*
Alan G. Spoon	298,314	(10)	*
Gary Swidler	254,506	(11)	*
Jeanette Teckman	9,679	(5)	*
All current executive officers and directors as a group (13 persons)	1,569,633	(12)	*
______________________
*    The percentage of shares beneficially owned does not exceed 1% of the class.
(1)    Based upon information regarding Match Group holdings reported by way of Amendment No. 12 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. Vanguard beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has shared voting power, sole dispositive power and shared dispositive power over 362,415, 30,768,612 and 1,173,611 shares of Match Group common stock, respectively, out of the holdings listed in the table above.

(2)    Based upon information regarding Match Group holdings reported by way of an Amendment to a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on October 16, 2024. State Street beneficially owns the Match Group holdings disclosed in the table above in its capacity as a parent holding company or control person of subsidiaries that provide investment advisory and asset management services. State Street has shared voting power and shared dispositive power over 13,083,573 and 17,672,611 shares of Match Group common stock, respectively, out of the holdings listed in the table above.
(3)    Based upon information regarding Match Group holdings reported by way of a Schedule 13D filed by Starboard Value LP (“Starboard Value LP”) with the SEC on July 15, 2024. Starboard Value LP beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment manager. Starboard Value LP has sole voting and dispositive power over 17,641,850 shares of Match Group common stock. Based on such filing, (i) Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Master Fund”) has sole voting and dispositive power with respect to 8,469,134 of the reported shares; (ii) Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”) has sole voting and dispositive power with respect to 468,907 of the reported shares; (iii) Starboard Value and Opportunity S LLC (“Starboard S LLC”) has sole voting and dispositive power with respect to 1,092,611 of the reported shares; (iv) Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power with respect to 847,487 of the reported shares; (v) Starboard X Master Fund Ltd (“Starboard X Master”) has sole voting and dispositive power with respect to 2,808,872 of the reported shares; (vi) Starboard Value A LP (“Starboard Value A LP”) has sole voting and dispositive power with respect to 1,064,175 of the reported shares; (vii) Starboard Value A GP LLC (“Starboard Value A GP”) has sole voting and dispositive power with respect to 1,064,175 of the reported shares; (viii) Starboard Value R LP (“Starboard Value R LP”) has sole voting and dispositive power with respect to 2,104,685 of the reported shares; (ix) Starboard Value L LP (“Starboard L GP”) has sole voting and dispositive power with respect to 468,907 of the reported shares; (x) Starboard Value R GP LLC (“Starboard Value R GP”) has sole voting and dispositive power with respect to 2,573,592 of the reported shares; (xi) Starboard Value GP LLC (“Starboard Value GP”) has sole voting and dispositive power with respect to 17,641,850 of the reported shares; (xii) Starboard Principal Co LP (“Principal Co”) has sole voting and dispositive power with respect to 17,641,850 of the reported shares; (xiii) Starboard Principal Co GP LLC (“Principal GP”) has sole voting and dispositive power with respect to 17,641,850 of the reported shares; (xiv) Starboard P Fund LP (“Starboard P LP”) has sole voting and dispositive power with respect to 1,257,198 of the reported shares; (xv) Starboard Value P GP LLC (“Starboard P GP”) has sole voting and dispositive power with respect to 1,257,198 of the reported shares; (xvi) Starboard G Fund, L.P. (“Starboard G LP”) has sole voting and dispositive power with respect to 1,064,175 of the reported shares; (xvii) Starboard Value G GP, LLC (“Starboard G GP”) has sole voting and dispositive power with respect to 1,064,175 of the reported shares; (xviii) Jeffrey C. Smith (“Mr. Smith”) has shared voting and dispositive power with respect to 17,641,850 of the reported shares; and (xix) Peter A. Feld (“Mr. Feld”) has shared voting and dispositive power with respect to 17,641,850 of the reported shares. Starboard Value LP is the investment manager of Starboard V&O Master Fund, Starboard L Master, Starboard C LP, Starboard X Master, Starboard P LP, Starboard G LP and of a certain managed account (the “Starboard Value LP Account”) and the manager of Starboard S LLC; Starboard P GP is the general partner of Starboard P LP; Starboard G GP is the general partner of Starboard G LP; Starboard A LP (“Starboard A LP”) is the managing member of Starboard G GP; Starboard A GP is the general partner of Starboard A LP; Starboard R LP is the general partner of Starboard C LP and the managing member of Starboard P GP; Starboard L GP is the general partner of Starboard L Master; Starboard R GP is the general partner of Starboard R LP and Starboard L GP; Starboard Value GP is the general partner of Starboard Value LP; Principal Co is a member of Starboard Value GP; and Principal GP is the general partner of Principal Co. Messrs. Smith and Feld are members of Principal GP and members of the Management Committees of Starboard Value GP and Principal GP. In these capacities, each of Starboard Value LP, Starboard Value GP, Principal Co, Principal GP and Messrs. Smith and Feld may be deemed the beneficial owners of (i) 8,469,134 shares owned by Starboard V&O Master Fund; (ii) 1,092,611 shares owned by Starboard S LLC; (iii) 847,487 shares owned by Starboard C LP; (iv) 468,907 shares owned by Starboard L Master; (v) 2,808,872 shares owned by Starboard X Master; and (vi) 257,631 shares held in the Starboard Value LP Account. The address of the principal office of each of Starboard V&O Master Fund, Starboard L Master, Starboard S LLC, Starboard C LP, Starboard X Master, Starboard P LP, Starboard P GP, Starboard G LP, Starboard G GP, Starboard A LP, Starboard A GP, Starboard R LP, Starboard L GP, Starboard R GP, Starboard Value, Starboard Value GP, Principal Co and Principal GP is 777 Third Avenue, 18th Floor, New York, New York 10017. The address of the principal office of each of Messrs. Smith and Feld is c/o Starboard Value LP, 201 E Las Olas Boulevard, 10th Floor, Fort Lauderdale, Florida 33301.
(4)    Based upon information regarding Match Group holdings reported by way of Amendment No. 5 to a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 17, 2025. BlackRock beneficially owns the Match Group holdings disclosed in the table above in its capacity as a parent holding company or control person of subsidiaries that provide investment advisory and asset management services. BlackRock has sole voting power and sole dispositive power over 14,915,052 and 15,721,607 shares of Match Group common stock, respectively, out of the holdings listed in the table above.
(5)    Consists of shares of Match Group common stock held directly by each individual.
(6)    Consists of shares of Match Group common stock held directly by Ms. Dubey and 58,309 vested options to purchase Match Group common stock.
(7)    Consists of shares of Match Group common stock held directly by Mr. Eigenmann, 21,994 vested options to purchase Match Group common stock, and 2,224 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the 60 days following April 11, 2025, subject to continued service.
(8)    Consists of shares of Match Group common stock held directly by Mr. Kim and 48,500 shares of Match Group common stock held by The Bernard and Melissa Kim Living Trust, with respect to which Mr. Kim has shared voting and investment power.
(9)    Consists of shares of Match Group common stock held directly by Mr. Schiffman and 246,432 vested options to purchase Match Group common stock.
(10)    Consists of shares of Match Group common stock held directly by Mr. Spoon and 15,000 shares of Match Group common stock held by a limited liability company controlled by certain members of Mr. Spoon’s family and as to which Mr. Spoon disclaims beneficial ownership except to the extent of any pecuniary interest therein.
(11)    Consists of shares of Match Group common stock held directly by Mr. Swidler and 252,816 vested options to purchase Match Group common stock.
(12)    Consists of (i) shares of Match Group common stock held directly by each individual, (ii) 15,000 shares of Match Group common stock held by a limited liability company controlled by certain members of Mr. Spoon’s family as noted above, (iii) 347,199 vested options to purchase Match Group common stock and (iv) 3,557 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the 60 days following April 11, 2025, subject to the respective holder’s continued service.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act (“Item 404”). During 2024, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of “transaction” set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with Match Group and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Match Group and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.
There were no related person transactions in 2024.
ANNUAL REPORTS
Upon written request to the Corporate Secretary, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Match Group will provide without charge to each person solicited a printed copy of Match Group’s 2024 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at http://ir.mtch.com. Match Group will furnish requesting stockholders with any exhibit to its 2024 Annual Report on Form 10-K upon payment of a reasonable fee.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION AT THE 2026 ANNUAL MEETING
Eligible stockholders who intend to have a proposal considered for inclusion in Match Group’s proxy materials for presentation at the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary, no later than [ ]. Stockholder proposals submitted for inclusion in Match Group’s proxy materials must be made in accordance with the provisions of Rule 14a-8 under the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2026 Annual Meeting of Stockholders under our bylaws are required to provide notice of such proposal or nomination in writing, and otherwise in compliance with the applicable requirements in our bylaws, to Match Group’s Secretary at its corporate headquarters no earlier than [ ], 2026, and no later than [ ], 2026. In addition to the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice as required by, and in compliance with, certain provisions of Rule 14a-19 under the Exchange Act to Match Group at its corporate headquarters no later than [ ], 2026.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on [ ].
This proxy statement and the 2024 Annual Report on Form 10-K are available at [ ] beginning on [ ].

APPENDIX A
MATCH GROUP, INC.
AMENDED AND RESTATED 2024 STOCK AND ANNUAL INCENTIVE PLAN
(ADOPTED BY THE BOARD OF DIRECTORS: APRIL 25, 2024
APPROVED BY STOCKHOLDERS: JUNE 21, 2024
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: [ ], 2025)

Section 1. PURPOSE; DEFINITIONS
The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.
(b)“Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c)“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Cash-Based Award granted or assumed pursuant to the terms of this Plan, including Subsidiary Equity Awards.
(d)“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash-Based Award” means an Award denominated in a dollar amount.
(g)“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of such Participant’s employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Affiliates or Subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates or Subsidiaries; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
(h)“Change in Control” has the meaning set forth in Section 10(a).
(i)“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the U.S. Internal Revenue Service or the U.S. Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(j)“Commission” means the U.S. Securities and Exchange Commission or any successor agency.
(k)“Committee” has the meaning set forth in Section 2(a).
(l)“Common Stock” means common stock, par value $0.001 per share, of the Company.

(m)“Company” means Match Group, Inc., a Delaware corporation, or its successor.
(n)“Disability” means (i) “Disability” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Disability, (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.
(o)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(p)“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, the rules and regulations promulgated thereunder by the Commission, and other relevant interpretive guidance issued by the Commission. Reference to any specific section of the Exchange Act shall be deemed to include such rules, regulations, and guidance, as well as any successor provision of the Exchange Act.
(r)“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion; provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.
(s)“Free-Standing SAR” has the meaning set forth in Section 5(b).
(t)“Grant Date” means (i) the date on which the Committee or an appropriately delegated officer by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount or (ii) such later date as the Committee or an appropriately delegated officer shall provide in such resolution.
(u)“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
(v)“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
(w)“NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.
(x)“Nonqualified Option” means any Option that is not an Incentive Stock Option.
(y)“Option” means an Award described under Section 5.
(z)“Participant” means an Eligible Individual to whom an Award is or has been granted.
(aa)“Plan” means the Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

(bb)    “Restricted Stock” means an Award described under Section 6.
(cc)    “Restricted Stock Units” means an Award described under Section 7.
(dd)    “Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.
(ee)    “RS Restriction Period” has the meaning set forth in Section 6(b)(ii).
(ff)    “RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).
(gg)    “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto, the rules and regulations promulgated thereunder by the Commission, and other relevant interpretive guidance issued by the Commission. Reference to any specific section of the Securities Act shall be deemed to include such regulations and guidance, as well as any successor provision of the Securities Act.
(hh)    “Share” means a share of Common Stock.
(ii)    “Stock Appreciation Right” has the meaning set forth in Section 5(b).
(jj)    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
(kk)    “Subsidiary Equity Awards” means awards that correspond to shares of a Subsidiary, which awards may be settled in Shares under this Plan.
(ll)    “Tandem SAR” has the meaning set forth in Section 5(b).
(mm)    “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
(nn)    “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company terminates but such Participant continues to provide services to the Company in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.
Section 2. ADMINISTRATION
(a)Committee. The Plan shall be administered by the Compensation and Human Resources Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”). The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:
(i)     to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)     to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;
(iii)     to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;
(iv)     to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)     subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;
(vi)     to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(vii)     to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(viii)     to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);
(ix)     to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(x)     to decide all other matters that must be determined in connection with an Award; and
(xi)     to otherwise administer the Plan.
(b)Procedures. The Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(i)     Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)Discretion of Committee. Subject to Section 1(g), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d)Award Agreements. The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.
Section 3. COMMON STOCK SUBJECT TO PLAN
(a)Plan Maximum. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) 22,126,467 million Shares, plus (ii) any Shares subject to any outstanding Award under the Company’s Amended and Restated 2017 Stock and Annual Incentive Plan (the “2017 Plan”) that, after June 21, 2024, is forfeited, is terminated, expires or lapses for any reason without delivery of the Shares underlying such Award. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 10,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.
(b)Individual Limits. A Participant who is a non-employee director may not receive compensation for any calendar year in excess of $750,000, except that the maximum for a newly appointed or elected non-employee director is $1,000,000.
(c)Rules for Calculating Shares Delivered.
(i)     To the extent that any Award is forfeited, terminates, expires or lapses for any reason without the delivery of Shares underlying such Award, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.
(ii)     For the avoidance of doubt, the following shall not again become available for issuance under the Plan:
(A)    any Shares withheld or tendered in respect of taxes relating to any Award;
(B)    any Shares withheld or tendered to pay the exercise price of Options;
(C)    the total number of Shares that underlie an Award of stock-settled Stock Appreciation Rights or any similar Award (and not only the number of Shares actually issued in exercise or settlement of any such Award); and
(D)    any Shares repurchased by the Company in the open market using Stock Option exercise proceeds.
(d)Adjustment Provisions.
(i)     In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 3(a), (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) the exercise price of outstanding Options and Stock Appreciation Rights; and (E) the terms and conditions of any outstanding Awards, including the performance goals of any Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall aways be a whole number.
(ii)     In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 3(a), (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) the exercise price of outstanding Options and Stock Appreciation Rights; and (E) the terms and conditions of any outstanding Awards, including the performance goals of any Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall aways be a whole number.
(iii)     In the case of a Corporate Transaction, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.
(iv)     Any adjustment under this Section 3(d) need not be the same for all Participants.
Section 4. ELIGIBILITY
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
Section 5. OPTIONS AND STOCK APPRECIATION RIGHTS
(a)Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b)Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or a combination thereof, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Common Stock, or a combination thereof, or shall reserve to a specified party the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)Exercise Price. The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date.

(e)No Repricing. Except as expressly provided in Section 3(d), the Company may not, without stockholder approval, seek to cancel and replace any previously granted “underwater” Option, Stock Appreciation Right or similar Award granted under this Plan with an Option, Stock Appreciation Right or similar Award having a lower exercise price by: (i) amending or modifying the terms of the Option, Stock Appreciation Right or similar Award to lower the exercise price; (ii) cancelling the underwater Option, Stock Appreciation Right or similar Award and granting replacement Options, Stock Appreciation Rights or similar Awards having a lower exercise price; or (iii) cancelling or repurchasing the underwater Options, Stock Appreciation Rights or similar Awards for cash or other securities. An Option, Stock Appreciation Right or similar Award will be deemed to be “underwater” at any time when the fair market value of the Shares covered by such Award is less than the exercise price of the Award.
(f)Term. The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.
(g)Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.
(h)Method of Exercise. Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:
(i)     Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.
(ii)     To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.
(iii)     Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.
(i)Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable

Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares. For the avoidance of doubt, Options and SARs granted pursuant to this Plan shall not be eligible to receive dividends or dividend equivalents, without regard to whether such Options or SARs are vested or unvested at the time of the declaration or payment of such dividends or dividend equivalents.
(j)Terminations of Employment. Subject to Section 10(b), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:
(i)     Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;
(ii)     Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;
(iii)     Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;
(iv)     Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and
(v)     Notwithstanding the above provisions of this Section 5(j), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(j)(v).
Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.
(k)Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(k), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
(l)Post-Exercise Holding Period for CEO. Upon exercise of Options or Stock Appreciation Rights by the Chief Executive Officer (CEO) of the Company, any Shares received (i.e., the gross number of Shares underlying the number of Options or Stock Appreciation Rights minus any Shares sold pursuant to Section 5(h)(ii) or withheld for the payment of the exercise price and/or taxes) shall be subject to a post-exercise holding period until the earlier of twelve (12) months from the date of exercise or the CEO’s Termination of Employment for any reason (including due to Retirement). During such holding period, the CEO shall retain beneficial ownership (within the meaning of Section 13(d)(3) of the Exchange Act) of the Shares and may not sell, transfer, or otherwise dispose of the Shares received pursuant to such exercise.
Section 6. RESTRICTED STOCK
(a)Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Match Group, Inc. 2024 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Match Group, Inc.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i)     The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any performance goals) need not be the same with respect to each Participant.
(ii)     Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
(iii)     Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. For the avoidance of doubt, any such dividend shall be subject to the RS Restriction Period with respect to the Shares underlying the Restricted Stock.

(iv)     Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable performance goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.
(v)     If and when any applicable performance goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
Section 7. RESTRICTED STOCK UNITS
(a)Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.
(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(i)     The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any performance goals) need not be the same with respect to each Participant.
(ii)     Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii)     The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below); provided that any such dividends shall not be paid until the vesting of the underlying Restricted Stock Unit.
(iv)     Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable performance goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.
(v)     Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
(vi)     An award of Restricted Stock Units shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Restricted Stock Unit, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Restricted Stock Units.

Section 8. OTHER STOCK-BASED AWARDS
Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan ("Other Stock-Based Awards"). For the avoidance of doubt, Other Stock-Based Awards granted pursuant to this Plan shall not be eligible to receive dividends or dividend equivalents prior to the vesting of such Other Stock-Based Awards.
Section 9. CASH-BASED AWARDS
(a)Cash-Based Awards may be granted under this Plan. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.
Section 10. CHANGE IN CONTROL PROVISIONS
(a)Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:
(i)     The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or
(ii)     Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)     Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or
(iv)     Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)Impact of Event/Double Trigger. Unless otherwise provided in the applicable Award Agreement or as otherwise set forth in writing between the parties, subject to Sections 3(d), 10(d) and 14(l), notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, by the Company or one of its Subsidiaries other than for Cause or Disability or by the Participant for Good Reason (as defined below):
(i)     any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;
(ii)     all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and
(iii)     all Restricted Stock Units, including any Restricted Stock Units, the vesting of which are conditioned in whole or in part upon the attainment of performance goals, outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, any outstanding performance goals shall be deemed satisfied at target, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
(c)For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if the Individual Agreement and Award Agreement do not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.
(d)Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.
Section 11. SECTION 16(B)
The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act.

Section 12. TERM, AMENDMENT AND TERMINATION
(a)Effectiveness. The Plan originally became effective on June 21, 2024 (the "Original Effective Date"). The Board approved this Plan (as amended and restated hereby) on [ ], 2025. The effective date (the “Effective Date”) of this Plan (as amended and restated hereby) is the latest date that the Plan is approved by the Company’s stockholders.
(b)Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c)Amendment of Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d)Amendment of Awards. Subject to Section 5(e), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.
Section 13. UNFUNDED STATUS OF PLAN
It is intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
Section 14. GENERAL PROVISIONS
(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates or Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). Any dividends and dividend equivalents shall be subject to the same vesting schedule as the underlying Award and shall be paid out only if and when the underlying Award vests. In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).
(f)Clawback. Awards granted under the Plan shall be subject to the Match Group, Inc. Compensation Recoupment Policy and any other compensation recovery policy that is adopted by the Company or is otherwise required by applicable law (collectively, the “Clawback Policies”). In the event it is determined that any amounts granted, awarded, earned or paid to any Participant must be forfeited or reimbursed to the Company pursuant to such Clawback Policies, the Committee shall promptly take any action necessary to effectuate such forfeiture and/or reimbursement.
(g)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(h)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.
(i)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(j)Non-Transferability. Except as otherwise provided in Section 5(k) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(k)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(l)Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(l), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

APPENDIX B

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES
The following tables set forth the name and business address of our current directors and director nominees (the “Directors and Director Nominees”), and the name, present principal occupation and business address of our executive officers (the “Officers”) and other employees (the “Employees”) who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2025 Annual Meeting.
Directors and Nominees
The principal occupations of our current Directors and Director Nominees who are considered “participants” in our solicitation are set forth under the section above titled “PROPOSAL 1: ELECTION OF DIRECTORS” of this Proxy Statement. The names of our current Directors and Director Nominees are set forth below, and the business address for all of our current Directors and Director Nominees is c/o Match Group, Inc., 8750 North Central Expressway, Suite 1400 Dallas, Texas 75231:

Name
Stephen Bailey
Melissa Brenner
Sharmistha Dubey
Laura Rachel Jones
Ann L. McDaniel
Thomas J. McInerney
Spencer Rascoff
Glenn H. Schiffman
Pamela S. Seymon
Alan G. Spoon
Executive Officers and Employees
The principal occupations of our Officers and Employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Match Group, Inc., 8750 North Central Expressway, Suite 1400 Dallas, Texas 75231.

Name	Principal Occupation
Spencer Rascoff	Chief Executive Officer
Steven Bailey	Chief Financial Officer
Sean Edgett	Chief Legal Officer and Secretary
Tanny Shelburne	Senior Vice President, Investor Relations and ESG
Information Regarding Ownership of Company Securities by Participants
Except as set forth below, the number of shares of our common stock held by our current Directors and Director Nominees and Officers and Employees as of April 11, 2025 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. Shares of our common stock owned of record by each of our current Directors and Director Nominees and Officers and Employees are beneficially owned by such person.

Name	Amount and Nature of Beneficial Ownership[3]
Tanny Shelburne	17,967
3 Shares reported are directly held by the “participant” and reflect the number of shares underlying restricted stock units that vest within 60 days of April 11, 2025.

Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and “Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (April 11, 2023-April 11, 2025)

Name	Date	Number of Shares	Transaction Description	Transaction Code*
Stephen Bailey	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	800	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2023	800	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Restricted Stock Units	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	November 22, 2024	801	Securities Disposed – Sale of Common Stock	S
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalents	A
Melissa	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
Brenner	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	800	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2023	800	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Restricted Stock Units	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalents	A
Sharmistha Dubey	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	September 1, 2023	31,893	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	September 1, 2023	10,120	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
	September 1, 2023	31,893	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	February 19, 2024	5,509	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	February 19, 2024	1,572	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
	February 19, 2024	5,509	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Restricted Stock Units	A

	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalents	A
Laura Rachel Jones	March 24, 2024	6,993	Securities Acquired – Grant of Restricted Stock Units	A
	March 31, 2024	15	Securities Acquired – Grant of Common Stock	A
	June 30, 2024	411	Securities Acquired – Grant of Common Stock	A
	September 30, 2024	330	Securities Acquired – Grant of Common Stock	A
	December 31, 2024	382	Securities Acquired – Grant of Common Stock	A
	January 21, 2025	7	Securities Acquired – Grant of Common Stock	A
	January 21, 2025	40	Securities Acquired – Grant of Dividend Equivalent	A
	March 24, 2025	6,993	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	March 24, 2025	6,993	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 24, 2025	40	Securities Acquired – Conversion of Dividend Equivalents into Common Stock	M
	March 24, 2025	40	Securities Disposed – Conversion of Dividend Equivalents into Common Stock	M
	March 31. 2025	413	Securities Acquired – Grant of Common Stock	A
Ann L. McDaniel	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	800	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2023	800	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	August 9, 2023	8,735	Securities Disposed – Sale of Common Stock	S
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Restricted Stock Units	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalent	A
Thomas J.	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
McInerney	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	800	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2023	800	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Common Stock	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalent	A

Glenn H. Schiffman	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	299	Securities Acquired – Grant of Common Stock	A
	September 30, 2023	319	Securities Acquired – Grant of Common Stock	A
	October 23, 2023	692	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	October 23, 2023	692	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	November 2, 2023	4,000	Securities Acquired – Purchase of Common Stock	P
	December 31, 2023	342	Securities Acquired – Grant of Common Stock	A
	March 31, 2024	345	Securities Acquired – Grant of Common Stock	A
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Common Stock	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2024	411	Securities Acquired – Grant of Common Stock	A
	September 30, 2024	330	Securities Acquired – Grant of Common Stock	A
	December 31, 2024	459	Securities Acquired – Grant of Common Stock	A
	January 21, 2025	23	Securities Acquired – Grant of Common Stock	A
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalents	A
	February 6, 2025	3,000	Securities Acquired – Purchase of Common Stock	P
	March 31. 2025	481	Securities Acquired – Grant of Common Stock	A
Pamela S. Seymon	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	800	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2023	800	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Common Stock	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalents	A
Tanny Shelburne	July 1, 2023	469	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	July 1, 2023	117	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	July 1, 2023	469	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	October 1, 2023	469	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M

October 1, 2023	123	Securities Disposed – Common Stock sold to satisfy tax obligations	S
October 1, 2023	469	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
January 1, 2024	468	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
January 1, 2024	146	Securities Disposed – Common Stock sold to satisfy tax obligations	S
January 1, 2024	468	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
March 1, 2024	15,452	Securities Acquired – Grant of Restricted Stock Units	A
March 1, 2024	3,951	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
March 1, 2024	1,126	Securities Disposed – Common Stock sold to satisfy tax obligations	S
March 1, 2024	3,951	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
April 1, 2024	469	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
April 1, 2024	120	Securities Disposed – Common Stock sold to satisfy tax obligations	S
April 1, 2024	469	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
June 1, 2024	987	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
June 1, 2024	239	Securities Disposed – Common Stock sold to satisfy tax obligations	S
June 1, 2024	987	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
July 1, 2024	469	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
July 1, 2024	120	Securities Disposed – Common Stock sold to satisfy tax obligations	S
July 1, 2024	469	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
September 1, 2024	986	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
September 1, 2024	242	Securities Disposed – Common Stock sold to satisfy tax obligations	S
September 1, 2024	986	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
October 1, 2024	469	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
October 1, 2024	115	Securities Disposed – Common Stock sold to satisfy tax obligations	S
October 1, 2024	469	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
December 1, 2024	987	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
December 1, 2024	241	Securities Disposed – Common Stock sold to satisfy tax obligations	S
December 1, 2024	987	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
January 1, 2025	468	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
January 1, 2025	140	Securities Disposed – Common Stock sold to satisfy tax obligations	S
January 1, 2025	468	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
January 21, 2025	89	Securities Acquired – Grant of Dividend Equivalents	A
March 1, 2025	5,154	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
March 1, 2025	1,427	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
March 1, 2025	5,154	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
March 1, 2025	987	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
March 1, 2025	241	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
March 1, 2025	987	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
March 1, 2025	29	Securities Disposed – Conversion of Dividend Equivalents into Common Stock	M
March 1, 2025	29	Securities Acquired – Conversion of Dividend Equivalents into Common Stock	M

	March 1, 2025	20,667	Securities Acquired – Grant of Restricted Stock Units	A
	April 1, 2025	469	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	April 1, 2025	115	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
	April 1, 2025	469	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
Alan G. Spoon	June 8, 2023	2,953	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 8, 2023	2,953	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2023	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2023	6,088	Securities Acquired – Grant of Restricted Stock Units	A
	June 30, 2023	800	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 30, 2023	800	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 15, 2024	585	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 21, 2024	8,061	Securities Acquired – Grant of Common Stock	A
	June 22, 2024	6,088	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 22, 2024	6,088	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 21, 2025	46	Securities Acquired – Grant of Dividend Equivalents	A
Steven Bailey	June 1, 2023	383	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 1, 2023	90	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	June 1, 2023	383	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	September 1, 2023	384	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	September 1, 2023	97	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	September 1, 2023	384	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	December 1, 2023	384	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	December 1, 2023	97	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	December 1, 2023	384	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	February 19, 2024	743	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	February 19, 2024	233	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	February 19, 2024	743	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	February 23, 2024	1,377	Securities Disposed – Sale of Common Stock	S
	March 1, 2024	21,499	Securities Acquired – Grant of Restricted Stock Units	A
	March 1, 2024	5,498	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2024	1,487	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	March 1, 2024	5,498	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2024	384	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2024	97	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	March 1, 2024	384	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 6, 2024	4,298	Securities Disposed – Sale of Common Stock	S
	June 1, 2024	1,372	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 1, 2024	509	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	June 1, 2024	1,372	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	June 1, 2024	383	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	June 1, 2024	143	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	June 1, 2024	383	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M

	August 1, 2024	1,103	Securities Disposed – Sale of Common Stock	S
	September 1, 2024	1,373	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	September 1, 2024	516	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	September 1, 2024	1,373	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	September 1, 2024	384	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	September 1, 2024	145	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	September 1, 2024	384	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	December 1, 2024	1,373	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	December 1, 2024	513	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	December 1, 2024	1,373	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	December 1, 2024	384	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	December 1, 2024	144	Securities Disposed – Common Stock sold to satisfy tax obligations	S
	December 1, 2024	384	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	January 24, 2025	12	Securities Acquired – Purchase of Common Stock	P
	February 19, 2025	744	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	February 19, 2025	318	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
	February 19, 2025	744	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	55,358	Securities Acquired – Grant of Performance-Based Restricted Stock Units	A
	March 1, 2025	55,358	Securities Acquired – Grant of Restricted Stock Units	A
	March 1, 2025	383	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	383	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	144	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
	March 1, 2025	1,373	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	1,373	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	513	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
	March 1, 2025	7,172	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	7,172	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 1, 2025	41	Securities Acquired – Conversion of Dividend Equivalents into Common Stock	M
	March 1, 2025	41	Securities Disposed – Conversion of Dividend Equivalents into Common Stock	M
	March 1, 2025	2,825	Securities Disposed – Common Stock withheld to satisfy tax obligations	F
Spencer Rascoff	March 24, 2024	6,993	Securities Acquired – Grant of Restricted Stock Units	A
	January 21, 2025	40	Securities Acquired – Grant of Dividend Equivalents	A
	February 6, 2025	59,560	Securities Acquired – Purchase of Common Stock	P
	March 1, 2025	214,285	Securities Acquired – Grant of Restricted Stock Units	A
	March 1, 2025	892,857	Securities Acquired – Grant of Performance-Based Restricted Stock Units	A
	March 1, 2025	321,428	Securities Acquired – Grant of Performance-Based Restricted Stock Units	A
	March 24, 2025	6,993	Securities Acquired – Conversion of Restricted Stock Units into Common Stock	M

	March 24, 2025	6,993	Securities Disposed – Conversion of Restricted Stock Units into Common Stock	M
	March 24, 2025	40	Securities Acquired – Conversion of Dividend Equivalents into Common Stock	M
	March 24, 2025	40	Securities Disposed – Conversion of Dividend Equivalents into Common Stock	M
Sean Edgett	October 1, 2024	68,418	Securities Acquired – Grant of Restricted Stock Units	A
	October 1, 2024	68,418	Securities Acquired – Grant of Performance-Based Restricted Stock Units	A
	January 21, 2025	397	Securities Acquired – Grant of Dividend Equivalents	A
	March 1, 2025	22,143	Securities Acquired – Grant of Restricted Stock Units	A
	March 1, 2025	22,143	Securities Acquired – Grant of Performance-Based Restricted Stock Units	A
* Transaction Codes:
P: Open market or private purchase of securities
S: Open market or private sale of securities
A: Grant, award, or other acquisition of securities from the company
F: Payment of exercise price or tax liability by delivering or withholding securities
M: Exercise or conversion of derivative security
Miscellaneous Information Concerning Participants
Other than as set forth in this Appendix B or this Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2025 Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix B or this Proxy Statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.
Other than as set forth in this Appendix B or this Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

APPENDIX C-1
The proposed amendments to our full Certificate of Incorporation related to Proposal 5 are shown below. Additions are indicated by underlining and deletions are indicated by strike-outs.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
~~IAC/INTERACTIVECORP~~
MATCH GROUP, INC.

~~IAC/InterActiveCorp~~ Match Group, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.The name of the corporation is: ~~IAC/InterActiveCorp~~ Match Group, Inc. ~~IAC/InterActiveCorp~~ Match Group, Inc. was originally incorporated under the name Silver King Broadcasting Company, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1986.

2.Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly approved by the Board of Directors and stockholders of the Corporation.

3.Pursuant to Section 245 of the General Corporation Law, this Second Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Restated Certificate of Incorporation of the Corporation.

4.The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

Article I

The name of the Corporation is Match Group, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

Article IV

~~Without further action of the Corporation or any stockholder, each share of “Class M Common Stock” of the Corporation shall hereby be designated Common Stock, and to the extent necessary to effect such designation, upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the “Reclassification Effective Time”), each one share of Class M Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time shall be and hereby is automatically reclassified as and changed (without any further act) into one share of Common Stock, $0.001 par value of the Corporation. Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Class M Common Stock, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Class M Common Stock represented by such certificate shall have been reclassified.~~

C-1-1

The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares, $0.001 par value per share, of common stock (“Common Stock”) and one hundred million (100,000,000) shares, $0.01 par value per share, of preferred stock (“Preferred Stock”).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A. COMMON STOCK

1.Subject to the right of the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

2.In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of any Preferred Stock have been satisfied.

3.Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation (as defined below) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

B. PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Pursuant to subsection 242(b) of the General Corporation Law of the State of Delaware, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
Article V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

Article VI

~~For purposes of this Article VI, “Match Merger Effective Time” has the meaning given such term in that certain Transaction Agreement, dated as of December 19, 2019, by and among the Corporation, IAC Holdings, Inc., Valentine Merger Sub LLC and Match Group, Inc.~~

A. NUMBER OF DIRECTORS

Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time, by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
C-1-2

B. ELECTION OF DIRECTORS

1.Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances:

(1) Commencing with the election of directors at the 2026 annual meeting of stockholders, there shall be two classes of directors: (i) the directors in the class elected at the 2024 annual meeting of stockholders and having a term that expires at the 2027 annual meeting of stockholders, and (ii) the directors in the class elected at the 2025 annual meeting of stockholders and having a term that expires at the 2028 annual meeting of stockholders. Directors elected at the 2026 annual meeting of stockholders shall be elected for a one-year term expiring at the 2027 annual meeting of stockholders.

(2) Commencing with the election of directors at the 2027 annual meeting of stockholders, there shall be one class of directors: those directors elected at the 2025 annual meeting of stockholders and having a term that expires at the 2028 annual meeting of stockholders. Directors elected at the 2027 annual meeting of stockholders shall be elected for a one-year term expiring at the 2028 annual meeting of stockholders.

(3) From and after the election of directors at the 2028 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2028 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.

~~Upon~~ Until the ~~Match Merger Effective Time, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the Whole Board. At each~~2028 annual meeting of stockholders ~~following the Match Merger Effective Time, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created; provided, however, that (x) directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting after such classification first becomes effective, (y) directors initially designated as Class II directors shall serve for a term ending on the date of the second annual meeting after such classification first becomes effective and (z) directors initially designated as Class III directors shall serve for a term ending on the date of the third annual meeting after such classification first becomes effective; and provided, further, however, that directors who may be elected by the holders of any series of Preferred Stock shall serve terms governed by the terms of such series of Preferred Stock. The~~, the Board of Directors is authorized to assign any members of the Board of Directors ~~already in office to such~~ to their respective classes ~~at the time such classification becomes effective~~. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, and until the conclusion of the 2026 annual meeting of stockholders, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

2.There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

C. VACANCIES

Subject to the rights of the holders of any series of Preferred Stock then outstanding, ~~following the Match Merger Effective Time,~~ vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board of Directors, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders)~~, and each person so chosen shall hold office for a term expiring at the~~. A director appointed to fill a vacancy resulting from death, resignation, removal or otherwise shall be elected for the unexpired term of such director’s predecessor in office. A director appointed to fill a newly created directorship
C-1-3

resulting from an increase in the number of directors shall hold office until the next election of the class to which such director shall have been appointed, and following the conclusion of the 2028 annual meeting of stockholders ~~at which~~, the ~~term of office of the class to which they have been chosen expires, with each~~ next annual meeting of stockholders, or until such director’s ~~to hold office until his or her~~ successor shall have been duly elected and qualified or until such director’s earlier death, resignation, removal or otherwise.

D. REMOVAL

~~Subject~~ From and after the 2026 annual meeting of stockholders, and subject to the rights of the holders of any series of Preferred Stock then outstanding, ~~following the Match Merger Effective Time, no director~~ any director elected to a one-year term may be removed either with or without cause by the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class. All other directors may be removed from office by the stockholders ~~except~~ only for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

E. PREFERRED STOCK DIRECTORS

Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be subject to the provisions of this Article VI.

Article VII

The Corporation is to have perpetual existence.

Article VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.

Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

Article IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

C-1-4

Article X
Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article XII
Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and such action may not be taken by written consent of the stockholders.

Article XIII

A. COMPETITION AND CORPORATE OPPORTUNITIES

Subject to any express agreement that may from time to time be in effect, to the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC, shall not be prohibited from communicating or offering any Dual Opportunity to New IAC, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC or (ii) the communication or offer to New IAC of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than New IAC and the Dual Role Person does not pursue the Dual Opportunity individually.

B. CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between New IAC or any of its Affiliated Companies on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C. CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to New IAC, any Person controlled by New IAC.

C-1-5

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both New IAC or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and New IAC.

“New IAC” means IAC Holdings, Inc. and any of its successors.

“Person” means (i) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (ii) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

D. TERMINATION

The provisions of this Article XIII shall have no further force or effect at such time that none of the directors and/or officers of New IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and New IAC or an Affiliated Company, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E. DEEMED NOTICE

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F. SEVERABILITY

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

IN WITNESS WHEREOF, ~~IAC/InterActiveCorp~~ Match Group, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this ~~9th~~[ ] day of ~~August~~[ ], ~~2005~~2025.

~~IAC/INTERACTIVECORP~~
Match Group, Inc.

By :     ____________________
Name:     [ ]
Title:     [ ]
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APPENDIX C-2

The below proposed amendments to our Certificate of Incorporation would be filed with the Secretary of State of the State of Delaware if Proposal 5 is not approved by our stockholders. Additions are indicated by underlining and deletions are indicated by strike-outs.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

~~IAC/INTERACTIVECORP~~
MATCH GROUP, INC.

~~IAC/InterActiveCorp~~ Match Group, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.The name of the corporation is: ~~IAC/InterActiveCorp~~ Match Group, Inc. ~~IAC/InterActiveCorp~~ Match Group, Inc. was originally incorporated under the name Silver King Broadcasting Company, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1986.

2.Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly approved by the Board of Directors and stockholders of the Corporation.

3.Pursuant to Section 245 of the General Corporation Law, this Second Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Restated Certificate of Incorporation of the Corporation.

4.The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

Article I

The name of the Corporation is Match Group, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

Article IV
 ~~Without further action of the Corporation or any stockholder, each share of “Class M Common Stock” of the Corporation shall hereby be designated Common Stock, and to the extent necessary to effect such designation, upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the “Reclassification Effective Time”), each one share of Class M Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time shall be and hereby is automatically reclassified as and changed (without any further act) into one share of Common Stock, $0.001 par value of the Corporation. Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Class M Common Stock, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Class M Common Stock represented by such certificate shall have been reclassified.~~
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The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares, $0.001 par value per share, of common stock (“Common Stock”) and one hundred million (100,000,000) shares, $0.01 par value per share, of preferred stock (“Preferred Stock”).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A. COMMON STOCK

1.Subject to the right of the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

2.In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of any Preferred Stock have been satisfied.

3.Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation (as defined below) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

B. PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Pursuant to subsection 242(b) of the General Corporation Law of the State of Delaware, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
Article V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

Article VI

~~For purposes of this Article VI, “Match Merger Effective Time” has the meaning given such term in that certain Transaction Agreement, dated as of December 19, 2019, by and among the Corporation, IAC Holdings, Inc., Valentine Merger Sub LLC and Match Group, Inc.~~

A. NUMBER OF DIRECTORS

Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time, by the affirmative vote of a majority of the Whole Board. For
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purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

B. ELECTION OF DIRECTORS

1.~~Upon the Match Merger Effective Time, the~~ The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the Whole Board. At each annual meeting of stockholders ~~following the Match Merger Effective Time~~, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created; provided, however, that (x) directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting after such classification first becomes effective, (y) directors initially designated as Class II directors shall serve for a term ending on the date of the second annual meeting after such classification first becomes effective and (z) directors initially designated as Class III directors shall serve for a term ending on the date of the third annual meeting after such classification first becomes effective; and provided, further, however, that directors who may be elected by the holders of any series of Preferred Stock shall serve terms governed by the terms of such series of Preferred Stock. The Board of Directors is authorized to assign any members of the Board of Directors ~~already in office to such~~ to their respective classes ~~at the time such classification becomes effective~~. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

2.There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

C. VACANCIES

Subject to the rights of the holders of any series of Preferred Stock then outstanding, ~~following the Match Merger Effective Time,~~ vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board of Directors, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders), and each person so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, with each such director to hold office until his or her successor shall have been duly elected and qualified.

D. REMOVAL

Subject to the rights of the holders of any series of Preferred Stock then outstanding, ~~following the Match Merger Effective Time,~~ no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

E. PREFERRED STOCK DIRECTORS

Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be subject to the provisions of this Article VI.

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Article VII

The Corporation is to have perpetual existence.

Article VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.

Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

Article IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

Article X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article XII
Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and such action may not be taken by written consent of the stockholders.

Article XIII

A. COMPETITION AND CORPORATE OPPORTUNITIES

Subject to any express agreement that may from time to time be in effect, to the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the
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Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC, shall not be prohibited from communicating or offering any Dual Opportunity to New IAC, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC or (ii) the communication or offer to New IAC of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than New IAC and the Dual Role Person does not pursue the Dual Opportunity individually.

B. CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between New IAC or any of its Affiliated Companies on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C. CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to New IAC, any Person controlled by New IAC.

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both New IAC or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and New IAC.

“New IAC” means IAC Holdings, Inc. and any of its successors.

“Person” means (i) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (ii) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

D. TERMINATION

The provisions of this Article XIII shall have no further force or effect at such time that none of the directors and/or officers of New IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and New IAC or an Affiliated Company, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E. DEEMED NOTICE

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.
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F. SEVERABILITY

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

IN WITNESS WHEREOF, ~~IAC/InterActiveCorp~~ Match Group, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this ~~9th~~[ ] day of ~~August~~[ ], ~~2005~~2025.

~~IIAC/INTERACTIVECORP~~
Match Group, Inc.

By :     ____________________
Name:     [ ]
Title:     [ ]

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APPENDIX C-3

PROPOSED SECOND AMENDED AND RESTATED THE CERTIFICATE OF INCORPORATION

The full text of our Amended and Restated Certificate of Incorporation that would be filed with the Secretary of State of the State of Delaware in the event that Proposal 5 is approved is set forth below.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MATCH GROUP, INC.

Match Group, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.The name of the corporation is: Match Group, Inc. Match Group, Inc. was originally incorporated under the name Silver King Broadcasting Company, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1986.

2.Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly approved by the Board of Directors and stockholders of the Corporation.

3.Pursuant to Section 245 of the General Corporation Law, this Second Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Restated Certificate of Incorporation of the Corporation.

4.The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

Article I

The name of the Corporation is Match Group, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

Article IV

The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares, $0.001 par value per share, of common stock (“Common Stock”) and one hundred million (100,000,000) shares, $0.01 par value per share, of preferred stock (“Preferred Stock”).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

C-3-1

A. COMMON STOCK

1.Subject to the right of the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends if, as and when declared from time to time by the Board of Directors.

1.In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of any Preferred Stock have been satisfied.

1.Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation (as defined below) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

B. PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Pursuant to subsection 242(b) of the General Corporation Law of the State of Delaware, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
Article V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

Article VI

A. NUMBER OF DIRECTORS

Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time, by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

B. ELECTION OF DIRECTORS

1.Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances:

(1) Commencing with the election of directors at the 2026 annual meeting of stockholders, there shall be two classes of directors: (i) the directors in the class elected at the 2024 annual meeting of stockholders and having a term that expires at the 2027 annual meeting of stockholders, and (ii) the directors in the class elected at the 2025 annual meeting of stockholders and having a term that expires at the 2028 annual meeting of
C-3-2

stockholders. Directors elected at the 2026 annual meeting of stockholders shall be elected for a one-year term expiring at the 2027 annual meeting of stockholders.

(2) Commencing with the election of directors at the 2027 annual meeting of stockholders, there shall be one class of directors: those directors elected at the 2025 annual meeting of stockholders and having a term that expires at the 2028 annual meeting of stockholders. Directors elected at the 2027 annual meeting of stockholders shall be elected for a one-year term expiring at the 2028 annual meeting of stockholders.

(3) From and after the election of directors at the 2028 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2028 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.

Until the 2028 annual meeting of stockholders, the Board of Directors is authorized to assign any members of the Board of Directors to their respective classes. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, and until the conclusion of the 2026 annual meeting of stockholders, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

2.There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

C. VACANCIES

Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board of Directors, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders). A director appointed to fill a vacancy resulting from death, resignation, removal or otherwise shall be elected for the unexpired term of such director’s predecessor in office. A director appointed to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been appointed, and following the conclusion of the 2028 annual meeting of stockholders, the next annual meeting of stockholders, or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, removal or otherwise.

D. REMOVAL

From and after the 2026 annual meeting of stockholders, and subject to the rights of the holders of any series of Preferred Stock then outstanding, any director elected to a one-year term may be removed either with or without cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class. All other directors may be removed from office by the stockholders only for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

E. PREFERRED STOCK DIRECTORS

Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be subject to the provisions of this Article VI.

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Article VII

The Corporation is to have perpetual existence.

Article VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.

Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

Article IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

Article X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article XII
Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and such action may not be taken by written consent of the stockholders.

Article XIII

A. COMPETITION AND CORPORATE OPPORTUNITIES

Subject to any express agreement that may from time to time be in effect, to the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the
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Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC, shall not be prohibited from communicating or offering any Dual Opportunity to New IAC, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to New IAC or (ii) the communication or offer to New IAC of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than New IAC and the Dual Role Person does not pursue the Dual Opportunity individually.

B. CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between New IAC or any of its Affiliated Companies on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C. CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to New IAC, any Person controlled by New IAC.

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both New IAC or its Affiliated Companies, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and New IAC.

“New IAC” means IAC Holdings, Inc. and any of its successors.

“Person” means (i) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (ii) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

D. TERMINATION

The provisions of this Article XIII shall have no further force or effect at such time that none of the directors and/or officers of New IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and New IAC or an Affiliated Company, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E. DEEMED NOTICE

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

C-3-5

F. SEVERABILITY

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

IN WITNESS WHEREOF, Match Group, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this [ ] day of [ ], 2025.

Match Group, Inc.

By :     ____________________
Name:     [ ]
Title:     [ ]
C-3-6

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION
THIS IS THE WHITE PROXY CARD

PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE WHITE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Match Group, Inc.
Annual Meeting of Stockholders [•], [•] Eastern Time
This WHITE proxy is solicited by the Board of Directors

WHITE PROXY

The undersigned stockholder of Match Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints each of Sean Edgett, Philip D. Eigenmann and Francisco J. Villamar, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Match Group, Inc. to be held on [•], [•], at [•], Eastern Time. The Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting [•] and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF MATCH GROUP, INC. AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE BOARD OF DIRECTORS OF MATCH GROUP, INC. RECOMMENDS THAT YOU VOTE "FOR" ONLY THE THREE (3) COMPANY NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 and 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

Match GROUP, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Match Group, Inc. Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

Submit your proxy by Internet

Please locate the Control Number printed below on your **WHITE** proxy card and access **www.proxyvotenow.com/[•]**. Then, simply follow the easy instructions on the voting site.

Submit your proxy by Telephone

Please locate the Control Number printed below on your **WHITE** proxy card and call toll-free in the U.S. or Canada at [•] on a touch-tone telephone (if outside the U.S. or Canada, call [•]). Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the proxyholder(s) to vote your shares in the same manner as if you had completed, signed, dated and returned a proxy card.

Submit your proxy by Mail

If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the **WHITE** proxy card in the enclosed postage-paid envelope to: [•].

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE WHITE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X Please mark vote as in this sample

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors recommends you vote FOR ONLY the following three (3) Company Recommended Nominees:

Company RECOMMENDED Nominees

Nominee	FOR	WITHHOLD
1a. Stephen Bailey	☐	☐
1b. Melissa Brenner	☐	☐
1c. Alan G. Spoon	☐	☐

Anson Fund Nominees OPPOSED by the Company:

Nominee	FOR	WITHHOLD
1d. Funmibi (Fumbi) Chima	☐	☐
1e. Laura Lee	☐	☐
1f. Kelley Morrell	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Proposal	FOR	AGAINST	ABSTAIN
2. To approve a non-binding advisory resolution on executive compensation.	☐	☐	☐
3. To approve the Match Group, Inc. Amended and Restated 2024 Stock and Annual Incentive Plan.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as Match Group, Inc.'s independent registered public accounting firm for 2025.	☐	☐	☐
5. To approve an amendment to the Certificate of Incorporation to declassify the Board of Directors	☐	☐	☐
6. To approve a stockholder proposal requesting declassification of the Board of Directors, if properly presented	☐	☐	☐

Date:____________________, 2025

Signature

Signature (Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.